                                                                    EXHIBIT 10.2

                                                               EXECUTION VERSION

                                    AGREEMENT

                               DATED 13 JULY, 2006

                                 US$250,000,000

                                 CREDIT FACILITY

                                       FOR

                               UTI WORLDWIDE INC.

                                   ARRANGED BY

                               ABN AMRO BANK N.V.

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION

                                      with

                   ABN AMRO BANK N.V. as Global Facility Agent

                                       and

 NEDBANK CAPITAL, a division of NEDBANK LIMITED as South African Facility Agent

                              (ALLEN & OVERY LOGO)

                                ALLEN & OVERY LLP

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.       Interpretation..................................................      1
2.       Facilities......................................................     23
3.       Purpose.........................................................     23
4.       Conditions Precedent............................................     24
5.       Utilisation.....................................................     25
6.       Utilisation - Swingline Loans...................................     27
7.       Swingline Loans.................................................     28
8.       Utilisation - Letters of Credit.................................     30
9.       Letters of Credit...............................................     33
10.      Optional Currencies.............................................     38
11.      Repayment.......................................................     40
12.      Prepayment and Cancellation.....................................     40
13.      Interest........................................................     48
14.      Terms...........................................................     50
15.      Market Disruption...............................................     51
16.      Taxes...........................................................     52
17.      Increased Costs.................................................     55
18.      Mitigation......................................................     56
19.      Payments........................................................     57
20.      Guarantee and Indemnity - Global Facility.......................     61
21.      Guarantee and Indemnity - South African Facility................     68
22.      Representations and Warranties..................................     71
23.      Information Covenants...........................................     79
24.      Financial Covenants.............................................     82
25.      General Covenants...............................................     87
26.      Default.........................................................    101
27.      South African Cession...........................................    107
28.      The Administrative Parties......................................    110
29.      Evidence and Calculations.......................................    116
30.      Fees............................................................    116
31.      Indemnities and Break Costs.....................................    117
32.      Expenses........................................................    119
33.      Amendments and Waivers..........................................    120
34.      Changes to the Parties..........................................    122
35.      Disclosure of Information.......................................    128
36.      Set-off.........................................................    129
37.      Pro rata Sharing - Global Facility..............................    129
38.      Pro rata Sharing - South African Facility.......................    129
39.      Severability....................................................    132
40.      Counterparts....................................................    132
41.      Notices.........................................................    132
42.      Language........................................................    135
43.      Governing Law...................................................    136
44.      Enforcement.....................................................    136
45.      Formalities.....................................................    137
46.      USA Patriot Act.................................................    138
47.      Complete Agreement..............................................    138


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

THIS AGREEMENT is dated 13 July, 2006

BETWEEN:

(1) UTI WORLDWIDE INC. an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the COMPANY);

(2) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original borrowers under the Global Facility (in this capacity the ORIGINAL GLOBAL BORROWERS);

(3) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original borrowers under the South African Facility (in this capacity the ORIGINAL SOUTH AFRICAN BORROWERS);

(4) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original guarantors of the Global Facility (in this capacity the ORIGINAL GLOBAL GUARANTORS);

(5) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original guarantors of the South African Facility (in this capacity the ORIGINAL SOUTH AFRICAN GUARANTORS);

(6) ABN AMRO BANK N.V. AND LASALLE BANK NATIONAL ASSOCIATION as mandated lead arrangers (in this capacity the MANDATED LEAD ARRANGERS);

(7) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the ORIGINAL LENDERS);

(8) ABN AMRO BANK N.V., LONDON BRANCH as issuing bank under the Global Facility (in this capacity the GLOBAL ISSUING BANK);

(9) NEDBANK CORPORATE, a division of NEDBANK LIMITED as issuing bank under the South African Facility (in this capacity the SOUTH AFRICAN ISSUING BANK);

(10) LASALLE BANK NATIONAL ASSOCIATION as swingline agent (in this capacity the SWINGLINE AGENT);

(11) ABN AMRO BANK N.V. as global facility agent (in this capacity the GLOBAL FACILITY AGENT);

(12) NEDBANK CAPITAL, a division of NEDBANK LIMITED as South African facility agent (in this capacity the SOUTH AFRICAN FACILITY AGENT); and

(13) ABN AMRO BANK N.V. as coordinating facility agent (in this capacity the COORDINATING FACILITY AGENT).

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     ACCESSION AGREEMENT means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement), with such amendments as the relevant Facility Agent and the Company may agree.

     ADDITIONAL BORROWER means a member of the Group which becomes a Borrower after the date of this Agreement.

     ADDITIONAL GUARANTOR means a member of the Group which becomes a Guarantor after the date of this Agreement.

     ADDITIONAL OBLIGOR means an Additional Borrower or an Additional Guarantor.

     ADMINISTRATIVE PARTY means a Mandated Lead Arranger, an Issuing Bank, the Swingline Agent or a Facility Agent.

     AFFILIATE means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     AGENT means a Facility Agent or the Swingline Agent.

     APPROVED LETTER OF CREDIT BENEFICIARY means, in respect of a Letter of
     Credit:

     (a) any Lender or Affiliate of a Lender which is the provider of a Local Working Capital Facility;

     (b) in respect of a Letter of Credit which is not being issued in support of a Local Working Capital Facility, any person existing in any OECD Member State or any country in which, as at the date of this Agreement, a member of the Group is incorporated and carrying on business; or

     (c) any other beneficiary approved by the Lenders under the relevant Facility.

     AVAILABILITY PERIOD means the period from and including the date of this Agreement to and including the Final Maturity Date.

     BORROWER means a Global Borrower or a South African Borrower.

     BORROWER'S TAX JURISDICTION means the jurisdiction in which a Borrower is resident for Tax purposes.

     BREAK COSTS means the amount (if any) which a Lender is entitled to receive under Clause 31.4 (Break Costs).

     BUSINESS DAY means a Global Business Day or a South African Business Day as the context requires.

     CAPITAL LEASE means, with respect to any person, any lease of (or other agreement conveying the right to use) any real or personal property by such person that, in conformity with generally accepted accounting principles in the jurisdiction of that person or US GAAP, is accounted for as a capital lease on the balance sheet of such person.

     CASH OR CASH EQUIVALENTS means, at any time:

     (a)  cash in hand or on deposit with any acceptable bank;

     (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

     (c) any investment in marketable obligations issued or guaranteed by the government of the United States of America, the U.K. or any member state of the European Economic Area or by an instrumentality or agency of any of them having an equivalent credit rating which:

          (i) matures within one year after the date of the relevant calculation; and

          (ii) is not convertible to any other security;

     (d)  open market commercial paper not convertible to any other security:

          (i)  for which a recognised trading market exists;

          (ii) issued in the United States of America, the U.K. or any member state of the European Economic Area;

          (iii) which matures within one year after the relevant date of calculation; and

          (iv) which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody's, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

     (e) Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank (or any dematerialised equivalent);

     (f)  investments accessible within 30 days in money market funds which:

          (i) have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody's; and

          (ii) invest substantially all their assets in securities of the types described in paragraphs (b) to (e) above; or

     (g)  any other debt, security or investment approved by the Majority
          Lenders,

     in each case, to which any member of the Group is beneficially entitled at that time. For this purpose an ACCEPTABLE BANK is a commercial bank or trust company, which is either a Lender or an Affiliate of a Lender, or which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term unsecured and non-credit enhanced debt obligations or has been approved by the Majority Lenders.

     CASS means Cargo Settlement Systems of Cargo Network Services Corp, a subsidiary of International Air Transport Association.

     CESSION IN SECURITY AGREEMENT means the cession in security agreement between Pyramid Freight. South Africa and the South African Facility Agent to secure the obligations of the South African Obligors under the South African Facility.

     CASS AGREEMENT means the Cargo Agency and Authorized Intermediary Agreement, dated 31 December, 2001 between CASS and UTi, United States, Inc.

     CHICAGO BUSINESS DAY has the meaning given to it in Subclause 6.1
     (General).

     CODE means the United States Internal Revenue Code of 1986 as amended from time to time.

     COMMITMENT means a Commitment, as so designated, of a Lender under a particular Facility.

     COMPLIANCE CERTIFICATE means a certificate substantially in the form of
     Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

     CONTROLLED GROUP means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any member of the Group, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     CREDIT means a Loan or a Letter of Credit.

     CUSTOMS GUARANTEE means customs (or similar) guarantee issued in South Africa or Canada.

     DEFAULT means:

     (a)  an Event of Default; or

     (b) an event or circumstance which may be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

     DUTCH BORROWER means a Global Borrower incorporated in the Netherlands.

     DUTCH OBLIGOR means an Obligor incorporated in the Netherlands.

     DUTCH BANKING ACT means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht Kredietwezen 1992).

     DUTCH CIVIL CODE means the Burgerlijk Wetboek.

     DUTCH EXEMPTION REGULATION means the Exemption Regulation of the Minister of Finance (Vrijstellingsregeling WtK 1992).

     ENVIRONMENTAL APPROVAL means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group.

     ENVIRONMENTAL CLAIM means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

     ENVIRONMENTAL LAW means any applicable law or regulation which relates to:

     (a)  the pollution or protection of the environment;

     (b)  the harm to or the protection of human health;

     (c)  the conditions of the workplace; or

     (d) any emission or substance capable of causing harm to any living organism or the environment.

     ERISA means the United States Employee Retirement Income Security Act of 1974 as amended from time to time and the regulations promulgated and the rulings issued thereunder.

     EURIBOR means for a Term of any Loan or overdue amount denominated in euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

     EURO means the single currency of the Participating Member States.

     EVENT OF DEFAULT means an event specified as such in Clause 26 (Default).

     EXEMPT LENDER means, in relation to a Borrower, a Lender which is (otherwise than by reason of being a Treaty Lender or a U.K. Lender) able to receive interest from that Borrower without a Tax Deduction imposed by the relevant Borrower's Tax Jurisdiction.

     FACILITY means the Global Facility or the South African Facility.

     FACILITY AGENT means the Global Facility Agent, the South African Facility Agent or the Coordinating Facility Agent.

     FACILITY OFFICE means the office(s) notified by a Lender to the Facility Agent under the Facility under which that Lender is participating:

     (a)  on or before the date it becomes a Lender; or

     (b)  by not less than five relevant Business Days' notice,

     as the office(s) through which it will perform its obligations under this Agreement.

     FEE LETTER means any letter entered into by reference to this Agreement between one or more Administrative Parties and an Obligor setting out the amount of certain fees referred to in this Agreement.

     FINAL MATURITY DATE means the third anniversary of the date of this Agreement.

     FINANCE DOCUMENT means:

     (a)  this Agreement;

     (b)  the Cession in Security Agreement;

     (c)  a Fee Letter;

     (d)  the Mandate Letter;

     (e)  a Transfer Certificate;

     (f)  an Accession Agreement;

     (g)  a Resignation Request; or

     (h) any other document designated as such by the Coordinating Facility Agent and the Company.

     FINANCE PARTY means a Lender or an Administrative Party.

     FINANCIAL INDEBTEDNESS means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b)  any acceptance credit (including any dematerialised equivalent);

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d)  any redeemable preference share;

     (e) any agreement treated as a finance lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company or a Capital Lease;

     (f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (g) the acquisition cost of any asset or service to the extent payable after its acquisition or possession by the party liable where the advance or deferred payment:

          (i) is arranged primarily as a method of raising finance or financing the acquisition of that asset or the construction of that asset; or

          (ii) involves a period of more than six months before or after the date of acquisition or supply;

     (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

     (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

     (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

     (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

     FITCH means Fitch Ratings Limited or any successor to its rating business.

     FRENCH OBLIGOR means an Obligor incorporated in France.

     GLOBAL FACILITY means the revolving credit facility made available to each Global Borrower and referred to in Subclause 2.1 (Global Facility).

     GLOBAL BORROWER means the Company, an Original Global Borrower or an Additional Borrower who accedes as a borrower under the Global Facility.

     GLOBAL BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in Chicago and London and:

     (a) if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

     (b) if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

     GLOBAL FACILITY COMMITMENT means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading GLOBAL FACILITY COMMITMENTS and the amount of any other Global Facility Commitment it acquires; and

     (b) for any other Lender, the amount of any Global Facility Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     GLOBAL GROUP means the Company and its Subsidiaries (but excluding Pyramid Freight, South Africa and any South African Subsidiary).

     GLOBAL GUARANTOR means an Original Global Guarantor (provided that Pyramid Freight BVI is only a Global Guarantor in respect of its assets that are not located in South Africa) or an Additional Guarantor who accedes as a guarantor of the Global Facility.

     GLOBAL LENDER means, at any time, each of the Lenders under the Global Facility.

     GLOBAL LETTER OF CREDIT means a Letter of Credit issued by the Global Issuing Bank under the Global Facility.

     GLOBAL LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement under the Global Facility or the principal amount outstanding of that borrowing.

     GLOBAL MAJORITY LENDERS means, at any time, Lenders under the Global
     Facility:

     (a) whose share in the outstanding Credits under the Global Facility and whose undrawn Global Facility Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Credits under the Global Facility and the undrawn Global Facility Commitments of all the Lenders;

     (b) if there is no Credit under the Global Facility then outstanding, whose undrawn Global Facility Commitments then aggregate 66 2/3 per cent. or more of the Total Global Facility Commitments; or

     (c) if there is no Credit under the Global Facility then outstanding and the Total Global Facility Commitments have been reduced to zero, whose Global Facility Commitments aggregated 66 2/3 per cent. or more of the Total Global Commitments immediately before the reduction.

     GROUP means the Company and its Subsidiaries.

     GUARANTOR means a Global Guarantor or a South African Guarantor.

     HOLDING COMPANY of any other person, means a company in respect of which that other person is a Subsidiary.

     IBOR means JIBAR, LIBOR or EURIBOR.

     INCREASED COST means:

     (a)  an additional or increased cost;

     (b) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; or

     (c)  a reduction of an amount due and payable under any Finance Document,

     which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document except to the extent that it is attributable to the wilful misconduct or gross negligence of such Finance Party.

     ISSUING BANK means the Global Issuing Bank or the South African Issuing
     Bank.

     JIBAR means for a Term of any Loan or overdue amount denominated in South African Rand:

     (a)  the applicable Screen Rate; or

     (b) if no such rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the South African Facility Agent at its request quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11.00 a.m. Johannesburg time on the Rate Fixing Day for the offering of deposits in South African Rand for a period comparable to that Term.

     JOINT VENTURE means any joint venture entity, partnership or similar person, the ownership of or other interest in which does not require any member of the Group to consolidate the results of such person with their own as a Subsidiary.

     LENDER means:

     (a)  an Original Lender; or

     (b)  any person which becomes a Lender after the date of this Agreement.

     LENDER REGULATORY COSTS means the holding costs of all liquid assets and other reserving costs incurred by a Lender under the South African Banks Act 1990 and regulations thereunder attributable to the South African Loan for each Term as quoted on the first day of each Term by that Lender's treasury department and expressed on a nominal annual compounded monthly basis.

     LENDERS' PRO RATA PROCEEDS SHARE means, in respect of any repayment or prepayment contemplated under Subclause 12.5 (Mandatory prepayment - disposal and insurance proceeds) and as referred to in Subclause 12.6 (Payment into blocked account - Global proceeds):

     (a) if the holders of the notes under the USPP Documents have elected to accept an offer to prepay the notes under Section 8.9 (Prepayment in Connection with Sales of Assets) of the Note Purchase Agreement, an amount of the relevant net proceeds received by the members of the Group equal to the proportion that the sum of the aggregate Global Loans and Global Letters of Credit and the unutilised part of the Total Global Commitments bears to the total outstanding amount of the notes under the USPP Documents; or

     (b) if the holders of the notes under the USPP Documents have not elected to accept an offer to prepay the notes under Section 8.9 (Prepayment in Connection with Sales of Assets) of the Note Purchase Agreement, an amount equal to the relevant net proceeds received by the members of the Group.

     LETTER OF CREDIT means a letter of credit or bank guarantee with a similar purpose;

     (a) substantially in the form of Part 1 (Form of General Letter of Credit) of Schedule 9 (Form of Letter of Credit);

     (b) in the case of a letter of credit to be issued as a Customs Guarantee in South Africa, substantially in the form of Part 2 (Form of South African Customs Guarantee) of Schedule 9 (Form of Letter of Credit); or

     (c)  in any other form agreed by an Issuing Bank and a Facility Agent.

     LIBOR means for a Term of any Loan or overdue amount denominated in any currency other than euro or South African Rand:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the relevant Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. London time on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

     LOAN means a Global Loan or South African Loan.

     LOCAL WORKING CAPITAL FACILITY means any local working capital facility entered into by a member of the Group in any jurisdiction under which that member of the Group is provided with, among other things, bilateral facilities, cash overdraft, FX hedging facilities and letter of credit and/or guarantee facilities, in each case, for working capital purposes or general corporate purposes.

     MAJORITY LENDERS means, at any time, Lenders:

     (a) whose share in the outstanding Credits and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Credits and the undrawn Commitments of all the Lenders;

     (b) if there is no Credit then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

     (c) if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

     MANDATE LETTER means the appointment letter dated 7 March 2006 between the Company and the Mandated Lead Arrangers under which the Company mandated the Mandated Lead Arrangers to arrange the Facilities.

     MANDATORY COST means the percentage rate per annum calculated by a Facility Agent in accordance with Schedule 4 (Calculation of the Mandatory Cost).

     MARGIN means the rate per annum calculated in accordance with Clause 13.3 (Margin adjustments financial covenants).

     MATERIAL ADVERSE EFFECT means a material adverse change in or a material adverse effect on:

     (a) the financial condition, operations, assets, business, properties or prospects of the Group taken as a whole;

     (b) the ability of any Obligor to perform its obligations under any Finance Document;

     (c)  the validity or enforceability of any Finance Document; or

     (d)  any right or remedy of a Finance Party in respect of a Finance
          Document.

     MATURITY DATE means, for a Loan and a Letter of Credit, the last day of its Term.

     MOODY'S means Moody's Investors Service Limited or any successor to its rating business.

     MULTIEMPLOYER PENSION PLAN means a multiemployer plan, as defined in
     Section 4001(a)(3) of ERISA, to which any member of the Group or any other member of the Controlled Group may have any liability.

     NEW GLOBAL LENDER means a person who becomes a Lender under the Global Facility in accordance with the terms of this Agreement.

     NOTEHOLDER means any holder of any note issued to an investor under the USPP Documents.

     NOTE PURCHASE AGREEMENT means the note purchase agreement dated on or about the date of this Agreement between, among others, the Company as issuer, the Original Global Guarantors and the purchasers listed therein.

     OBLIGOR means a Borrower or a Guarantor.

     OECD MEMBER STATE means any member state of the Organisation for Economic Co-operation and Development.

     OPERATING LEASE means any lease of (or other agreement conveying the right to use) any real or personal property by any member of the Group, as lessee, other than any Capital Lease.

     ORIGINAL FINANCIAL STATEMENTS means the Form 10-K of the Company for the fiscal year ended 31st January, 2006.

     ORIGINAL OBLIGOR means the Company, an Original Global Borrower, an Original South African Borrower, an Original Global Guarantor or an Original South African Guarantor.

     PARTICIPATING MEMBER STATE means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

     PARTY means a party to this Agreement.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     PENSION PLAN means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any member of the Group or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     PERMITTED EARNOUT ARRANGEMENTS means each of the earnout arrangements listed in Schedule 14 (Permitted Earnout Arrangements).

     PERMITTED JOINT VENTURE has the meaning given to it in Subclause 25.19(b) (Joint Ventures).

     PERMITTED MATURITY DATE means, in respect of:

     (a) a Letter of Credit issued to the provider of a Local Working Capital Facility in respect of that Local Working Capital Facility, in circumstances where the Company has demonstrated to the Coordinating Facility Agent acting reasonably that a Lender is unable to provide the banking and/or financial services provided by that provider under that Local Working Capital Facility, any date up to and including the Final Maturity Date;

     (b) a Letter of Credit issued to the provider of a Replaceable Local Working Capital Facility in respect of that Replaceable Local Working Capital Facility, any date up to and including the date falling six months from the proposed date of issue of that Letter of Credit; or

     (c) any other Letter of Credit to be issued, any date up to and including the date falling 12 months from the proposed date of issue of that Letter of Credit.

     PROFESSIONAL MARKET PARTY means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation.

     PRO FORMA BASIS means, with respect to compliance with any obligation under Clause 24 (Financial Covenants), compliance with such obligation after giving effect to an acquisition or an investment including pro forma adjustments arising out of events which are directly attributable to that acquisition or investment, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of

     1933, as amended, and as interpreted by the Staff of the SEC using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Company which shall be reformulated as if that acquisition or investment, and any Financial Indebtedness or other liabilities incurred in connection with that acquisition or investment had been consummated or incurred, respectively, at the beginning of such period and assuming that such Financial Indebtedness bears interest during any portion of the applicable measurement period prior to the completion of that acquisition or investment at the weighted average of the interest rates applicable to outstanding Loans during such period.

     PRO FORMA COMPLIANCE means, at any date of determination of any covenant under Clause 24 (Financial Covenants), that the Company shall be in pro forma compliance with that covenant as of the last day of the most recently ended Measurement Period computed on the basis of:

     (a) balance sheet amounts as of the most recently ended Measurement Period; and

     (b) income statement amounts for the most recently completed period of four consecutive Measurement Periods,

     in each case, for which financial statements shall have been delivered to the Coordinating Facility Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination.

     PRO RATA SHARE means:

     (a) for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

     (b)  for any other purpose on a particular date:

          (i) the proportion which a Lender's share of the Credits (if any) bears to all the Credits;

          (ii) if there is no Credit outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

          (iii) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

          (iv) when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments for that Facility.

     For the purpose of sub-paragraph (iv) above, the Coordinating Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility.

     PYRAMID FREIGHT means Pyramid Freight BVI and Pyramid Freight, South
     Africa.

     PYRAMID FREIGHT BVI means Pyramid Freight (Proprietary) Limited a company incorporated with limited liability in the British Virgin Islands with company number 530960 (excluding Pyramid Freight, South Africa).

     PYRAMID FREIGHT, SOUTH AFRICA means Pyramid Freight (Proprietary) Limited, South Africa branch, a branch of Pyramid Freight BVI with company number 1987/003687/10 in respect only of its operations in South Africa.

     PYRAMID FREIGHT DEBT means a principal amount not exceeding South African Rand 898,725,000 owing by Pyramid Freight, South Africa to Pyramid Freight BVI, and any interest or other liability (actual or contingent) payable in connection with that amount.

     PYRAMID FREIGHT LOAN AGREEMENTS means the Loan Agreements as defined in the Cession in Security Agreement.

     QUALIFYING LENDER means a Lender which is:

     (a)  a U.K. Lender;

     (b)  a Treaty Lender; or

     (c)  an Exempt Lender.

     RATE FIXING DAY means:

     (a) the second Business Day under the relevant Facility before the first day of a Term for a Loan denominated in any currency (other than euro); or

     (b) the second TARGET Day before the first day of a Term for a Loan denominated in euro,

     or such other day as the relevant Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

     REFERENCE BANKS means:

     (a) in respect of the Global Facility, LaSalle Bank National Association, The Bank of New York and Bank of America, N.A. and any other bank or financial institution appointed as such by the Global Facility Agent under this Agreement; and

     (b) in respect of the South African Facility, the South African Facility Agent, [ ABN AMRO Bank N.V. and Rand Merchant Bank, a division of Firstrand Bank Limited and any other bank or financial institution appointed as such by the South African Facility Agent under this Agreement.

     REINVESTMENT BACKSTOP DATE has the meaning given to it in Clause 12 (Prepayment and Cancellation).

     RELEVANT DISTRIBUTIONS has the meaning given to it in Subclause 25.18(b)(vii) (Distributions).

     REPEATING REPRESENTATIONS means at any time the representations and warranties which are then made or deemed to be repeated under Clause 22.25 (Times for making representations and warranties).

     REPLACEABLE LOCAL WORKING CAPITAL FACILITY means a Local Working Capital Facility under which banking and/or financial services which could be provided to a member of the Group by a Lender are provided to a member of the Group by a lender who is not a Lender.

     REPORTABLE EVENT means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section

     412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

     REQUEST means a request for a Credit, substantially in the form of Schedule 3 (Form of Request) (or in the case of a request for a Letter of Credit under the Global Facility, via an online system approved by the Global Issuing Bank).

     RESIGNATION REQUEST means a letter in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Coordinating Facility Agent and the Company may agree.

     ROLLOVER CREDIT means one or more Credits under a Facility:

     (a)  to be made on the same day that:

          (i)  a maturing Credit under that Facility is due to be repaid; or

          (ii) a Borrower is obliged to pay to the relevant Facility Agent for the relevant Issuing Bank the amount of any claim under a Letter of Credit;

     (b)  the aggregate amount of which is equal to or less than the maturing
          Loan;

     (c)  in the same currency as the maturing Loan; and

     (d)  to be made to the same Borrower for the purpose of:

          (i)  refinancing a maturing Credit under the same Facility; or

          (ii) satisfying the obligations of that Borrower to pay the amount of any claim under a Letter of Credit issued under the same Facility.

     S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

     SCREEN RATE means:

     (a)  for LIBOR, the British Bankers Association Interest Settlement Rate;

     (b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union; and

     (c) for JIBAR, the Johannesburg Interbank Agreed Rate (quoted as yield), being the mid-market rate in South African Rand displayed on Reuters Screen SAFEX Page under the caption "Yield",

     for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the relevant Facility Agent. If the relevant page is replaced or the service ceases to be available, the relevant Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

     SECURITY INTEREST means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

     SISONKE PARTNERSHIP means the partnership established in South Africa under a partnership agreement dated 29 October 2004 between, among others, Pyramid Freight, South Africa and the trustees of the Kagiso Sisonke Empowerment Trust.

     SOUTH AFRICAN BORROWER means an Original South African Borrower or an Additional Borrower who accedes as a borrower under the South African Facility.

     SOUTH AFRICAN BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in Johannesburg.

     SOUTH AFRICAN COMMITMENT means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading SOUTH AFRICAN COMMITMENTS and the amount of any other South African Commitment it acquires; and

     (b) for any other Lender, the amount of any South African Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     SOUTH AFRICAN FACILITY means the revolving credit facility made available to each South African Borrower and referred to in Subclause 2.2 (South African Facility).

     SOUTH AFRICAN FINANCE PARTIES means the South African Facility Agent, the South African Issuing Bank and each Lender under the South African Facility.

     SOUTH AFRICAN GROUP means Pyramid Freight, South Africa and each South African Subsidiary.

     SOUTH AFRICAN GUARANTOR means an Original South African Guarantor (provided that Pyramid Freight, South Africa is only a South African Guarantor in respect of its assets that are located in South Africa) or an Additional Guarantor who accedes as a guarantor of the South African Facility.

     SOUTH AFRICAN LENDERS means, at any time, each of the Lenders under the South African Facility.

     SOUTH AFRICAN LETTER OF CREDIT means a Letter of Credit issued by the South African Issuing Bank under the South African Facility.

     SOUTH AFRICAN LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement under the South African Facility or the principal amount outstanding of that borrowing.

     SOUTH AFRICAN MAJORITY LENDERS means, at any time, at least two Lenders under the South African Facility (or if there is only one Lender under the South African Facility, that one Lender):

     (a) whose share in the outstanding Credits under the South African Facility and whose undrawn South African Commitments then aggregate
          66 2/3 per cent. or more of the aggregate of all the outstanding Credits under the South African Facility and the undrawn South African Commitments of all the Lenders;

     (b) if there is no Credit under the South African Facility then outstanding, whose undrawn South African Commitments then aggregate 66 2/3 per cent. or more of the Total South African Commitments; or

     (c) if there is no Credit under the South African Facility then outstanding and the Total South African Commitments have been reduced to zero, whose South African Commitments aggregated 66 2/3 per cent. or more of the Total South African Commitments immediately before the reduction.

     SOUTH AFRICAN OBLIGOR means a South African Borrower or a South African Guarantor.

     SOUTH AFRICAN RAND or ZAR means the lawful currency of South Africa.

     SOUTH AFRICAN SUBSIDIARY means any member of the Group incorporated in South Africa.

     SPANISH OBLIGOR means an Obligor incorporated in Spain.

     SUBSIDIARY means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and CONTROL for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

     SWINGLINE COMMITMENT means:

     (a) in the case of a Swingline Lender on the date of this Agreement, the amount in US Dollars set opposite its name in Schedule 1 (Original Parties) under the heading SWINGLINE COMMITMENTS and the amount of any other Swingline Commitment it acquires; or

     (b) for any other Swingline Lender, the amount of any Swingline Commitment it acquires,

     to the extent not transferred, cancelled or reduced under this Agreement.

     SWINGLINE FACILITY means the swingline facility made available under this Agreement.

     SWINGLINE LENDER means:

     (a)  an Original Lender or an Affiliate of an Original Lender listed in
          Schedule 1 (Original Parties) as a swingline lender; or

     (b) any other person that becomes a Swingline Lender after the date of this Agreement.

     SWINGLINE LOAN means a Loan under the Swingline Facility and identified as such in its Request.

     TARGET DAY means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

     TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

     TAX DEDUCTION means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     TAX PAYMENT means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

     TERM means each period determined under this Agreement:

     (a) by reference to which interest on a Loan or an overdue amount is calculated; or

     (b) for which an Issuing Bank may be under a liability under a Letter of Credit.

     TERMINATION EVENT means, with respect to a Pension Plan that is subject to Title IV of ERISA:

     (a)  a Reportable Event;

     (b) the withdrawal by any member of the Group or any other member of the Controlled Group from such Pension Plan during a plan year in which such withdrawing entity was a "substantial employer" as defined in
          Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA;

     (c) the termination of such Pension Plan, the filing of a notice of intent to terminate such Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA

     (d) the institution by the PBGC of proceedings to terminate such Pension Plan; or

     (e) any event or condition that is reasonably expected to cause the PBGC to terminate or appoint a trustee to administer, such Pension Plan under Section 4042 of ERISA.

     TOTAL COMMITMENTS means the aggregate of the Commitments of all the Lenders.

     TOTAL GLOBAL COMMITMENTS means the aggregate of the Global Facility Commitments of all of the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     TOTAL PLAN LIABILITY means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations if available.

     TOTAL SOUTH AFRICAN COMMITMENTS means the aggregate of the South African Commitments of all of the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     TOTAL SWINGLINE COMMITMENTS means the aggregate of the Swingline Commitments of all the Swingline Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     TRANSFER CERTIFICATE means a certificate, substantially in the form of Part 1 of Part 2 of Schedule 5 (Form of Transfer Certificates), with such amendments as the Coordinating Facility Agent may approve or reasonably require or any other form agreed between the Coordinating Facility Agent and the Company.

     TREATY LENDER means, in relation to a Borrower, a Lender which:

     (a) is resident (as defined in the appropriate double taxation agreement) in a country with which the relevant Borrower's Tax Jurisdiction has a double taxation agreement giving residents of that country full exemption from Tax on interest imposed by that Borrower's Tax Jurisdiction; and

     (b) does not carry on a business in that Borrower's Tax Jurisdiction through a permanent establishment with which the payment of interest is effectively connected.

     USPP DOCUMENTS means the Note Purchase Agreement, the notes issued under the Note Purchase Agreement and any joinder agreement or other agreement entered into pursuant to or in connection with the Note Purchase Agreement.

     U.K. means the United Kingdom of Great Britain and Northern Ireland.

     U.K. LENDER means a Lender which is:

     (a) within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Taxes Act (as currently defined in section 840A of the Taxes Act) at the time the Loan was made; or

     (b)  a U.K. Non-Bank Lender.

     U.K. NON-BANK LENDER means:

     (a)  a company resident in the U.K. for U.K. tax purposes;

     (b) a partnership, each member of which is a company resident in the U.K. for U.K. tax purposes or a company not resident in the U.K. for U.K. tax purposes but which carries on a trade in the U.K. through a permanent establishment and brings into account in computing its chargeable profits (for the purpose of section 11(2) of the Taxes Act) the whole of any share of interest payable to it under this Agreement which falls to it by reason of sections 114 and 115 of the Taxes Act; or

     (c) a company not resident in the U.K. for U.K. tax purposes which carries on a trade in the U.K. through a permanent establishment and brings into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Taxes Act, which, in each case, is beneficially entitled to payments made to it under this Agreement and which has provided (or is deemed to have provided) to the Company and not retracted confirmation of the above in accordance with this Agreement.

     UNFUNDED LIABILITY means the amount (if any) by which the Total Plan Liability exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan.

     US DOLLARS or US$ means the lawful currency of the United States of America.

     US GLOBAL BORROWER means a Global Borrower incorporated in the United States of America.

     UTILISATION DATE means each date on which a Facility is utilised.

1.2  CONSTRUCTION

(a) The following definitions have the meanings given to them in Clause 24 (Financial Covenants):

     (i)  Consolidated EBITDA;

     (ii) Consolidated Interest Payable;

     (iii) Consolidated Net Worth;

     (iv) Consolidated Total Borrowings;

     (v)  Current Assets;

     (vi) Current Liabilities;

     (vii) Gross Assets;

     (viii) Measurement Period;

     (ix) Pre-taxation profits;

     (x)  South African Consolidated EBITDA; and

     (xi) South African Interest Payable.

(b)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an AMENDMENT includes a supplement, novation, restatement or re-enactment and AMENDED will be construed accordingly;

     (ii) ASSETS includes present and future properties, revenues and rights of every description;

     (iii) an AUTHORISATION includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

     (iv) DISPOSAL means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and DISPOSE will be construed accordingly;

     (v) INDEBTEDNESS includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

     (vi) KNOW YOUR CUSTOMER REQUIREMENTS are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

     (vii) a PERSON includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

     (viii) a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ix) a currency is a reference to the lawful currency for the time being of the relevant country;

     (x) a Default being OUTSTANDING means that it has not been remedied or waived;

     (xi) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

     (xii) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

     (xiii) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

     (xiv) a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility or any further advances; and

     (xv) unless otherwise stated, a time of day is a reference to Chicago time.

(c) Unless the contrary intention appears, a reference to a MONTH or MONTHS is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

     (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

     (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

     (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

(e)  Unless the contrary intention appears:

     (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

     (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

     (iii) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(f)  The headings in this Agreement do not affect its interpretation.

1.3  DUTCH TERMS

     In this Agreement, where it relates to a Dutch entity, a reference to:

     (a) a NECESSARY ACTION TO AUTHORISE where applicable, includes without limitation:

          (i) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

          (ii) obtaining an unconditional positive advice (advies) from the competent works council(s);

     (b)  FINANCIAL ASSISTANCE means any act contemplated by:

          (i) (for a besloten vennootschap) Article 2:207(c) of the Dutch Civil Code; or

          (ii) (for a naamloze vennootschap) Article 2:98(c) of the Dutch Civil Code;

     (c) a SECURITY INTEREST includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

     (d) (i) a WINDING-UP, ADMINISTRATION or DISSOLUTION includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

          (ii) a MORATORIUM includes surseance van betaling and GRANTED A MORATORIUM includes surseance verleend;

          (iii) any STEP or PROCEDURE taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under
               Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coordinatiewet Sociale Verzekeringen);

          (iv) a TRUSTEE IN BANKRUPTCY includes a curator;

          (v)  an ADMINISTRATOR includes a bewindvoerder; and

          (vi) an ATTACHMENT includes a beslag.

1.4  FRENCH TERMS

     In this Agreement, a reference to:

     (a) a WINDING-UP, ADMINISTRATION or DISSOLUTION includes a redressement judiciaire, cession totale de l'entreprise, liquidation judiciaire or a procedure de sauvegarde under Livre Sixieme of the French Commercial Code;

     (b) a COMPOSITION, ASSIGNMENT or SIMILAR ARRANGEMENT WITH ANY CREDITOR includes a procedure de conciliation and mandat ad hoc under Livre Sixieme of the French Commercial Code;

     (c) a COMPULSORY MANAGER, RECEIVER, ADMINISTRATOR includes an administrateur judiciaire, administrateur provisoire, mandataire ad hoc, conciliateur and mandataire liquidateur or any other person appointed as a result of any proceedings described in paragraphs (a) and (b) above;

     (d) a GUARANTEE includes any cautionnement, aval and any garantie which is independent from the debt to which it relates;

     (e)  a LEASE includes an operation de credit-bail;

     (f) a RECONSTRUCTION includes any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with Articles L.236-1 to L.236-24 of the French Commercial Code;

     (g) a SECURITY INTEREST includes any type of security (surete reelle) and transfer by way of security;

     (h) a person being UNABLE TO PAY ITS DEBTS includes that person being in a state of cessation des paiements; and

     (i)  the FRENCH COMMERCIAL CODE means the Code de Commerce.

1.5  GERMAN TERMS

     In this Agreement a reference to:

     (a)  DISPOSAL includes:

          (i)  the entry into an agreement upon a priority notice
               (Auflassungsvormerkung);

          (ii) an agreement on the transfer of title to a property (Auflassung); and

          (iii) the partition of its ownership in a property
               (Grundstucksteilung);

     (b) a person being UNABLE TO PAY ITS DEBTS includes that person being in a state of Zahlungsunfahigkeit or being overindebted (Uberschuldung) or being at risk of being unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) all within the meaning of Section 17-
          Section 19 (each inclusive) German Insolvency Act (Insolvenzordnung);

     (c) a COMPULSORY MANAGER, RECEIVER, or ADMINISTRATOR includes an Insolvenzverwalter or creditor's trustee (Sachwalter);

     (d)  a REORGANISATION includes any of the reorganisations mentioned in
          Section 1 of the Corporate Transformation Act (Umwandlungsgesetz);

     (e) INSOLVENT includes an imminent inability to pay debts as they fall due (drohende Zahlungsunfahigkeit) and overindebtedness (Uberschuldung); and

     (f) a WINDING-UP, ADMINISTRATION or DISSOLUTION (and each of those terms) includes insolvency proceedings (Insolvenzverfahren).


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

2.   FACILITIES

2.1  GLOBAL FACILITY

     Subject to the terms of this Agreement, the Global Lenders make available to the Global Borrowers a revolving loan facility in an aggregate amount equal to the Total Global Commitments.

2.2  SOUTH AFRICAN FACILITY

     Subject to the terms of this Agreement, the South African Lenders make available to the South African Borrowers a revolving credit facility in an aggregate amount equal to the Total South African Commitments.

2.3  LETTERS OF CREDIT

     Each Facility includes an option for the relevant Borrowers to request the relevant Issuing Bank to issue Letters of Credit counter-indemnified by the relevant Lenders.

2.4  SWINGLINE FACILITY

     The Global Facility includes an option for the US Global Borrowers to utilise the Swingline Facility in an aggregate amount equal to the Total Swingline Commitments.

2.5  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

     Unless all the Finance Parties agree otherwise:

     (a) the obligations of a Finance Party under the Finance Documents are several;

     (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

     (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

     (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

     (e) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

     (f) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.   PURPOSE

3.1  LOANS

(a)  Each Global Loan may only be used for:

     (i)  refinancing existing indebtedness outside of South Africa;

     (ii) the general corporate and working capital purposes of the Global Group; and

     (iii) to fund amounts payable under the Permitted Earnout Arrangements (other than Permitted Earnout Arrangements in relation to the acquisition of Grupo SLi and Union, S.L. or Unigistix Inc) to the extent not funded by the proceeds of the issuance by the Company of equity referred to in the definition of debt financing or capital markets issue in Clause 12.4 (Mandatory prepayment - debt or equity capital markets issue).

     A Swingline Loan may not be applied in repayment or prepayment of an existing Swingline Loan.

(b) Each South African Loan may only be used for refinancing existing indebtedness in South Africa and for the general corporate and working capital purposes of the South African Group and Pyramid Freight, South Africa.

3.2  LETTERS OF CREDIT

(a) Each Global Letter of Credit may only be issued to providers of Local Working Capital Facilities outside of South Africa and to other third parties outside of South Africa for the general corporate purposes of the Global Group.

(b) Each South African Letter of Credit may only be issued to providers of Local Working Capital Facilities in South Africa and to other third parties in South Africa for the general corporate purposes of the South African Group.

3.3  NO OBLIGATION TO MONITOR

     No Finance Party is bound to monitor or verify the utilisation of a Facility.

3.4  PROFESSIONAL MARKET PARTY

(a) Each Original Lender under the Global Facility explicitly declares and represents that it is a Professional Market Party and that it is aware that:

     (i) it therefore does not benefit from the (creditor) protection under the Dutch Banking Act for non-Professional Market Parties; and

     (ii) it has made its own credit appraisal of each Dutch Global Borrower.

(b) This declaration and representation is made by each Original Lender under the Global Facility on the date of this Agreement.

(c) If on the date on which a Dutch Global Borrower accedes to this Agreement, it is a requirement under Dutch law that each Lender under the Global Facility needs to be qualified as a Professional Market Party, each then current Global Lender shall make the declaration and representation set out in paragraph (a) above to such Dutch Global Borrower.

(d) Each New Global Lender makes the representation set out in paragraph 4 of the Transfer Certificate to which that New Global Lender is a party on the date of that Transfer Certificate.

4.   CONDITIONS PRECEDENT

4.1  CONDITIONS PRECEDENT DOCUMENTS

     A Request may not be given until the Coordinating Facility Agent has notified the Company and the Lenders that it has received or has waived the requirement to receive all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Coordinating Facility Agent. The Coordinating Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

     (a)  the Repeating Representations are correct in all material respects;

     (b) no Default or, in the case of a Rollover Credit (which is a Loan), no Event of Default is outstanding or would result from the Loan; and

     (c) in the case of a South African Loan denominated in any currency other than South African Rand, the relevant South African Borrower has provided the South African Facility Agent with a copy of any approval required in connection with such South African Loan (by both the South African Borrower and any South African Lender) under any South African exchange control regulations and the South African Facility Agent has notified the Company and the South African Lenders that it has received such approval in form and substance satisfactory to it.

4.3  MAXIMUM NUMBER

(a) Unless the Global Facility Agent agrees, a Request for a Global Loan may not be given if, as a result, there would be more than 10 Global Loans (excluding Swingline Loans) outstanding.

(b) Unless the Swingline Agent agrees, a Request may not be given if, as a result, there would be more than 5 Swingline Loans outstanding.

(c) Unless the South African Facility Agent agrees, a Request for a South African Loan may not be given if, as a result, there would be more than 10 South African Loans outstanding.

(d) Unless the Coordinating Facility Agent agrees, a Request for a Letter of Credit may not be given if, as a result, there would be more than 70 Letters of Credit in issue.

5.   UTILISATION

5.1  GENERAL

     This Clause applies to all Loans other than Swingline Loans.

5.2  GIVING OF REQUESTS

(a) A Global Borrower may borrow a Global Loan by giving to the Global Facility Agent a duly completed Request.

(b) A South African Borrower may borrow a South African Loan by giving to the South African Facility Agent a duly completed Request.

(c) Unless the relevant Facility Agent otherwise agrees, the latest time for receipt by that Facility Agent of a duly completed Request is:


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

     (i) in the case of a Request for a Global Loan, 12.00 noon one Global Business Day before the Rate Fixing Day for the proposed borrowing; and

     (ii) in the case of a Request for a South African Loan, 12.00 noon (Johannesburg time) one South African Business Day before the Rate Fixing Day for the proposed borrowing.

(d)  Each Request is irrevocable.

5.3  COMPLETION OF REQUESTS

     A Request for a Loan will not be regarded as having been duly completed unless:

     (a)  it identifies the Borrower;

     (b)  it identifies the Facility the Loan applies to;

     (c) in the case of a Global Loan, the Utilisation Date is a Global Business Day falling within the Availability Period;

     (d) in the case of a South African Loan, the Utilisation Date is a South African Business Day falling within the Availability Period;

     (e)  the amount of the Loan requested is:

          (i) a minimum of US$10,000,000 (or its equivalent) and an integral multiple of 1,000,000 units of that currency;

          (ii) the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

          (iii) such other amount as the relevant Facility Agent may agree; and

     (f)  the proposed currency and Term complies with this Agreement.

     Only one Loan may be requested in a Request.

5.4  ADVANCE OF LOAN

(a) The relevant Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c) No Lender is obliged to participate in a Loan if, as a result its share in the Credits under a Facility would exceed its Commitment for that Facility.

(d) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the relevant Facility Agent for the relevant Borrower through its Facility Office on the Utilisation Date.

6.   UTILISATION - SWINGLINE LOANS

6.1  GENERAL

(a) CHICAGO BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in Chicago, Illinois.

(b) Unless the context otherwise requires, references in this Agreement to a LENDER include a Swingline Lender.

6.2  GIVING OF REQUESTS

(a) A US Global Borrower may borrow a Swingline Loan by giving to the Swingline Agent a duly completed Request.

(b) Unless the Swingline Agent otherwise agrees, the latest time for receipt by the Swingline Agent of a duly completed Request for a Swingline Loan is
     12.00 noon (Chicago time) on the proposed Utilisation Date.

(c) Each Request for a Swingline Loan must be sent to the Swingline Agent to its address in Chicago with a copy to the Global Facility Agent.

(d)  Each Request for a Swingline Loan is irrevocable.

6.3  COMPLETION OF REQUESTS

     A Request for a Swingline Loan will not be regarded as having been duly completed unless:

     (a)  it identifies the US Global Borrower;

     (b)  it identifies that the Loan is a Swingline Loan;

     (c) the Utilisation Date is a Chicago Business Day falling within the Availability Period;

     (d)  the Term selected:

          (i)  does not overrun the Final Maturity Date;

          (ii) is a period of not more than five Chicago Business Days; and

          (iii) ends on a Chicago Business Day;

     (e)  the amount of the Swingline Loan requested is:

          (i) a minimum of US$1,000,000 and further integral multiples of US$500,000;

          (ii) equal to the maximum undrawn amount available under this Agreement for Swingline Loans on the proposed Utilisation Date; or

          (iii) such other amount as the Global Facility Agent or the Swingline Lenders may agree; and

     (f)  the Swingline Loan is denominated in US Dollars.

     Only one Swingline Loan may be requested in a Request.

6.4  ADVANCE OF SWINGLINE LOAN

(a) The Swingline Agent must notify each Swingline Lender of the details of the requested Swingline Loan and the amount of its share in that Swingline Loan by 1.00 pm (Chicago time) on the proposed Utilisation Date.

(b) The amount of each Swingline Lender's share of the Swingline Loan will be its Pro Rata Share on the proposed Utilisation Date adjusted to take account of any limit applying under this Clause.

(c) No Swingline Lender is obliged to participate in a Swingline Loan if as a result

     (i) its share in the Swingline Loans would exceed its Swingline Commitment; or

     (ii) the Credits under the Global Facility would exceed the Total Global Commitments.

     However a Swingline Lender will nevertheless be obliged to participate in a Swingline Loan if, as a result of its participation in that Swingline Loan, its share in the Credits under the Global Facility would exceed its Global Facility Commitments provided that, following the operation of Subclause
     7.4 (Swingline loss sharing) that Swingline Lender's share of the relevant Swingline Loan would not result in that Swingline Lender's participation in the Credits under the Global Facility exceeding its Global Facility Commitment.

(d) If the conditions set out in this Agreement have been met, each Swingline Lender must make its share in the Swingline Loan available to the Swingline Agent for the relevant US Global Borrower on the Utilisation Date.

6.5  RELATIONSHIP WITH GLOBAL FACILITY

(a) This Subclause applies when a Swingline Loan is outstanding or is to be borrowed.

(b) The Swingline Facility is a sub-limit of the Global Facility and is not independent of the Global Facility.

(c) The Swingline Commitments must not at any time exceed the Global Facility Commitments and, if necessary, the Swingline Commitments will be automatically reduced to achieve this.

6.6  CURRENCY

     Notwithstanding any other term of this Agreement, Swingline Loans may only be denominated in US Dollars.

7.   SWINGLINE LOANS

7.1  INTEREST

(a) The rate of interest on each Swingline Loan for each day during its Term is the higher of:

     (i) the prime commercial lending rate of the Swingline Agent in US Dollars announced by the Swingline Agent and in force on that day; and

     (ii) an amount equal to the then applicable Margin plus the rate per annum determined by the Swingline Agent to be the Federal Funds Rate on or about 1.00 p.m. (Chicago time) on that day.

(b) For this purpose, FEDERAL FUNDS RATE means in relation to any day, the rate per annum equal to:

     (i) the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a Chicago Business Day, for the immediately preceding Chicago Business Day) by the Federal Reserve Bank of New York; or

     (ii) if a rate is not published for that day or the preceding day, the average of the quotations for that day on those transactions received by the Swingline Agent from three Federal funds brokers of recognised standing selected by the Swingline Agent.

(c) If any day during a Term is not a Chicago Business Day, the rate of interest on a Swingline Loan on that day will be the rate applicable on the immediately preceding Chicago Business Day.

(d) Except where it is provided to the contrary in this Agreement, each US Global Borrower must pay accrued interest on each Swingline Loan made to it on the last day of its Term.

(e)  Any other term of this Agreement relating to:

     (i) calculation of the rate of interest (but not interest on overdue amounts); or

     (ii) market disruption,

     does not apply to Swingline Loans.

7.2  TERM

     Notwithstanding any other term of this Agreement,

     (a)  each Swingline Loan has one Term only; and

     (b)  the Term for a Swingline Loan must be selected in the relevant
          Request.

7.3  CONDITIONS OF ASSIGNMENT OR TRANSFER

     Notwithstanding any other term of this Agreement, each Global Lender must ensure that at all times its Global Facility Commitment is not less than its Swingline Commitment.

7.4  SWINGLINE LOSS SHARING

(a) If a Swingline Loan is not repaid in full on its due date, the Swingline Agent shall (if requested to do so in writing by any affected Swingline Lender) set a date (the LOSS SHARING DATE) on which payments shall be made between all of the Global Lenders to re-distribute the unpaid amount between them. The Swingline Agent shall give at least 1 Business Day's notice to each affected Global Lender of the Loss Sharing Date and notify it of the amounts to be paid or received by it.

(b) On the Loss Sharing Date each Global Lender must pay to the Swingline Agent its Proportion of the Unpaid Amount minus its (or its Affiliate's) Unpaid Swingline Participation (if any). If this produces a negative figure for a Global Lender no amount need be paid by that Lender.

(c)  For the purposes of this Subclause:

     PROPORTION of a Lender means in respect of an Unpaid Amount the proportion borne by:

     (a) that Lender's Global Facility Commitment (or, if the Global Facility Commitments are then zero, its Global Facility Commitment immediately prior to their reduction to zero) minus the amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Global Loans and Global Letters of Credit when converted into US$ at the Agent's Spot Rate of Exchange on the Loss Sharing Date (but ignoring its (or its Affiliate's) participation in the unpaid Swingline Loan); to

     (b) the Total Global Commitments (or, if the Total Global Commitments are then zero, the Total Global Commitments immediately prior to their reduction to zero) minus any outstanding Global Loans and Global Letters of Credit (but ignoring the unpaid Swingline Loan).

     UNPAID AMOUNT means, in relation to a Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Swingline Loan calculated from the Utilisation Date of that Swingline Loan to the Loss Sharing Date.

     UNPAID SWINGLINE PARTICIPATION of a Swingline Lender means that part of the Unpaid Amount (if any) owed to that Swingline Lender (or its Affiliate) (before any re-distribution under this Clause).

     SHORTFALL of a Swingline Lender is an amount equal to its Unpaid Swingline Participation minus its (or its Affiliate's) Proportion of the Unpaid Amount.

(d) Out of the funds received by the Swingline Agent under paragraph (c) above the Swingline Agent shall pay to each Swingline Lender an amount equal to the Shortfall (if any) of that Swingline Lender.

(e) If the amount actually received by the Swingline Agent from the Lenders is insufficient to pay the full amount of the Shortfall of all Swingline Lenders then the amount actually received will be distributed amongst the Swingline Lenders pro rata to the Shortfall of each Swingline Lender.

(f) On a payment under this Subclause, the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

(g) If and to the extent a paying Lender is not able to rely on its rights under paragraph (f) above, the relevant US Global Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this Subclause.

(h) Other than in relation to a payment made pursuant to paragraph (g), any payment under this Subclause does not reduce the obligations in aggregate of any Obligor.

8.   UTILISATION - LETTERS OF CREDIT

8.1  GIVING OF REQUESTS

(a) A Global Borrower may request a Global Letter of Credit to be issued by giving to the Global Facility Agent a duly completed Request.

(b) A South African Borrower may request a South African Letter of Credit to be issued by giving to the South African Facility Agent a duly completed Request.

(c) Unless the relevant Facility Agent otherwise agrees, the latest time for receipt by that Facility Agent of a duly completed Request is:

     (i) in the case of a Request for a Global Letter of Credit, 12.00 noon London time 5 Global Business Days before the proposed Utilisation Date; and

     (ii) in the case of a Request for a South African Letter of Credit, 12.00 noon Johannesburg time 5 South African Business Days before the proposed Utilisation Date.

(d)  Each Request is irrevocable.

8.2  COMPLETION OF REQUESTS

     A Request for a Letter of Credit will not be regarded as being duly completed unless:

     (a)  it identifies the Borrower;

     (b)  it specifies that it is for a Letter of Credit;

     (c) it identifies the Facility under which the Letter of Credit will be issued;

     (d) the proposed beneficiary of that Letter of Credit is an Approved Letter of Credit Beneficiary;

     (e) in the case of a Global Letter of Credit, the Utilisation Date is a Global Business Day falling within the Availability Period;

     (f) in the case of a South African Letter of Credit, the Utilisation Date is a South African Business Day falling within the Availability Period;

     (g)  the amount of the Letter of Credit requested is:

          (i)  a minimum amount of US$10,000 (or its equivalent);

          (ii) equal to the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

          (iii) such other amount as the relevant Facility Agent may agree;

     (h)  the form of Letter of Credit is attached;

     (i)  subject to Subclause 8.5 (Letters of Credit after the Final Maturity
          Date), the expiry date of the Letter of Credit falls on or before the Permitted Maturity Date for that Letter of Credit; and

     (j)  the delivery instructions for the Letter of Credit are specified.

     Only one Letter of Credit may be requested in a Request.

8.3  ISSUE OF LETTER OF CREDIT

(a) The relevant Facility Agent must promptly notify the relevant Issuing Bank and each relevant Lender of the details of the requested Letter of Credit and the amount of its share of that Letter of Credit.

(b) The amount of each relevant Lender's share in a Letter of Credit will be its Pro Rata Share on the proposed Utilisation Date.

(c) If the conditions set out in this Agreement have been met, the relevant Issuing Bank must issue the Letter of Credit on the Utilisation Date.

8.4  EXTENSION OF A LETTER OF CREDIT

(a) A Borrower may request that a Letter of Credit (other than a Letter of Credit issued to the provider of a Replaceable Local Working Capital Facility in respect of a Replaceable Local Working Capital Facility or any Letter of Credit which is due to expire after the Final Maturity Date) issued on its behalf is extended by delivery to the relevant Facility Agent of a notice specifying the new proposed Maturity Date three Business Days before the Maturity Date of that Letter of Credit.

(b) The relevant Facility Agent must promptly notify the relevant Issuing Bank and each relevant Lender of the details of the requested extension of the Letter of Credit and the amount of its share of that Letter of Credit.

(c) The terms of each extended Letter of Credit will remain the same as before the extension, except that:

     (i)  its amount may be reduced; and

     (ii) its Maturity Date will be the date specified in the extension request (provided that the new Maturity Date may not extend beyond the date falling 12 months after the Final Maturity Date).

(d) If the conditions set out in this Agreement have been met, the relevant Issuing Bank must extend the Letter of Credit in the manner requested.

8.5  LETTERS OF CREDIT AFTER THE FINAL MATURITY DATE

     If the Maturity Date of any Letter of Credit is after the Final Maturity Date, in satisfaction of its obligations under Subclause 11.2(c) (Repayment of Letters of Credit), each relevant Borrower must, on the Final Maturity Date, ensure that that Letter of Credit is repaid by the provision of cash cover.

8.6  CONDITIONS PRECEDENT

(a) An Issuing Bank is not obliged to issue or extend any Letter of Credit if as a result a Lender's share in the Credits under a Facility would exceed its Commitment for that Facility.

(b) An Issuing Bank is not obliged to issue or extend any Letter of Credit if either on the date of the Request or extension request or the Utilisation Date or extension date:

     (i) the Repeating Representations are not correct in all material respects; and/or

     (ii) a Default or in the case of an extension, an Event of Default is outstanding or would result from the issue or extension of that Letter of Credit.

(c) An Issuing Bank has no duty to enquire of any person whether or not any of the conditions precedent set out in this Subclause have been met. An Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the relevant Facility Agent. An Issuing


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

     Bank will have no liability to any person for issuing a Letter of Credit based on any such assumption.

9.   LETTERS OF CREDIT

9.1  GENERAL

(a)  A Letter of Credit is REPAID or PREPAID to the extent that:

     (i)  a Borrower provides cash cover for that Letter of Credit;

     (ii) the maximum amount payable under the Letter of Credit is reduced or cancelled in accordance with its terms;

     (iii) the relevant Letter of Credit has been returned to the relevant Issuing Bank and the relevant Issuing Bank is satisfied that it has no further liability under that Letter of Credit; or

     (iv) the relevant Issuing Bank is otherwise satisfied that it has no further liability under that Letter of Credit.

     The amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(b) If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of that Letter of Credit must repay or prepay that amount within one Business Day of it becoming due and payable.

(c) CASH COVER is provided for a Global Letter of Credit if a Global Borrower pays an amount in the currency of the Letter of Credit to an interest-bearing account with a Finance Party (or in the case of the Global Facility Agent, one of its Affiliates) in London in the name of the Global Borrower and the following conditions are met:

     (i) the account is with the Global Facility Agent, an Affiliate of the Global Facility Agent or the Global Issuing Bank (if, subject as provided below, the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

     (ii) until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Finance Party for which the cash cover is provided under this Clause; and

     (iii) the Global Borrower has executed and delivered a security document over that account, in form and substance satisfactory to the Global Facility Agent or the Finance Party for which the cash cover is provided, creating a first ranking security interest over that account.

(d) CASH COVER is provided for a South African Letter of Credit if a South African Borrower pays an amount in the currency of the Letter of Credit to an interest-bearing account with a Finance Party in Johannesburg in the name of the South African Borrower and the following conditions are met:

     (i) the account is with the South African Facility Agent or the South African Issuing Bank (if, subject as provided below, the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);


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

     (ii) until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Finance Party for which the cash cover is provided under this Clause; and

     (iii) the South African Borrower has executed and delivered a security document over that account, in form and substance satisfactory to the South African Facility Agent or the Finance Party for which the cash cover is provided, creating a first ranking security interest over that account.

(e) The OUTSTANDING or PRINCIPAL amount of a Letter of Credit at any time is the maximum amount (actual or contingent) that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(f) The amount of cash cover will be ignored in calculating the undrawn Commitment of each Lender.

9.2  ILLEGALITY

(a) An Issuing Bank must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Issuing Bank to perform any of its obligations under a Finance Document or to have outstanding any Letter of Credit under the relevant Facility.

(b)  After notification under paragraph (a) above:

     (i) the Company must use its best endeavours to ensure the release of the liability of that Issuing Bank under each outstanding Letter of Credit under the relevant Facility;

     (ii) failing this, each Borrower must repay or prepay the share of each Lender in each Letter of Credit requested by it under the relevant Facility on the date specified in paragraph (c) below; and

     (iii) no further Letters of Credit will be issued under that Facility.

(c) The date for repayment or prepayment of a Lender's share in a Letter of Credit will be the date specified by the relevant Issuing Bank in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

9.3  FEES IN RESPECT OF LETTERS OF CREDIT

(a) Each Borrower must pay to each Issuing Bank a fronting fee in respect of each Letter of Credit requested by it in the manner agreed in the Fee Letter between the relevant Issuing Bank and the Company.

(b) Each Global Borrower must pay to the Global Facility Agent for each Lender under the Global Facility a letter of credit fee computed at the same rate as the Margin on the outstanding amount of each Global Letter of Credit requested by it for the period from the issue of that Global Letter of Credit until its Maturity Date. This fee will be distributed according to each Lender's Pro Rata Share, adjusted to reflect any assignment or transfer to or by that Lender.

(c) Each South African Borrower must pay to the South African Facility Agent for each Lender under the South African Facility a letter of credit fee computed at the same rate as the Margin on the outstanding amount of each South African Letter of Credit requested by it for the period from the issue of that South African Letter of Credit until its Maturity Date. This fee will be distributed according to each Lender's Pro Rata Share, adjusted to reflect any assignment or transfer to or by that Lender.

(d) Accrued letter of credit fee is payable quarterly in arrear (or any shorter period that ends on the Maturity Date for that Letter of Credit). Accrued letter of credit fee is also payable to the relevant Facility Agent on the cancelled amount of any Lender's Commitment at the time the cancellation is effective if that Commitment is cancelled in full and its participation in the relevant Letters of Credit is prepaid or repaid in full.

(e)  If a Borrower provides cash cover for any part of a Letter of Credit, then:

     (i) the fronting fee payable to the relevant Issuing Bank and the letter of credit fee payable for the account of each Lender in respect of any part of a Letter of Credit which is the subject of cash cover will continue to be payable until the expiry of that Letter of Credit; but

     (ii) that Borrower will be entitled to withdraw the interest accrued on the amount of the cash cover to pay those fees.

9.4  CLAIMS UNDER A LETTER OF CREDIT

(a) Each Borrower irrevocably and unconditionally authorises each Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and issued by that Issuing Bank and which appears on its face to be in order (a CLAIM).

(b) Each Borrower that requested the issue of a Letter of Credit must immediately on demand pay to the Facility Agent for the relevant Issuing Bank an amount equal to the amount of any claim.

(c)  Each Borrower acknowledges that:

     (i) no Issuing Bank is obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

     (ii) an Issuing Bank deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)  The obligations of a Borrower under this Clause will not be affected by:

     (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

     (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

9.5  INDEMNITIES - GLOBAL FACILITY

(a) Each Global Borrower must immediately on demand indemnify the Global Issuing Bank against the US Dollar Equivalent of any loss or liability which the Global Issuing Bank incurs under or in connection with any Global Letter of Credit requested by such Borrower, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Global Issuing Bank or by an illegal issuance of a Global Letter of Credit by the Global Issuing Bank.

(b) Each Lender under the Global Facility must immediately on demand indemnify the Global Issuing Bank against the US Dollar Equivalent of its share of any loss or liability which the Global Issuing

     Bank incurs under or in connection with any Global Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Global Issuing Bank or by an illegal issuance of a Global Letter of Credit by the Global Issuing Bank.

(c) For the purposes of paragraphs (a) and (b) above, the US Dollar Equivalent of a loss or liability or a share in a loss or liability is its equivalent in US Dollars calculated on the basis of the relevant spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars as of 11.00 a.m. London time on the date on which the Global Issuing Bank makes a payment in respect of that loss or liability.

(d) A Lender's share of the liability or loss referred to in paragraph (b) above will be its Pro Rata Share on the Utilisation Date of the relevant Global Letter of Credit, adjusted to reflect any subsequent assignment or transfer under this Agreement.

(e) The relevant Global Borrower must immediately on demand reimburse any Lender for any payment it makes to the Global Issuing Bank under this Subclause 9.5 (Indemnities - Global Facility).

(f) The obligations of each Global Borrower and each Lender under this Subclause 9.5 (Indemnities - Global Facility) are continuing obligations and will extend to the ultimate balance of all sums payable by that Global Borrower or that Lender under or in connection with any Global Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(g) The obligations of any Lender or any Global Borrower under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:

     (i)  any time or waiver granted to, or composition with, any person;

     (ii) any release of any person under the terms of any composition or arrangement;

     (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

     (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

     (vi) any amendment (however fundamental) of a Finance Document, any Global Letter of Credit or any other document or security; or

     (vii) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Global Letter of Credit or any other document or security.

9.6  INDEMNITIES - SOUTH AFRICAN FACILITY

(a) Each South African Borrower must immediately on demand indemnify the South African Issuing Bank against any loss or liability which the South African Issuing Bank incurs under or in connection with any South African Letter of Credit requested by such Borrower, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the South

     African Issuing Bank or by an illegal issuance of a South African Letter of Credit by the South African Issuing Bank.

(b) Each Lender under the South African Facility must immediately on demand indemnify the South African Issuing Bank against its share of any loss or liability which the South African Issuing Bank incurs under or in connection with any South African Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the South African Issuing Bank.

(c) A Lender's share of the liability or loss referred to in paragraph (b) above will be its Pro Rata Share on the Utilisation Date of the relevant South African Letter of Credit, adjusted to reflect any subsequent assignment or transfer under this Agreement.

(d) The relevant South African Borrower must immediately on demand reimburse any Lender for any payment it makes to the South African Issuing Bank under this Subclause 9.6 (Indemnities - South African Facility).

(e) The obligations of each South African Borrower and each Lender under this Subclause 9.6 (Indemnities - South African Facility) are continuing obligations and will extend to the ultimate balance of all sums payable by that South African Borrower or that Lender under or in connection with any South African Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f) The obligations of any Lender or any South African Borrower under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:

     (i)  any time or waiver granted to, or composition with, any person;

     (ii) any release of any person under the terms of any composition or arrangement;

     (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

     (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

     (vi) any amendment (however fundamental) of a Finance Document, any South African Letter of Credit or any other document or security; or

     (vii) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any South African Letter of Credit or any other document or security.

9.7  RIGHTS OF CONTRIBUTION

     No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.


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

10.  OPTIONAL CURRENCIES

10.1 GENERAL

     In this Clause:

     AGENT'S SPOT RATE OF EXCHANGE means the relevant Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars as of 11.00 a.m. (Johannesburg time in the case of the South African Facility Agent) on a particular day.

     US DOLLAR AMOUNT of a Credit or part of a Credit means:

     (a)  if the Credit is denominated in US Dollars, its amount;

     (b) if the Credit is a Letter of Credit denominated in an Optional Currency (other than South African Rand), its equivalent in US Dollars calculated on the basis of the Agent's Spot Rate of Exchange on the Utilisation Date for that Letter of Credit, as adjusted below at three monthly intervals;

     (c) if the Credit is a Letter of Credit denominated in South African Rand, its equivalent in US Dollars calculated on the basis of the Agent's Spot Rate of Exchange two Business Days prior to the Utilisation Date for that Letter of Credit, as adjusted below at three monthly intervals; or

     (d) in the case of any other Credit denominated in an Optional Currency, its equivalent in US Dollars calculated on the basis of the Agent's Spot Rate of Exchange three Business Days before the Utilisation Date for that Credit.

     OPTIONAL CURRENCY means any currency (other than US Dollars) in which a Credit may be denominated under this Agreement.

10.2 SELECTION

     A Borrower must select the currency of a Credit in its Request.

10.3 CONDITIONS RELATING TO OPTIONAL CURRENCIES

(a)  A Credit may be denominated in an Optional Currency for a Term if:

     (i) that Optional Currency is readily available in the amount required and freely convertible into US Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term;

     (ii) in the case of an Optional Currency requested for a Loan under the Global Facility, that Optional Currency is Euro;

     (iii) in the case of an Optional Currency requested for a Letter of Credit under the Global Facility, that Optional Currency is one of the currencies (other than South African Rand) listed in the column headed "Local Currency" of Schedule 10 (Existing Indebtedness); and

     (iv) in the case of an Optional Currency requested for a Credit under the South African Facility, that Optional Currency is South African Rand.

(b) If a Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, that Facility Agent must, within five, in the case of the Global Facility Agent, Global Business Days or, in the case of the South African Facility Agent, South African Business Days, confirm to the Company:

     (i)  whether or not the relevant Lenders have given their approval; and

     (ii) if approval has been given, the minimum amount (and, if required, integral multiples) for any Credit in that currency.

10.4 REVOCATION OF CURRENCY

(a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. (Johannesburg time in the case of the South African Facility) on any Rate Fixing Day a Facility Agent receives notice from a relevant Lender that:

     (i) the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

     (ii) participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

     that Facility Agent must give notice to the Company to that effect promptly and in any event before (in the case of an Optional Currency other than South African Rand) 11.00 a.m. or 12 noon Johannesburg time (in the case of South African Rand) on that day.

(b)  In this event:

     (i)  that Lender must participate in the Loan in US Dollars; and

     (ii) the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in US Dollars during that Term.

(c) Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d) A Credit will still be treated as a Rollover Credit if it is not denominated in the same currency as the maturing Credit by reason only of the operation of this Subclause.

10.5 OPTIONAL CURRENCY EQUIVALENTS

(a) The equivalent in US Dollars of a Credit or part of a Credit in an Optional Currency for the purposes of calculating:

     (i)  whether any limit under this Agreement has been exceeded;

     (ii) the amount of a Credit;

     (iii) the share of a Lender in a Credit;

     (iv) the amount of any repayment or prepayment of a Credit; or

     (v) the undrawn amount of a Lender's Commitment, is its US Dollar Amount.

(b) The equivalent in US Dollars of an amount for the purposes of calculating the amount of a loss or liability or a share in a loss or a liability in accordance with paragraphs (a) and (b) of Clause 9.5 (Indemnities - Global Facility) is the amount set out in Clause 9.5(c) (Indemnities - Global Facility).

10.6 LETTERS OF CREDIT IN OPTIONAL CURRENCY

(a) If a Letter of Credit is denominated in an Optional Currency, the relevant Facility Agent must at three monthly intervals after the date of this Agreement, recalculate the US Dollar Amount of that Letter of Credit by notionally converting the outstanding amount of that Letter of Credit into US Dollars on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

(b) Each Borrower must, if requested by the relevant Facility Agent within 5 days of any calculation under paragraph (a) above, ensure that sufficient Credits under the relevant Facility are prepaid to prevent the US Dollar Amount of the Credits under that Facility exceeding the Total Commitments in respect of that Facility following any adjustment to a US Dollar Amount under paragraph (a) above.

10.7 NOTIFICATION

     The relevant Facility Agent must notify the relevant Lenders and the Company of the relevant US Dollar Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

11.  REPAYMENT

11.1 REPAYMENT OF LOANS

(a)  Each Borrower must repay each Loan made to it in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

11.2 REPAYMENT OF LETTERS OF CREDIT

(a) Each Borrower must repay each Letter of Credit issued on its behalf in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-utilised.

(c) Subject to Clause 8.5 (Letters of Credit after the Final Maturity Date), if the Maturity Date for a Letter of Credit is after the Final Maturity Date, each Borrower must repay each Letter of Credit issued on its behalf in full on the Final Maturity Date.

12.  PREPAYMENT AND CANCELLATION

12.1 MANDATORY PREPAYMENT - ILLEGALITY UNDER THE GLOBAL FACILITY

(a) A Lender under the Global Facility must notify the Global Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit drawn under the Global Facility.

(b) After notification under paragraph (a) above the Global Facility Agent must notify the Company and:

     (i) each Global Borrower must repay or prepay the share of that Lender in each Credit drawn under the Global Facility by it on the date specified in paragraph (c) below; and

     (ii) the Global Facility Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be:

     (i)  the last day of the current Term of that Credit; or

     (ii) if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

12.2 MANDATORY PREPAYMENT - ILLEGALITY UNDER THE SOUTH AFRICAN FACILITY

(a) A Lender under the South African Facility must notify the South African Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit drawn under the South African Facility.

(b) After notification under paragraph (a) above the South African Facility Agent must notify the Company and:

     (i) each South African Borrower must repay or prepay the share of that Lender in each Credit drawn under the South African Facility by it on the date specified in paragraph (c) below; and

     (ii) the South African Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be:

     (i)  the last day of the current Term of that Credit; or

     (ii) if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

12.3 MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a)  For the purposes of this Clause:

     a CHANGE OF CONTROL occurs if any person or group of persons acting in concert gains control of the Company;

     ACTING IN CONCERT means acting together pursuant to an agreement or understanding (whether formal or informal); and

     CONTROL means the ownership of more than 50 per cent. of the issued share capital of the Company or having the power to direct the management and policies of the Company, whether through the ownership of voting capital, by contract or otherwise.

(b) The Company must promptly notify the Coordinating Facility Agent if it becomes aware of any change of control or a disposal of a material part of the Group.

(c) After a change of control or a disposal of a material part of the Group, if the Majority Lenders so require, the Coordinating Facility Agent must, by notice to the Company:

     (i)  cancel the Total Commitments; and

     (ii) declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

     Any such notice will take effect in accordance with its terms.

12.4 MANDATORY PREPAYMENT - DEBT OR EQUITY CAPITAL MARKETS ISSUE

(a)  For the purposes of this Subclause:

     DEBT FINANCING OR CAPITAL MARKETS ISSUE means any debt financing entered into or any public or private equity or debt capital markets sale, offer or issue in each case, by any member of the Group after the date of this Agreement other than any of the following:

     (i)  the private placement contemplated under the USPP Documents;

     (ii) the issuance by the Company of equity for an amount of up to US$300,000,000 (plus any additional amount issued to satisfy traditional underwriter "over allotment" rights (an OVER ALLOTMENT AMOUNT)) provided that, within 30 days of receipt, the proceeds are used as follows:

          (A) to fund earnouts payable in connection with the Permitted Earnout Arrangements; and

          (B) to fund the general corporate purposes of the Group in an aggregate amount of up to US$230,000,000 (or its equivalent) plus any over allotment amount (other than to fund any acquisition (excluding any acquisition permitted under Subclause 25.11(b)(vii) (Acquisitions));

     (iii) any refinancing of any of the Financial Indebtedness referred to in Subclause 25.8(b)(v) (Financial Indebtedness) (and consequently listed in Schedule 10 (Existing Indebtedness)) provided that the aggregate amount of a refinancing of a facility listed in Schedule 10 (Existing Indebtedness) does not exceed 120 per cent of the amount referenced in
          Schedule 10 (Existing Indebtedness) in the columns headed "Overdraft Facilities (Local Currency)" and "Guarantees (Local Currency)" (or its equivalent) in respect of the facility being refinanced; and

     (iv) the issuance of any equity by any member of the Group if, at the end of the most recent Measurement Period, the ratio of Consolidated EBITDA to Consolidated Total Borrowings was less than 2.00 to 1.00; and

     NET DEBT FINANCING OR CAPITAL MARKETS PROCEEDS means any amount received by a member of the Group as a result of a debt financing or capital markets issue less all Taxes and reasonable costs and expenses incurred by members of the Group in connection with that capital markets issue.

(b) Subject to paragraphs (c) and (d) below, if any member of the Group receives any net debt financing or capital markets proceeds, the Company must ensure that:

     (i) if that member of the Group is a member of the Global Group, an amount equal to the net debt financing or capital markets proceeds is immediately applied in accordance with Subclause 12.6 (Payment into a blocked account - Global proceeds); or

     (ii) if that member of the Group is a member of the South African Group, an amount equal to those net debt financing or capital markets proceeds is immediately applied in accordance with Subclause 12.7 (Payment into an allocated blocked account - South African proceeds).

(c) If there are no Credits outstanding under the Global Facility on the date that any net debt financing or capital markets proceeds would otherwise be required to be applied in accordance with Subclause 12.6 (Payment into a blocked account - Global proceeds) or the amount of the net debt financing or capital markets proceeds received is in excess of the amount of Credits then outstanding under the Global Facility, then, on the date of receipt of the relevant net debt financing or capital markets proceeds, an amount of the Global Facility Commitments of the Lenders equal to the net debt financing or capital markets proceeds received or to that excess will be cancelled pro rata.

(d) If there are no Credits outstanding under the South African Facility on the date that any net debt financing or capital markets proceeds would otherwise be required to be applied in accordance with Subclause 12.7 (Payment into an allocated blocked account - South African proceeds) or the amount of the net debt financing or capital markets proceeds received is in excess of the amount of Credits then outstanding under the South African Facility, then, on the date of receipt of the relevant net debt financing or capital markets proceeds, an amount of the South African Commitments of the Lenders equal to the net debt financing or capital markets proceeds received or to that excess (as the case may be) will be cancelled pro rata.

12.5 MANDATORY PREPAYMENT - DISPOSAL AND INSURANCE PROCEEDS

(a) For the purposes of this Subclause and Subclauses 12.6 (Payment into a blocked account - Global proceeds) and 12.7 (Payment into an allocated blocked account - South African proceeds):

     NET PROCEEDS means any amount received (including the amount of any repayment of any intercompany loan (other than under the Pyramid Freight Loan Agreements) to continuing members of the Group and any amount received or recovered under a disposal agreement unless that amount has been applied within 14 days of receipt in meeting the liability or loss which gave rise to that claim) by a member of the Group as consideration for a relevant disposal or a relevant claim less all Taxes and reasonable costs and expenses incurred by members of the Group in connection with that disposal or claim;

     RELEVANT CLAIM means any insurance claim made by a member of the Group in respect of the loss or destruction of any asset of a member of the Group other than an insurance claim:

     (a) where the amount of the net proceeds of that insurance claim, when aggregated with the net proceeds of any insurance claim made by a member of the Group is less than or equal to US$5,000,000 (or its equivalent) in any fiscal year of the Company;

     (b) where the asset which is the subject of the insurance claim is also subject to the terms of a Capital Lease and where the terms of that Capital Lease require the proceeds of that insurance claim to be applied in satisfaction of the obligations of the relevant member of the Group under that Capital Lease (provided that any proceeds in excess of those required to


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

          satisfy the obligations under the relevant Capital Lease are not excluded for the purposes of this paragraph (b)); or

     (c) where the relevant member of the Group is required under pre-existing arrangements to promptly apply the proceeds of such insurance claim in satisfaction of obligations to third parties; and

     RELEVANT DISPOSAL means any disposal by any member of the Group to a person who is not a member of the Group other than:

     (i) a disposal where the amount of the net proceeds of that disposal, when aggregated with the net proceeds of any other disposal made by a member of the Group to a person who is not a member of the Group is less than or equal to US$5,000,000 (or its equivalent) in any fiscal year of the Company; or

     (ii) a disposal permitted under Clause 25.7(b)(i) to (iv) (Disposals) (inclusive).

(b) Subject to paragraphs (c) and (d) below, if any member of the Group receives any net proceeds, the Company must ensure that:

     (i) if that member of the Group is a member of the Global Group, an amount equal to the Lenders' Pro Rata Proceeds Share of those net proceeds is immediately applied in accordance with Subclause 12.6 (Payment into a blocked account - Global proceeds); or

     (ii) if that member of the Group is a member of the South African Group, an amount equal to those net proceeds is immediately applied in accordance with Subclause 12.7 (Payment into an allocated blocked account - South African proceeds).

(c) If there are no Credits outstanding under the Global Facility on the date that any net proceeds would otherwise be required to be applied in accordance with Subclause 12.6 (Payment into a blocked account - Global proceeds) or the Lenders' Pro Rata Proceeds Share of the amount of the net proceeds received is in excess of the amount of Credits then outstanding under the Global Facility, then, on the date of receipt of the relevant net proceeds, an amount of the Global Facility Commitments of the Lenders equal to the Lenders' Pro Rata Proceeds Share of the net proceeds received or to that excess will be cancelled pro rata.

(d) If there are no Credits outstanding under the South African Facility on the date that any net debt financing or capital markets proceeds would otherwise be required to be applied in accordance with Subclause 12.7 (Payment into an allocated blocked account - South African proceeds) or the amount of the net debt financing or capital markets proceeds received is in excess of the amount of Credits then outstanding under the South African Facility, then, on the date of receipt of the relevant net debt financing or capital markets proceeds, an amount of the South African Commitments of the Lenders equal to the net debt financing or capital markets proceeds received or to that excess (as the case may be) will be cancelled pro rata.

12.6 PAYMENT INTO A BLOCKED ACCOUNT - GLOBAL PROCEEDS

(a) In this Clause GLOBAL BLOCKED ACCOUNT means an interest bearing blocked account in the name of the Company with the Global Facility Agent or an Affiliate of the Global Facility Agent.

(b) If any member of the Global Group receives any net proceeds or any net debt financing or capital markets proceeds, the Company must ensure that an amount equal to the lower of the aggregate amount of the Credits then outstanding under the Global Facility and the aggregate amount of the relevant net debt financing or capital markets proceeds or the Lenders' Pro Rata Proceeds Share of the net proceeds is deposited as soon as possible and in any case within three days of receipt into the Global blocked account.

(c) Subject to paragraph (d) below, on the last days of the next consecutive Terms of the Global Loans the Company must apply the amounts then standing to the credit of the Global blocked account in or towards repayment or prepayment of the Global Loans. Following repayment or prepayment of the Global Loans, any remaining amounts standing to the credit of the Global blocked account must be applied by the Company in or towards repayment or prepayment of the Global Letters of Credit.

(d) If the Company notifies the Global Facility Agent within 30 days of the receipt of any net proceeds (a NOTIFICATION DATE) that those net proceeds are:

     (i) in the case of any net proceeds resulting from an insurance claim, to be applied in replacement of the lost or damaged asset which was the subject of that insurance claim with an asset or assets of comparable or superior type, quality and value; or

     (ii) in the case of any net proceeds resulting from a disposal, to be applied in replacement of the relevant disposed asset with an asset or assets of comparable or superior type, quality and value, then:

          (A) provided that those net proceeds are not released under sub-paragraph (B) below, those net proceeds will not be applied under paragraph (c) above until the date falling 180 days after the receipt of the relevant net proceeds (a REINVESTMENT BACKSTOP
               DATE); and

          (B) during the period from the relevant notification date and the relevant reinvestment backstop date the Global Facility Agent, if requested by the Company, must release or must procure that its Affiliate releases those net proceeds from the Global blocked account to the Company and the Company must apply those net proceeds in accordance with the purpose provided for in sub-paragraphs (i) and (ii) above.

(e) The Company irrevocably authorises the Global Facility Agent (or its Affiliate) to apply any amount deposited with it under paragraph (b) towards prepayment of the Credits outstanding under the Global Facility in order to satisfy the Company's obligations under paragraph (c).

(f) Amounts standing to the credit of the Global blocked account may only be used to repay or prepay Credits under the Global Facility or any other amounts outstanding under the Finance Documents to the extent that the Coordinating Facility Agent determines that those amounts are attributable to the Global Facility.

(g) Any repayment or prepayment of the Credits outstanding under the Global Facility under this Subclause will also result in an immediate cancellation of an equivalent amount of the Global Commitment of each relevant Lender pro rata.

(h) Any amounts standing to the credit of the Global blocked account after all Credits have been repaid in full shall, at the Company's request, be paid to the Company.

12.7 PAYMENT INTO AN ALLOCATED BLOCKED ACCOUNT - SOUTH AFRICAN PROCEEDS

(a) In this Clause SOUTH AFRICAN ALLOCATED BLOCKED ACCOUNT means an interest bearing blocked account in the name of a South African Obligor with the South African Facility Agent.

(b) On the date of the receipt by any member of the South African Group of any net proceeds or any net debt financing or capital markets proceeds, Pyramid Freight, South Africa must ensure that an amount equal to the lower of the aggregate amount of the Credits then outstanding under the South African Facility and the aggregate amount of those net proceeds or net debt financing or capital markets proceeds is immediately deposited into the South African allocated blocked account.

(c) Subject to paragraph (d) below, on the last days of the next consecutive Terms of the South African Loans each South African Obligor that holds a South African allocated blocked account must apply the amounts then standing to the credit of the South African allocated blocked account that it holds in or towards repayment or prepayment of the South African Loans. Following repayment or prepayment of the South African Loans, any remaining amounts standing to the credit of the South African allocated blocked account must be applied by the Company in or towards repayment or prepayment of the South African Letters of Credit.

(d) If any South African Obligor that holds a South African allocated blocked account notifies the South African Facility Agent within 30 days of the receipt of any net proceeds (a NOTIFICATION DATE) that those net proceeds are:

     (i) in the case of any net proceeds resulting from an insurance claim, to be applied in replacement of the lost or damaged asset which was the subject of that insurance claim with an asset or assets of comparable or superior type, quality and value; or

     (ii) in the case of any net proceeds resulting from a disposal, to be applied in replacement of the relevant disposed asset with an asset or assets of comparable or superior type, quality and value, then:

          (A) provided that those net proceeds are not released under sub-paragraph (B) below, those net proceeds will not be applied under paragraph (c) above until the date falling 180 days after the receipt of the relevant net proceeds (a REINVESTMENT BACKSTOP
               DATE); and

          (B) during the period from the relevant notification date and the relevant reinvestment backstop date the South African Facility Agent must, if requested by the South African Obligor that holds the South African allocated blocked account, release those net proceeds from the South African allocated blocked account to the South African Obligor that holds the South African allocated blocked account and the South African Obligor that holds the South African allocated blocked account must apply those net proceeds in accordance with the purpose provided for in sub-paragraphs (i) and (ii) above.

(e) Each South African Obligor irrevocably authorises the South African Facility Agent to apply any amount deposited with it under paragraph (b) towards prepayment of the Credits outstanding under the South African Facility in order to satisfy each South African Obligor's obligations under paragraph (c).

(f) Amounts standing to the credit of the South African allocated blocked account may only be used to repay or prepay Credits under the South African Facility or any other amounts outstanding under the Finance Documents to the extent that the Coordinating Facility Agent determines that those amounts are attributable to the South African Facility.

(g) Any repayment or prepayment of the Credits outstanding under the South African Facility under this Subclause will also result in an immediate cancellation of an equivalent amount of the South African Commitment of each relevant Lender pro rata.

(h) Any surplus standing to the credit of the South African allocated blocked account after all Credits have been paid in full shall, at the Borrower's request, be paid to the Borrower.

12.8 VOLUNTARY PREPAYMENT

(a) The Company may, by giving not less than ten Business Days' prior notice to the Facility Agent of the relevant Facility, prepay (or ensure that a Borrower prepays) any Credit at any time in whole or in part.

(b) A prepayment of part of a Credit must be in a minimum amount of US$10,000,000 (or its equivalent) and in integral multiples of US$5,000,000 (or its equivalent).

12.9 AUTOMATIC CANCELLATION

     The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

12.10 VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than five Business Days' prior notice to the Facility Agent of the relevant Facility, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000.

(c) Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

12.11 RIGHT OF REPAYMENT AND CANCELLATION OF A SINGLE LENDER

(a)  At any time when an Obligor is, or will be, required to pay to a Lender:

     (i)  a Tax Payment; or

     (ii) an Increased Cost,

     the Company may give notice to the relevant Facility Agent and to the Coordinating Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)  After notification under paragraph (a) above:

     (i) each Borrower must repay or prepay that Lender's share in each Credit utilised by it on the date specified in paragraph (c) below; and

     (ii) the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be:

     (i) the last day of the current Term for that Credit, or in the case of a Letter of Credit, 5 days after the date of the notification; or

     (ii) if earlier, the date specified by the Company in its notification.

12.12 RE-BORROWING OF LOANS

     Any voluntary prepayment of a Loan under Subclause 12.8 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Loan may not be re-borrowed.

12.13 MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The relevant Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Global Majority Lenders may agree, acting reasonably, to a shorter notice period for a voluntary prepayment or a voluntary cancellation in respect of the Global Facility.

(d) The South African Majority Lenders may agree, acting reasonably, to a shorter notice period for a voluntary prepayment or a voluntary cancellation in respect of the South African Facility.

(e) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

13. INTEREST

13.1 CALCULATION OF INTEREST

     The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

     (a)  Margin;

     (b)  IBOR; and

     (c)  (i) in relation to each Global Loan, Mandatory Cost; and

          (ii) in relation to each South African Loan, Lender Regulatory Costs.

13.2 PAYMENT OF INTEREST

     Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than three months, on the dates falling at three-monthly intervals after the first day of that Term.

13.3 MARGIN ADJUSTMENTS FINANCIAL COVENANTS

(a)  In this Subclause:

     CONSOLIDATED TOTAL BORROWINGS and CONSOLIDATED EBITDA have the meanings given to them in Clause 24 (Financial Covenants) provided that, for the purposes of this Subclause, Consolidated Total Borrowings will exclude the amount of any counter-indemnity obligation of any member of the Group under any Customs Guarantee.

(b) Subject to paragraph (e) below, from the date of this Agreement to and including the date of the first change to the Margin under paragraph (c) below, the Margin is 1.00 per cent. per annum.

(c) Beginning with the information provided in the third Compliance Certificate delivered under this Agreement (and the financial statements delivered with that Compliance Certificate) and subject to the other provisions of this Subclause, the Margin will be calculated by reference to the table below and the information set out in each Compliance Certificate and each set of financial statements of the Company delivered to the Coordinating Facility
     Agent:

              COLUMN 1                       COLUMN 2
    RATIO OF CONSOLIDATED TOTAL               MARGIN
 BORROWINGS TO CONSOLIDATED EBITDA    (PER CENT. PER ANNUM)
-----------------------------------   ---------------------
Equal to or greater than 2.50:1.00             1.20

Less than 2.50:1.00 but equal to or            1.00
   greater than 2.00:1.00

Less than 2.00:1.00 but equal to or            0.85
   greater than 1.50:1.00

Less than 1.50:1.00                            0.75

(d) Any change in the Margin will apply to each Loan made or outstanding on the Business Day falling 5 Business Days after receipt by the Coordinating Facility Agent of the Compliance Certificate demonstrating that a change to the Margin should occur.

(e) For so long as an Event of Default is outstanding the Margin will be 3.20 per cent. per annum.

(f) If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher or lower if it had been based on the subsequent financial statements of the Company the Margin will instead be calculated by reference to the subsequent financial statements of the Company. Any change will have a retrospective effect. If, in this event:

     (i) any amount of interest has been paid by a Borrower on the basis of the Compliance Certificate, that Borrower must immediately pay to the relevant Facility Agent any shortfall in the amount which would have been paid to the relevant Lenders if the Margin had been calculated by reference to the subsequent financial statements; and

     (ii) the Coordinating Facility Agent must, within five Business Days of delivery of the relevant financial statements to it, pay to the relevant Borrower the difference between the amount paid by the relevant Borrower and the amount which would have been paid by that Borrower if the Margin had been calculated by reference to the subsequent financial statements.

13.4 INTEREST ON OVERDUE AMOUNTS

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Global Facility Agent in the case of an Obligor under the Global Facility or the South African Facility Agent in the case of an Obligor under the South African Facility pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the relevant Facility Agent to be the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under the Facility to which the relevant Facility Agent attributes the overdue amount in the currency of the overdue amount. For this purpose, the relevant Facility Agent may (acting reasonably):

     (i)  select successive Terms of any duration of up to three months; and

     (ii) determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

     (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

     (ii) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

     After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

(e) In the event that French law so requires, and in respect of Obligors incorporated in France, interest (if unpaid) on an overdue amount will be compounded with that overdue amount in accordance with article 1154 of the French Civil Code but will remain immediately due and payable.

13.5 NOTIFICATION OF RATES OF INTEREST

     The relevant Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

14. TERMS

14.1 SELECTION

(a)  Each Loan has one Term only.

(b)  A Borrower must select the Term for a Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Lenders under the Facility under which the relevant Loan is drawn.

14.2 NO OVERRUNNING THE FINAL MATURITY DATE

     If a Term for a Loan would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

14.3 OTHER ADJUSTMENTS

     Each Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

14.4 NOTIFICATION

     The relevant Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

15. MARKET DISRUPTION

15.1 FAILURE OF A REFERENCE BANK TO SUPPLY A RATE

     If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

15.2 MARKET DISRUPTION

(a)  In this Clause, each of the following events is a MARKET DISRUPTION EVENT:

     (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

     (ii) the relevant Facility Agent receives by close of business on the Rate Fixing Day notification from at least two Lenders whose combined shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b) The relevant Facility Agent must promptly notify the Company and the Lenders under the relevant Facility of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

     (i)  Margin;

     (ii) rate notified to the relevant Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

     (iii) in relation to each Global Loan, the Mandatory Cost and in relation to each South African Loan, Lender Regulatory Costs.

15.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a market disruption event occurs and a Facility Agent or the Company so requires, the Company and that Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders under the relevant Facility, binding on all the Parties.

16. TAXES

16.1 GENERAL

     In this Clause TAX CREDIT means a credit against any Tax or any relief or remission for Tax (or its repayment).

16.2 TAX GROSS-UP

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)  If:

     (i)  a Lender is not, or ceases to be, a Qualifying Lender; or

     (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

     it must promptly notify the relevant Facility Agent. That Facility Agent must then promptly notify the affected Parties.

(c) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or an Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) Except as provided below, a Borrower is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in respect of that Borrower in excess of the amount that the Borrower would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender in respect of that Borrower.

(e)  Paragraph (d) above will not apply if the Lender:

     (i) has ceased to be a Qualifying Lender in respect of that Borrower by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority; or

     (ii) is not or has ceased to be an Exempt Lender in respect of that Borrower by reason of any act or omission of, or any circumstances connected with, that Borrower.

(f) A Borrower is not required to make an increased payment to a Lender under paragraph (c) above if that Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

(g) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(i) A Treaty Lender must co-operate with each Borrower by using its reasonable endeavours to complete any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j) If a Lender is expressed to be a U.K. Non-Bank Lender when it becomes a party to this Agreement as a Lender, it will be deemed to have confirmed its status for the purpose of the definition of U.K. NON-BANK LENDER. A Lender expressed to be a U.K. Non-Bank Lender when it becomes a party to this Agreement must promptly notify the Company and the Facility Agent of any change to its status that may affect any confirmation made by it.

16.3 TAX INDEMNITY

(a) Except as provided below, each Obligor under the Global Facility must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) from that Obligor under a Finance Document to the extent that the Coordinating Facility Agent determines that that loss or liability is attributable to the Global Facility.

(b) Except as provided below, each Obligor under the South African Facility must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) from that Obligor under a Finance Document to the extent that the Coordinating Facility Agent determines that that loss or liability is attributable to the South African Facility.

(c) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

     (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

     (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

     if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(d) A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

16.4 TAX CREDIT

     If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b)  it has used and retained that Tax Credit,

     the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave that Finance Party (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

16.5 STAMP TAXES

(a) The Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate to the extent that the Coordinating Facility Agent determines that that stamp duty, stamp duty land tax, registration or other similar Tax is attributable to the Global Facility.

(b) The South African Borrowers must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate to the extent that the Coordinating Facility Agent determines that that stamp duty, stamp duty land tax, registration or other similar Tax is attributable to the South African Facility.

16.6 VALUE ADDED TAXES

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the Tax.

16.7 US TAX FORMS

(a)  In this Subclause:

     US OBLIGOR means an Obligor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia).

     UNITED STATES PERSON has the meaning given to it in Section 7701(a)(30) of the Code.

(b) Except as provided below, each Lender that is not a United States person must supply to the Facility Agent and each US Obligor the US Internal Revenue Service forms that are necessary to enable that US Obligor to make payments to that Lender under the Finance Documents without any deduction or withholding in respect of any Tax in the United States of America.

(c) A Lender must comply with its obligations under paragraph (b) above as soon as practicable after the date it becomes a Party or (if later) the date the US Obligor becomes a Party.

(d) A Lender is not obliged to supply any form under paragraph (b) above if it is unable to do so by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority.

(e) A US Obligor is not obliged to pay any Tax Payment to a Lender to the extent that the Tax Payment would not have been payable if that Lender had complied with its obligations under this Subclause 16.7 (US tax forms).

17. INCREASED COSTS

17.1 INCREASED COSTS

(a) Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost that the Coordinating Facility Agent determines, acting reasonably, is attributable to the Global Facility incurred by that Finance Party or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

     (ii) compliance with any law or regulation made after the date of this Agreement.

(b) Except as provided below in this Clause, each South African Borrower must pay to a Finance Party the amount of any Increased Cost that the Coordinating Facility Agent determines is attributable to the South African Facility incurred by that Finance Party or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

     (ii) compliance with any law or regulation made after the date of this Agreement.

17.2 EXCEPTIONS

     Neither the Company nor any South African Borrower need make any payment for an Increased Cost to the extent that the Increased Cost is:

     (a) compensated for under another Clause or would have been but for an exception to that Clause;

     (b) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or


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     (c)  attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement and as interpreted by the Lenders at the date of this Agreement (BASEL II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulation, Finance Party or any of its Affiliates).

17.3 CLAIMS

(a) A Finance Party intending to make a claim for an Increased Cost must notify the relevant Facility Agent of the circumstances giving rise to and the amount of the claim, following which the relevant Facility Agent will promptly notify the Company or the South African Borrowers (as the case may be).

(b) Each Finance Party must, as soon as practicable after a demand by a Facility Agent, provide a certificate confirming the amount of its Increased Cost.

18. MITIGATION

18.1 MITIGATION

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

     (i)  any Tax Payment or Increased Cost being payable to that Finance Party;

     (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

     (iii) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

     including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause and which the Coordinating Facility Agent determines are attributable to the Global Facility.

(d) Each South African Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause and which the Coordinating Facility Agent determines are attributable to the South African Facility.

(e) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

(f) Nothing in this Subclause obligates a Lender under the South African Facility to transfer its Facility Office to outside South Africa.


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18.2 CONDUCT OF BUSINESS BY A FINANCE PARTY

     No term of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

19. PAYMENTS

19.1 PLACE - GLOBAL FACILITY OTHER THAN THE SWINGLINE FACILITY

     Subject to Subclause 19.4 (Upfront and structuring fees), unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Global Facility Agent) under the Finance Documents in respect of the Global Facility (other than the Swingline Facility) must be made to the Global Facility Agent to its account at such office or bank:

     (a) in the principal financial centre of the country of the relevant currency; or

     (b) in the case of euro, in the principal financial centre of a Participating Member State or London,

     as it may notify to that Party for this purpose by not less than five Global Business Days' prior notice.

19.2 PLACE - SOUTH AFRICAN FACILITY

     Subject to Subclause 19.4 (Upfront and structuring fees), unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the South African Facility Agent) under the Finance Documents in respect of the South African Facility must be made to the South African Facility Agent to its account at such office or bank in Johannesburg.

19.3 PLACE - SWINGLINE FACILITY

     Subject to Subclause 19.4 (Upfront and structuring fees), unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Swingline Agent) under the Finance Documents in respect of the Swingline Facility must be made to the Swingline Agent to its account at such office or bank in Chicago.

19.4 UPFRONT AND STRUCTURING FEES

     Payments in respect of the fees referred to in Subclause 30.3 (Upfront and structuring fees) must be made to the Coordinating Facility Agent to its account in Chicago.

19.5 FUNDS

     Payments under the Finance Documents to a Facility Agent or to the Swingline Agent must be made for value on the due date at such times and in such funds as that Facility Agent or the Swingline


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     Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

19.6 DISTRIBUTION - GLOBAL FACILITY AND COORDINATING FACILITY AGENT

(a) Each payment received by the Global Facility Agent and the Coordinating Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by that Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

     (i) in the principal financial centre of the country of the relevant currency; or

     (ii) in the case of euro, in the principal financial centre of a Participating Member State or London,

     as it may notify to that Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Global Facility Agent or the Coordinating Facility Agent (as the case may be) may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Global Facility Agent or the Coordinating Facility Agent (as the case may be) under this Agreement for another Party, that Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, that Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by that Facility Agent, that Party must immediately on demand by that Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by that Facility Agent at a rate calculated by that Facility Agent to reflect its cost of funds.

19.7 DISTRIBUTION - SOUTH AFRICAN FACILITY

(a) Each payment received by the South African Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the South African Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in Johannesburg or as it may notify to the South African Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The South African Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the South African Facility Agent under this Agreement for another Party, the South African Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the South African Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the South African Facility Agent, that Party must immediately on demand by the South African Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the


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     date of receipt by the South African Facility Agent at a rate calculated by the South African Facility Agent to reflect its cost of funds.

19.8 DISTRIBUTION - SWINGLINE FACILITY

(a) Each payment received by the Swingline Agent under the Finance Documents for another Party must, except as provided below, be made available by the Swingline Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in Chicago or as it may notify to the Swingline Agent for this purpose by not less than five Chicago Business Days' prior notice.

(b) The Swingline Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Swingline Agent under this Agreement for another Party, the Swingline Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Swingline Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Swingline Agent, that Party must immediately on demand by the Swingline Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Swingline Agent at a rate calculated by the Swingline Agent to reflect its cost of funds.

19.9 CURRENCY

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in US Dollars.

19.10 NO SET-OFF OR COUNTERCLAIM

     All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

19.11 BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the relevant Facility Agent or the Swingline Agent determines is market practice.


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(b)  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

19.12 PARTIAL PAYMENTS - GLOBAL FACILITY

(a) This Subclause does not apply to any payments received in respect of the Swingline Facility.

(b) If any Administrative Party receives a payment insufficient to discharge all the amounts then due in respect of the Global Facility and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors in respect of the Global Facility under the Finance Documents in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties in respect of the Global Facility under the Finance Documents;

     (ii) SECONDLY, in or towards payment pro rata of any accrued interest or fee due in respect of the Global Facility but unpaid under this Agreement;

     (iii) THIRDLY, in or towards payment pro rata of any principal amount due in respect of the Global Facility but unpaid under this Agreement; and

     (iv) FOURTHLY, in or towards payment pro rata of any other sum due in respect of the Global Facility but unpaid under the Finance Documents.

(c) The Global Facility Agent must, if so directed by the Global Majority Lenders under the Global Facility, vary the order set out in sub-paragraphs
     (a)(ii) to (iv) above.

(d)  This Subclause will override any appropriation made by an Obligor.

(e) Any other term of this Agreement in relation to partial payments does not apply to the Global Facility.

19.13 PARTIAL PAYMENTS - SOUTH AFRICAN FACILITY

(a) If any Administrative Party receives a payment insufficient to discharge all the amounts then due in respect of the South African Facility and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors in respect of the South African Facility under the Finance Documents in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties in respect of the South African Facility under the Finance Documents;

     (ii) SECONDLY, in or towards payment pro rata of any accrued interest or fee due in respect of the South African Facility but unpaid under this Agreement;

     (iii) THIRDLY, in or towards payment pro rata of any principal amount due in respect of the South African Facility but unpaid under this Agreement; and

     (iv) FOURTHLY, in or towards payment pro rata of any other sum due in respect of the South African Facility but unpaid under the Finance Documents.


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(b)  The South African Facility Agent must, if so directed by the South African
     Majority Lenders under the South African Facility, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)  This Subclause will override any appropriation made by an Obligor.

(d) Any other term of this Agreement in relation to partial payments does not apply to the South African Facility.

19.14 PARTIAL PAYMENTS - SWINGLINE FACILITY

(a) If the Swingline Agent receives a payment in respect of the Swingline Facility insufficient to discharge all the amounts then due and payable by the Obligors to the Swingline Lenders under this Agreement, the Swingline Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in respect of the Swingline Facility in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Swingline Agent under the Finance Documents incurred in respect of the Swingline Facility;

     (ii) SECONDLY, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement; and

     (iii) THIRDLY, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement.

(b) The Swingline Agent must, if so directed by all the Swingline Lenders, vary the order set out in sub-paragraphs (a)(ii) and (iii) above, as appropriate.

(c)  This Subclause will override any appropriation made by an Obligor.

(d) Any other term of this Agreement in relation to partial payments does not apply to the Swingline Facility.

19.15 TIMING OF PAYMENTS

     If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

20.  GUARANTEE AND INDEMNITY - GLOBAL FACILITY

20.1 GUARANTEE AND INDEMNITY

     Each Global Guarantor jointly and severally and irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by each Global Borrower of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that, whenever a Global Borrower does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand by the Global Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

     (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid


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          or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

20.2 CONTINUING GUARANTEE

(a) This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable (other than in respect of the South African Facility) by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

(b) The obligations guaranteed by each Global Guarantor under this Clause and the losses and liabilities against which each Global Guarantor indemnifies the Finance Parties include, in each case, all amounts which arise under the Finance Documents after a petition is filed by, or against, any Obligor under the US Bankruptcy Code of 1978 (or in analogous circumstances under any applicable law in any other applicable jurisdiction) even if the liabilities or obligations do not accrue against such Obligor because of the automatic stay under section 362 of the US Bankruptcy Code of 1978 (or because of any analogous provision under any applicable law in any other jurisdiction) or because any such obligation is not an allowed claim against such Obligor in any such bankruptcy proceedings or otherwise.

20.3 REINSTATEMENT

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Global Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

20.4 WAIVER OF DEFENCES

(a) The obligations of each Global Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

     (i)  any time or waiver granted to, or composition with, any person;

     (ii) any release of any person under the terms of any composition or arrangement;

     (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

     (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

     (vi) any amendment (however fundamental) of a Finance Document or any other document or security;


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     (vii) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

     (viii) any insolvency or similar proceedings.

(b) Each Spanish Obligor waives any right of exclusion, order or division (beneficios de excusion, orden y division) under Article 1830 et seq of the Spanish Civil Code.

20.5 IMMEDIATE RECOURSE

(a) Each Global Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Global Guarantor under this Clause.

(b) This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6 APPROPRIATIONS

     Until all amounts which may be or become payable (other than in respect of the South African Facility) by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Global Guarantor under this Clause:

     (a) (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

          (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

     (b) hold in an interest-bearing suspense account any moneys received from any Global Guarantor or on account of that Global Guarantor's liability under this Clause.

20.7 NON-COMPETITION

     Unless:

     (a) all amounts which may be or become payable (other than in respect of the South African Facility) by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

     (b)  the Global Facility Agent otherwise directs,

     no Global Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

     (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

     (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Global Guarantor's liability under this Clause;


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     (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

     Each Global Guarantor must hold in trust for and immediately pay or transfer to the Global Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Global Facility Agent under this Clause.

20.8 RELEASE OF GLOBAL GUARANTORS' RIGHT OF CONTRIBUTION

     If any Global Guarantor ceases to be a Global Guarantor in accordance with the terms of the Finance Documents for the purposes of any sale or other disposal of that Global Guarantor:

     (a) that Global Guarantor will be released by each other Global Guarantor from any liability whatsoever to make a contribution to any other Global Guarantor arising by reason of the performance by any other Global Guarantor of its obligations under the Finance Documents; and

     (b) each other Global Guarantor will waive any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document where the rights or security are granted by or in relation to the assets of the retiring Global Guarantor.

20.9 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

20.10 LIMITATIONS - ENGLAND

     This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

20.11 LIMITATIONS - SPAIN

     This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance under
     Article 81 of the Spanish Joint Stock Company Law (Ley de Sociedades Anonimas) and/or under Article 40.5 of the Spanish Private Limited Companies Law (Sociedad de Responsabilidad Limitada).

20.12 LIMITATIONS - HONG KONG

     This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 47A of the Companies Ordinance (Cap.32) of the Laws of Hong Kong.


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20.13 LIMITATIONS - GERMANY

(a) Each Finance Party agrees that its right to enforce any guarantee or indemnity granted by a Global Guarantor incorporated in Germany which is constituted in the form of a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschrankter Haftung) as general partner (GmbH & Co. KG) or a limited liability company (Gesellschaft mit beschrankter Haftung GmbH) (each a RELEVANT GERMAN OBLIGOR) shall, if and to the extent that such guarantee or indemnity is an up-stream or cross-stream security which secures liabilities of the Relevant German Obligor's shareholders or of an affiliated company (verbundenes Unternehmen) of any such shareholder within the meaning of Sectiion 15 of the German Stock Corporation Act (Aktiengesetz) of such Relevant German Obligor (other than such Relevant German Obligor's Subsidiaries) which are not, without accounting for the direct and indirect interest of the Relevant German Obligor in such subsidiary, directly or indirectly, more than 50 per cent. owned by any of the Relevant German Obligor's shareholders), at all times be limited if and to the extent that
     (i) the enforcement of the guarantee granted by the Relevant German Obligor would cause the Relevant German Obligor's, and, in the case of a GmbH & Co. KG, also such Relevant German Obligor's general partner's, assets (the calculation of which shall include all items set forth in Section 266(2) A, B, and C of the German Commercial Code (Handelsgesetzbuch) less the Relevant German Obligor's or in the case of a GmbH & Co. KG, such Relevant German Obligor's general partner's, liabilities (the calculation of which shall take into account the captions reflected in Section 266(3) B, C (but disregarding, for the avoidance of doubt, the Relevant German Obligor's liabilities under this Agreement and D of the German Commercial Code) (the NET ASSET), being less than its respective registered share capital (Stammkapital) plus reserves for its own shares (Rucklage fur eigene Anteile) (the aggregate of the registered share capital and the shares for its own shares, the PROTECTED CAPITAL) (Begruendung einer Unterbilanz) or
     (ii) where the amount of the Relevant German Obligor's net Assets (or the Net Assets of its general partner if the Relevant German Obligor is a GmbH &Co. KG) are already less than its Protected Capital causing such amount to be further reduced (Vertiefung einer Unterbilanz).

(b)  For the purposes of:

     (i) the amount of any increase after the date of this Agreement of the Relevant German Obligor's, or, in the case of a German GmbH & Co. KG, its general partner's, registered share capital (1) which has been effected without the prior written consent of the Global Facility Agent and which is made out of retained earnings (Kapitalerhohug aus Gesellschaftsmitteln) or (2) to the extent that it is not fully paid up shall be deducted from the share capital; and

     (ii) loans and other contractual liabilities incurred in violation of any Finance Document shall be disregarded.

(c) The limitations set out in paragraphs (a) and (b) above shall only apply if:

     (i) within 5 Global Business Days following the receipt of notice of enforcement of the guarantee the managing directors of the Relevant German Obligor have confirmed in writing to the Global Facility Agent
          (A) to what extent the guarantee is an up-stream or cross-stream security and (B) the amount which cannot be enforced due to it causing the Net Assets of the Relevant German Obligor to fall below its stated share capital and such confirmation is supported by interim financial statements up to the end of the last completed calendar month (the MANAGEMENT DETERMINATION); or

     (ii) within 10 Global Business Days from the date the Global Facility Agent has contested the Management Determination the Global Facility Agent receives an up to date balance sheet


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          drawn-up by a firm of auditors of international standard and repute together with a determination of the Net Assets. Such balance sheet and determination of Net Assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code (Handelsgesetzbuch) and be based on the same principles that were applied when establishing the previous year's balance sheet.

(d) Should the Relevant German Obligor fail to deliver such balance sheets and/or determinations of the Net Assets within the time periods referred to above the Finance Parties shall be entitled to enforce the security granted under this Agreement subject only to paragraphs (a) and (b) above.

(e) For the avoidance of doubt, nothing in this Agreement shall be interpreted as a restriction or limitation of

     (i) the enforcement of the guarantee to the extent such guarantee guarantees obligations of a Global Guarantor incorporated in Germany itself or obligations of any of its direct or indirect subsidiaries or

     (ii) the enforcement of any claim of any Finance Party against a Borrower (in such capacity) under this Agreement.

20.14 LIMITATIONS - THE NETHERLANDS

     The guarantee and indemnities contained in this Clause do not apply to any liability to the extent that that liability would result in the guarantee or indemnity contained in this Clause constituting unlawful financial assistance within the meaning of section 2:98c and section 2:207c of the Dutch Civil Code.

20.15 LIMITATIONS - FRANCE

(a) The obligations and liabilities of each Global Guarantor incorporated in France under its guarantee hereunder shall not include any obligation which if incurred would constitute the provisions of financial assistance as defined by article L.225-216 of the French Commercial Code for the subscription, or the acquisition or the refinancing of the acquisition of its own shares and shall be limited, at any time, to an amount equal to the aggregate amount of all amounts borrowed directly by that Global Guarantor in its capacity as Borrower under this Agreement and outstanding at the time the guarantee under this Clause is called or made available to another Obligor and on-lent directly or indirectly to that Global Guarantor and outstanding at the time the guarantee under this Clause is called.

(b)  Notwithstanding any of the provisions of this Subclause 20.15 (Limitations
     - France), the liability of each Global Guarantor incorporated in France for the obligations of the Obligors which are its direct or indirect subsidiaries shall not be limited and shall cover all amounts due by such Obligors under the Finance Documents.

20.16 US GUARANTORS

(a)  In this Subclause:

     FRAUDULENT TRANSFER LAW means any bankruptcy and fraudulent transfer and conveyance statute or any related case law of the United States or any state thereof (including the District of Columbia);


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     US DEBTOR means an Obligor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that resides or has a domicile, a place of business or property in the United States of America;

     US GUARANTOR means any Guarantor that is a US Debtor; and

     terms used in this Subclause are to be construed in accordance with the fraudulent transfer laws.

(b)  Each US Guarantor acknowledges that:

     (i) it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

     (ii) those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

     (iii) each Finance Party has acted in good faith in connection with the guarantee given by that US Guarantor and the transactions contemplated by the Finance Documents.

(c) Each Finance Party agrees that each US Guarantor's liability under this Clause is limited so that no obligation of, or transfer by, any US Guarantor under this Clause is subject to avoidance and turnover under any fraudulent transfer law.

(d)  Each US Guarantor represents and warrants to each Finance Party that:

     (i) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with generally accepted accounting principles in the United States of America;

     (ii) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured;

     (iii) it is able to realise upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

     (iv) it has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and

     (v) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital; and

     (vi) it has not made a transfer or incurred an obligation under this Agreement or any other Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(e)  Each acknowledgement, representation and warranty:

     (i) in paragraph (b) is made by each US Guarantor on the date of this Agreement;

     (ii) in paragraph (d) is made on the date of this Agreement by each US Guarantor on an individual basis or in the case of a US Guarantor that has Subsidiaries that are also Guarantors, on the basis of the consolidated assets and liabilities of that US Guarantor and its Subsidiaries that are Guarantors.


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     (iii) in this Subclause 20.16 (US Guarantors) is deemed to be repeated whenever a representation is deemed to by repeated under Subclause
          22.25 (Times for making representations and warranties); and

     (iv) in this Subclause 20.16 (US Guarantors) is, when repeated, applied to the circumstances existing at the time of repetition.

20.17 NO GUARANTEE OF THE SOUTH AFRICAN FACILITY

(a) Notwithstanding any term of this Clause, nothing in this Clause will result in any Global Guarantor being liable for any amount payable under or in respect of the South African Facility.

(b) Under this Clause 20 (Guarantee and Indemnity - Global Facility) the liability of Pyramid Freight BVI is limited to the aggregate amount generated from any of its assets not located in South Africa. Notwithstanding any term of this Clause, nothing in this Clause will result in Pyramid Freight, South Africa being liable to apply assets located in South Africa in respect of the Global Facility.

21. GUARANTEE AND INDEMNITY - SOUTH AFRICAN FACILITY

21.1 GUARANTEE AND INDEMNITY

     Each South African Guarantor jointly and severally and irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by each South African Borrower of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that, whenever a South African Borrower does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand by the South African Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

     (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

21.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable (other than in respect of the Global Facility) by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3 REINSTATEMENT

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each South African Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.


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21.4 WAIVER OF DEFENCES

(a) The obligations of each South African Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

     (i)  any time or waiver granted to, or composition with, any person;

     (ii) any release of any person under the terms of any composition or arrangement;

     (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

     (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

     (vi) any amendment (however fundamental) of a Finance Document or any other document or security;

     (vii) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

     (viii) any insolvency or similar proceedings.

(b) Each South African Guarantor irrevocably and unconditionally waives and forfeits the benefits of excussion and division non numeratae pecuniae, non causa debiti, revision of accounts and errori calcui which might serve to limit, reduce, abate or otherwise restrict its liability under this Clause.

21.5 IMMEDIATE RECOURSE

(a) Each South African Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that South African Guarantor under this Clause.

(b) This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6 APPROPRIATIONS

     Until all amounts which may be or become payable (other than in respect of the Global Facility) by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any South African Guarantor under this Clause:

     (a) (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

          (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and


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     (b)  hold in an interest-bearing suspense account any moneys received from any South African Guarantor or on account of that South African Guarantor's liability under this Clause.

21.7 NON-COMPETITION

     Unless:

     (a) all amounts which may be or become payable (other than in respect of the Global Facility) by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

     (b)  the South African Facility Agent otherwise directs,

     no South African Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

     (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

     (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that South African Guarantor's liability under this Clause;

     (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf);

     (iv) apply for the liquidation or winding up of any Obligor; or

     (v) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

     Each South African Guarantor must hold in trust for and immediately pay or transfer to the South African Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the South African Facility Agent under this Clause.

21.8 RELEASE OF SOUTH AFRICAN GUARANTORS' RIGHT OF CONTRIBUTION

     If any South African Guarantor ceases to be a South African Guarantor in accordance with the terms of the Finance Documents for the purposes of any sale or other disposal of that South African Guarantor:

     (a) that South African Guarantor will be released by each other South African Guarantor from any liability whatsoever to make a contribution to any other South African Guarantor arising by reason of the performance by any other South African Guarantor of its obligations under the Finance Documents; and

     (b) each other South African Guarantor will waive any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document where the rights or security are granted by or in relation to the assets of the retiring South African Guarantor.


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21.9 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

21.10 NO GUARANTEE OF THE GLOBAL FACILITY

(a) Notwithstanding any term of this Clause, nothing in this Clause will result in any South African Guarantor being liable for any amount payable under or in respect of the Global Facility.

(b) Under this Clause 21 (Guarantee and Indemnity - South African Facility) the liability of Pyramid Freight, South Africa is limited to the aggregate amount generated from any of its assets located in South Africa. Notwithstanding any term of this Clause, nothing in this Clause will result in Pyramid Freight BVI being liable to apply assets not located in South Africa in respect of the South African Facility.

22. REPRESENTATIONS AND WARRANTIES

22.1 REPRESENTATIONS AND WARRANTIES

     The representations and warranties set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

22.2 STATUS

(a) It is a limited liability company, duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c) Lake State Trucking, Inc. is a holding company and it does not carry out any business or hold any assets other than:

     (i)  the shares in Sammons Transportation, Inc;

     (ii) no more than 90 tractors and 150 trailers and incurring obligations under lease purchase agreements in respect of those tractors and trailers; and

     (iii) incurring Financial Indebtedness under the Finance Documents or the USPP Documents.

22.3 POWERS AND AUTHORITY

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

22.4 LEGAL VALIDITY

(a) Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.


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

(b) Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

22.5 NON-CONFLICT

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

     (a) any law or regulation, judgement, order or decree applicable to it or any of its Subsidiaries;

     (b)  its or any of its Subsidiaries' constitutional documents; or

     (c) any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets which has or is reasonably likely to have a Material Adverse Effect.

22.6 NO DEFAULT

(a) No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document; and

(b) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

22.7 AUTHORISATIONS

     All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

22.8 FINANCIAL STATEMENTS

(a) Subject to paragraph (b) below, its financial statements most recently delivered to the Coordinating Facility Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

     (i) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

     (ii) represents fairly in all material respects its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

     except, in each case, as disclosed to the contrary in those financial statements.

(b) In respect of the Original Financial Statements, it is possible that the Company will be required to revise its accounting treatment in the manner and to the extent set out in Schedule 15 (Financial Statements Qualification).

22.9 NO MATERIAL ADVERSE CHANGE

     In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Company since the date to which the Original Financial Statements were drawn up.


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22.10 LITIGATION

     No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect except as set out in Schedule 12 (Current Litigation).

22.11 INFORMATION MEMORANDUM

(a) In this Subclause, INFORMATION MEMORANDUM means the information memorandum prepared on behalf of, and approved by, the Company in connection with this Agreement.

(b)  In the case of the Company only:

     (i) the factual information contained in the Information Memorandum is, to its knowledge, true and accurate in all material respects as of the date it was provided or (if appropriate) as at the date (if any) at which it is stated to be given;

     (ii) the financial projections contained in the Information Memorandum have been prepared as at its date, on the basis of recent historical information and assumptions believed by the Company to be fair and reasonable as at the date those projections were prepared, and subject to the qualifications and limitations stated therein; and

     (iii) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum which, if disclosed, would make the Information Memorandum untrue or misleading in any material respect.

22.12 TAXES

(a) It is not overdue in the filing of any Tax returns or filings relating to any material amount of Tax and it is not overdue in the payment of any material amount of, or in respect of, Tax except in respect of any Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles of the relevant member of the Group have been set aside on its books.

(b) No claims or investigations by any Tax authority are being or are reasonably likely to be made or conducted against it which are reasonably likely to result in a liability of or claim against any member of the Group to pay any material amount of, or in respect of, Tax other than the claims listed in Schedule 12 (Current Litigation).

(c)  For Tax purposes:

     (i) it (other than Pyramid Freight) is resident only in the jurisdiction of its incorporation; and

     (ii) in the case of Pyramid Freight it is resident only in the British Virgin Islands and South Africa.

(d) Under the law of its jurisdiction of incorporation, it is not necessary or desirable that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction other than the filing of this Agreement with the Securities and Exchange Commission in the United States of America.


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

(e) Any stamp or registration duty or similar Tax or charge payable in its jurisdiction of incorporation in respect of any Finance Document has been paid or will be paid within 5 days of the date of this Agreement.

(f) As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

22.13 ENVIRONMENT

(a) It has obtained all Environmental Approvals required for the carrying on of its business as currently conducted and has at all times complied with:

     (i)  the terms and conditions of such Environmental Approvals; and

     (ii) all other applicable Environmental Laws,

     where, in each case, if not obtained or complied with the failure or its consequences would have a Material Adverse Effect. There are to its knowledge no circumstances that may prevent or interfere with such compliance in the future.

(b) There is no Environmental Claim pending or formally threatened and there are no past or present acts, omissions, events or circumstances that would form, or are reasonably likely to form, the basis of any Environmental Claim (including any arising out of the generation, storage, transport, disposal or release of any dangerous substance) against any member of the Group which, if adversely determined, would have a Material Adverse Effect.

22.14 PENSION PLANS

(a) The Unfunded Liability of all Pension Plans of each member of the Group does not in the aggregate exceed the Total Plan Liability for all such Pension Plans by an amount which, if claimed, would have or would be reasonably likely to have a Material Adverse Effect.

(b) Each such Pension Plan complies in all material respects with all applicable requirements of law and regulations.

(c) No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any such Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise which has or is reasonably likely to have a Material Adverse Effect.

(d) There are no pending or, to the knowledge of any member of the Group, threatened, claims, actions, investigations or lawsuits against any such Pension Plan, any fiduciary of any such Pension Plan, or any member of the Group or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which have or are reasonably likely to have a Material Adverse Effect.

(e) Neither any member of the Group nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability.

(f) Within the past five years, neither any member of the Group nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability


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

     being transferred out of the Controlled Group, which has or is reasonably likely to have a Material Adverse Effect.

(g) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which has or is reasonably likely to have a Material Adverse Effect.

22.15 LABOUR MATTERS

(a) No member of the Group is subject to any collective bargaining or similar agreement, other than those companies set out in Schedule 13 (Collective Bargaining Arrangements).

(b) There are no existing or threatened strikes, slowdowns, lockouts or other similar labour disputes involving any member of the Group that singly or in the aggregate have or are reasonably likely to have a Material Adverse Effect.

(c) Hours worked by and payment made to employees of each member of the Group are not in violation in any material respect of:

     (i) in the case of each member of the Group incorporated or operating in the United States, the United States Fair Labor Standards Act of 1938; or

     (ii) in the case of each member of the Group, any other applicable law, rule or regulation dealing with such matters.

22.16 ASSETS

     It owns or has leased or licensed to it all assets necessary to conduct its business as it is being or will be conducted.

22.17 GROUP STRUCTURE AND INSOLVENCY

(a) In the case of the Company only and as at the date of this Agreement, the group structure chart delivered under Subclause 4.1 (Conditions precedent documents) shows all members of the Group.

(b) 100 per cent. of the issued share capital of each Obligor (other than (i) an Obligor under the South African Facility and (ii) Ambassador Brokerage Limited) is directly or indirectly wholly owned by the Company.

(c) 60 per cent. or more of the issued share capital of Ambassador Brokerage Limited is directly or indirectly owned by the Company.

(d) In the case of the Company and each Obligor under the South African Facility, the group structure chart delivered under Subclause 4.1 (Conditions precedent documents) shows the shareholders of and their percentage shareholdings in each Obligor under the South African Facility and the shareholders of or partners in such entities.

(e) Pyramid Freight, South Africa holds not less than 74.9 per cent. of the capital account balances in Sisonke Partnership.

(f)  As at the date of this Agreement:

     (i) no member of the Group is unable, or is deemed to be unable for the purposes of any applicable law, or admits or has admitted its inability, to pay its debts as and when they fall


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

          due or has suspended, or announced an intention to suspend, making payments on any of its debts;

     (ii) no member of the Group, by reason of actual or anticipated financial difficulties has begun negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness; and

     (iii) no moratorium has been declared in respect of any indebtedness of any member of the Group.

22.18 INSURANCE

(a) There is no outstanding insured loss or liability incurred by it which is not expected to be covered to the full extent of that loss or liability which has or could reasonably be expected to have a Material Adverse Effect.

(b) There has been no non-disclosure, misrepresentation or breach of any term of any insurance which would entitle any insurer of that insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Group.

22.19 CASS RESERVE

     Each member of the Group that is a party to the CASS Agreement has timely paid all accounts payable due and owing to CASS in accordance with the terms and provisions of the CASS Agreement, except any such accounts payable which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles in the jurisdiction of incorporation of that member of the Group shall have been set aside on its books and records.

22.20 PARI PASSU

     Its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

22.21 DUTCH BANKING ACT

     If a Dutch Borrower is a credit institution (Kredietinstelling) under the Dutch Banking Act, it is in compliance with the applicable provisions of the Dutch Banking Act.

22.22 IMMUNITY

(a) The entry by it into each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b) it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

22.23 JURISDICTION/GOVERNING LAW

(a)  Its:


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     (i)  irrevocable submission under this Agreement to the jurisdiction of the courts of England and New York;

     (ii) agreement that this Agreement is governed by English law; and

     (iii) agreement not to claim any immunity to which it or its assets may be entitled,

     are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) any judgment obtained in England or in New York will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

22.24 UNITED STATES LAWS

(a)  In this Subclause:

     ANTI-TERRORISM LAW means each of:

     (i) Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the EXECUTIVE ORDER);

     (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

     (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and

     (iv) any similar law enacted in the United States of America subsequent to the date of this Agreement.

     HOLDING COMPANY, has the meaning given to it in the United States Public Utility Holding Company Act of 2005.

     INVESTMENT COMPANY has the meaning given to it in the United States Investment Company Act of 1940.

     PUBLIC UTILITY has the meaning given to it in the United States Federal Power Act of 1920.

     RESTRICTED PARTY means any person listed:

     (i)  in the Annex to the Executive Order;

     (ii) on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

     (iii) in any successor list to either of the foregoing.

(b)  It is not:

     (i) a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the


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          meaning of the United States Public Utility Holding Company Act of
          2005 or subject to regulation under the United States Public Utility Holding Company Act of 2005;

     (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920;

     (iii) an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the United States Investment Company Act of 1940;

     (iv) engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Clause 25.23 (United States laws)), and no proceeds of any Loan and no Letter of Credit will be used directly or indirectly to purchase or carry any Margin Stock or for any other purpose in violation of the Margin Regulations (as defined in Clause 25.23 (United States laws)); or;

     (v) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c) Margin Stock does not constitute more than 1 per cent of the value of the consolidated assets of any Obligor and its Subsidiaries and no Obligor has any present intention that Margin Stock will constitute more than 1 per cent of the value of such assets.

(d)  To the best of its knowledge, neither it nor any of its Affiliates:

     (i)  is, or is controlled by, a Restricted Party;

     (ii) has received funds or other property from a Restricted Party; or

     (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(e) It and each of its Affiliates have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

22.25 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

(a) The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by:

     (i) each Additional Obligor and the Company on the date on which that Additional Obligor becomes an Obligor; and

     (ii) each Obligor on the date of each Request and the first day of each Term.

(c) When a representation and warranty in Clause 22.6(a) (No default) is repeated on a Request for a Rollover Credit, the reference to a Default will be construed as a reference to an Event of Default.

(d) When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.


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23. INFORMATION COVENANTS

23.1 FINANCIAL STATEMENTS

(a) The Company must supply to the Coordinating Facility Agent in sufficient copies for all the Lenders:

     (i) its audited consolidated financial statements in the form of the Company's Form 10-K for each of its fiscal years;

     (ii) its unaudited consolidated quarterly financial statements in the form of the Company's Form 10-Q for each of its fiscal quarters;

     (iii) the unaudited unconsolidated balance sheet and income statements in the form provided to the Finance Parties immediately prior to the date of this Agreement (or, where available, the audited unconsolidated balance sheet and income statements) of each member of the South African Group and Pyramid Freight BVI as at the end of each fiscal year of the Company;

     (iv) the unaudited unconsolidated balance sheet and income statements of each member of the South African Group and Pyramid Freight BVI as at the end of each fiscal quarter of the Company;

     (v) the unaudited consolidated financial statements of Pyramid Freight, South Africa for each of its fiscal years;

     (vi) the unaudited consolidated financial statements of Pyramid Freight, South Africa for each of its fiscal quarters; and

     (vii) an aged debtor analysis showing all amounts owed to each member of the South African Group on an aged basis as at the end of each fiscal year of the South African Group.

(b) All financial statements must be supplied as soon as they are available and:

     (i)  in the case of the Company's Form 10-K, within 90 days;

     (ii) in the case of the Company's Form 10-Q, within 45 days;

     (iii) in the case of the unaudited unconsolidated balance sheet and income statements (or, where available, the audited unconsolidated balance sheet and income statements) of each member of the South African Group and Pyramid Freight BVI as at the end of each fiscal year of the Company, within 90 days;

     (iv) in the case of the unaudited unconsolidated balance sheet and income statements of each member of the South African Group and Pyramid Freight BVI as at the end of each fiscal quarter of the Company, within 45 days;

     (v) in the case of the unaudited consolidated financial statements of Pyramid Freight, South Africa Branch, within 90 days;

     (vi) in the case of the unaudited consolidated financial statements of Pyramid Freight, South Africa Branch, within 45 days; and


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     (vii) the aged debtor analysis showing all amounts owing to each member of the South African Group, within 90 days,

     of the end of the relevant financial period.

23.2 FORM OF FINANCIAL STATEMENTS

(a) The Company must ensure that each set of financial statements supplied under this Agreement represents (if audited) fairly in all material respects, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up and the results of operations of the relevant person for the period covered by those financial statements.

(b) The Company must notify the Coordinating Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c) If requested by the Coordinating Facility Agent, the Company must supply to the Coordinating Facility Agent:

     (i)  a full description of any change notified under paragraph (b) above;
          and

     (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d) If requested by the Coordinating Facility Agent or the Company, the Company and the Coordinating Facility Agent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Coordinating Facility Agent will be, with the prior consent of the Majority Lenders, acting reasonably, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

23.3 COMPLIANCE CERTIFICATE

(a)  The Company must supply to the Coordinating Facility Agent:

     (i) with each set of its financial statements sent to the Coordinating Facility Agent under this Agreement a Compliance Certificate; and

     (ii) with each set of its annual financial statements sent to the Coordinating Facility Agent under this Agreement, a report of the Auditors addressed to the Finance Parties confirming compliance by the Company with the financial covenants set out in the Compliance Certificate.

(b) A Compliance Certificate must be signed by two senior officers of the Company or, if one senior officer has the power to represent the Company, by one senior officer of the Company.


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23.4 INFORMATION - MISCELLANEOUS

     The Company must supply to the Coordinating Facility Agent, in sufficient copies for all the Lenders if the Coordinating Facility Agent so requests:

     (a) copies of all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or might, if adversely determined, have a Material Adverse Effect;

     (c) promptly on request, such further information regarding the financial condition, assets and operations of the Group as any Finance Party through the Coordinating Facility Agent may reasonably request;

     (d) a copy of any document delivered to the Noteholders under the USPP Documents promptly after such document is dispatched to the Noteholders; and

     (e)  in relation to any prepayment under Clause 12.5 (Mandatory prepayment
          - disposal and insurance proceeds) copies of any acceptances of offers and prepayment by the Noteholders promptly after they are received.

23.5 NOTIFICATION OF DEFAULT

(a) Unless the Coordinating Facility Agent has already been so notified by another Obligor, each Obligor must notify the Coordinating Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Coordinating Facility Agent, the Company must supply to the Coordinating Facility Agent a certificate, signed by two of its authorised signatories on its behalf (or, if one signatory alone is authorised to act on behalf of the Company, by one authorised signatory on its behalf), certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

23.6 YEAR END

     The Company must not change its fiscal year end.

23.7 KNOW YOUR CUSTOMER REQUIREMENTS

(a) Subject to paragraph (b) below, each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b) An Obligor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Finance Party and the requirement arises as a result of:

     (i) the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;


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     (ii) any change in the status of an Obligor or any change in the composition of shareholders of an Obligor where a shareholder is not an Obligor after the date of this Agreement; or

     (iii) a proposed assignment or transfer by the Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer.

(c) Each Lender must promptly on the request of the Coordinating Facility Agent supply to the Coordinating Facility Agent any documentation or other evidence which is reasonably required by the Coordinating Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

24. FINANCIAL COVENANTS

24.1 DEFINITIONS

     In this Clause:

     CONSOLIDATED EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period:

     (a) including the net pre-taxation profits of a member of the Group or business or assets acquired by a member of the Group during that Measurement Period for the part of that Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

     (b) excluding the net pre-taxation profits attributable to any member of the Group or to any business or assets sold during that Measurement Period,

     and all as adjusted by:

     (i)  adding back Consolidated Interest Payable;

     (ii) taking no account of any extraordinary item (or any exceptional items); and

     (iii) adding back depreciation and amortisation.

     CONSOLIDATED INTEREST PAYABLE means all interest and other financing charges (whether, in each case, paid, payable or capitalised) incurred by the Group during a Measurement Period.

     CONSOLIDATED NET WORTH means at any time the aggregate of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

     (b) the net amount standing to the credit (or debit) of the consolidated reserves of the Group,

     based on the latest published consolidated balance sheet of the Company (the LATEST BALANCE SHEET) but adjusted by:

     (i) deducting any amount attributable to any mandatorily redeemable preference shares redeemable before the Final Maturity Date;

     (ii) deducting any dividend or other distribution proposed, declared or made by the Company (except to the extent it has been taken into account in the latest balance sheet); and


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     (iii) deducting any amount attributable to an upward revaluation of assets after the date of the Original Financial Statements or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group.

     CONSOLIDATED TOTAL BORROWINGS means, in respect of the Group, at any time the aggregate of the following liabilities calculated at the nominal or principal amount or (if applicable) other amount at which the liability would be carried in a consolidated balance sheet of the Company drawn up at that time:

     (a)  any moneys borrowed;

     (b) any acceptance under any acceptance credit (including any dematerialised equivalent);

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d)  any indebtedness under a finance lease or Capital Lease;

     (e) any moneys owing in connection with the sale or discounting of receivables (except to the extent that there is no recourse);

     (f) any amounts attributable to any redeemable preference shares which are redeemable before the Final Maturity Date;

     (g) any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (excluding the US$70,000,000 (or its equivalent) earn out arrangement in connection with the acquisition of Grupo SLi and Union S.L.);

     (h) any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

     (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution (but excluding the amount of any Letter of Credit issued in respect of a Local Working Capital Facility); and

     (j) any indebtedness of any person of a type referred to in the above paragraphs which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

     CURRENT ASSETS means all assets of the Group which would be classified as current assets.

     CURRENT LIABILITIES means all liabilities of the Group which would be classified as current liabilities.

     GROSS ASSETS means gross assets which are not subject to any Security Interest.

     MEASUREMENT PERIOD means a period of 12 months ending on the last day of a financial quarter year of the Company.

     PRE-TAXATION PROFITS means net income adding back minority interest expense and provision for income tax.


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

     SOUTH AFRICAN CONSOLIDATED EBITDA means the consolidated net pre-taxation profits of the South African Group for a Measurement Period:

     (a) including the net pre-taxation profits of a member of the South African Group or business or assets acquired by a member of the South African Group during that Measurement Period for the part of that Measurement Period when it was not a member of the South African Group and/or the business or assets were not owned by a member of the South African Group; but

     (b) excluding the net pre-taxation profits attributable to any member of the South African Group or to any business or assets sold during that Measurement Period,

     and all as adjusted by:

     (i)  adding back South African Consolidated Interest Payable;

     (ii) taking no account of any extraordinary item; and

     (iii) adding back depreciation and amortisation.

     SOUTH AFRICAN CONSOLIDATED INTEREST PAYABLE means all interest and other financing charges (whether, in each case, paid, payable or capitalised) incurred by the South African Group (and Pyramid Freight in respect of its operations in South Africa) during a Measurement Period.

24.2 INTERPRETATION

(a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b) Any amount in a currency other than US Dollars is to be taken into account at its US Dollar equivalent calculated on the basis of:

     (i) the Coordinating Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

     (ii) if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

(c) No item must be credited or deducted more than once in any calculation under this Clause.

24.3 CONSOLIDATED NET WORTH

     The Company must ensure that Consolidated Net Worth is not, on the last day of a financial quarter year of the Company (beginning with the financial quarter ended 31 July, 2006), less than US$586,500,000 (the THRESHOLD CNW AMOUNT) plus:

     (a) (from and including the last day of the financial quarter year of the Company ending 31 January 2007) an amount equal to 25 per cent. of the annual net earnings of the Company in respect of the previous financial year (if positive); and


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     (b)  the aggregate of any amounts by which the Threshold CNW Amount has been increased by any additions under paragraph (a) above in previous years.

24.4 LEVERAGE RATIO

     The Company must ensure that the ratio of Consolidated Total Borrowings to Consolidated EBITDA is not, at the end of each Measurement Period, greater than 3.00 to 1.00.

24.5 INTEREST COVER

     The Company must ensure that the ratio of Consolidated EBITDA to Consolidated Interest Payable is not, at the end of each Measurement Period, less than 4.00 to 1.00.

24.6 CURRENT RATIO

     The Company must ensure that the ratio of Current Assets to Current Liabilities is not, at any time, less than 1.10 to 1.00.

24.7 GLOBAL GUARANTOR COVER

(a) The Company must ensure that each person who becomes a Global Borrower becomes a Global Guarantor before or at the same time as it becomes an Additional Borrower.

(b)  The Company must ensure that:

     (i) the Gross Assets of the Global Guarantors contribute at any time 50 per cent. or more of the Gross Assets of the Group at that time; and

     (ii) the aggregate contribution of the Global Guarantors to the Consolidated EBITDA is, at any time, at least 45 per cent. of the Consolidated EBITDA at that time.

(c)  For the purpose of paragraph (b) above:

     (i)  subject to sub-paragraph (ii) below:

          (A) the contribution of each Global Guarantor will be determined from its financial statements which were consolidated into the latest consolidated financial statements of the Company; and

          (B) the financial condition of the Group will be determined from the latest consolidated financial statements of the Company;

     (ii) if a person becomes a member of the Group after the date on which the latest consolidated financial statements of the Company were prepared:

          (A) the contribution of that person will be determined from its latest financial statements; and

          (B) the financial condition of the Group will still be determined from the latest consolidated financial statements of the Company but will be adjusted by reference to the financial statements referred to in paragraph (ii) (A) above to take into account that person becoming a member of the Group; and


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     (iii) the contribution of:

          (A) a Global Guarantor will if it has Subsidiaries, be determined from its unconsolidated financial statements;

          (B) a Global Guarantor will exclude intra-group items which would be eliminated in the consolidated financial statements of the Company; and

          (C) Pyramid Freight BVI will exclude any amount of Pyramid Freight Debt owing to it.

24.8 SOUTH AFRICA GUARANTOR COVER

(a) The Company must ensure that each person who becomes a South African Borrower becomes a South African Guarantor before or at the same time as it becomes a South African Borrower.

(b)  The Company must ensure that:

     (i) the Gross Assets of the South African Guarantors contribute at any time 80 per cent. or more of the Gross Assets of the South African Group at that time; and

     (ii) the aggregate contribution of the South African Guarantors to the South African Consolidated EBITDA is, at any time, at least 80 per cent. of the South African Consolidated EBITDA at that time.

(c)  For the purpose of paragraph (b) above:

     (i)  subject to sub-paragraph (ii) below:

          (A) the contribution of each South African Guarantor will be determined from its latest unconsolidated financial statements; and

          (B) the financial condition of the South African Group will be determined from the latest audited consolidated financial statements of Pyramid Freight, South Africa relating to each member of the South African Group;

     (ii) if a person becomes a member of the South African Group after the date on which the latest audited unconsolidated financial statements of each member of the South African Group were prepared:

          (A) the contribution of that person will be determined from its latest financial statements; and

          (B) the financial condition of the South African Group will still be determined from the latest audited consolidated financial statements of Pyramid Freight, South Africa relating to each member of the South African Group but will be adjusted by reference to the financial statements referred to in paragraph
               (ii) (A) above to take into account that person becoming a member of the Group; and

     (iii) the contribution of a South African Guarantor will exclude intra-group items which would be eliminated in the consolidated financial statements of Pyramid Freight, South Africa relating to each member of the South African Group.


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25. GENERAL COVENANTS

25.1 GENERAL

     Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

25.2 AUTHORISATIONS

(a)  Each Obligor must promptly:

     (i)  obtain, maintain and comply with the terms; and

     (ii) supply certified copies to the Coordinating Facility Agent,

     of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

(b) Each member of the Group must obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.3 COMPLIANCE WITH LAWS

     Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.4 PARI PASSU RANKING

     Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for:

     (a) obligations mandatorily preferred by law applying to companies generally; and

     (b)  obligations that are subordinated under Clause 25.16 (Pyramid Freight
          Debt).

25.5 NEGATIVE PLEDGE

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)  No member of the Group may:

     (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities;

     (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

     (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

     (iv) enter into any other preferential arrangement having a similar effect,


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     in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)  Paragraphs (a) and (b) do not apply to:

     (i) any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

     (ii) any lien arising by operation of law and in the ordinary course of business;

     (iii) Security Interests for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in conformity with generally accepted accounting principles in the relevant jurisdiction;

     (iv) Security Interests that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Security Interest attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

     (v) attachments, appeal bonds, judgments and other similar Security Interests, for sums not exceeding in aggregate US$5,000,000 (or its equivalent) arising in connection with any court proceedings, provided the execution or other enforcement of such Security Interests is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (vi) any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only provided that (A) the aggregate amount covered by any such Security Interest does not exceed US$10,000,000 (or its equivalent) at any time; (B) such Security Interest is only in place for the period of six months from the date of acquisition; and (C) the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

     (vii) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any member of the Group;

     (viii) any Security Interest entered into pursuant to a Finance Document;

     (ix) any Security Interest constituted by the Cession in Security
          Agreement;

     (x)  any Security Interest in favour of CASS arising under the CASS
          Agreement;

     (xi) any Security Interest under the escrow agreement dated 7 March 2006 by and between the Company, Endeavour Capital Fund III, L.P., as representative of the shareholders and option holders of Market Industries, Ltd., and U.S. Bank National Association, a national banking association;

     (xii) any Security Interest arising as a result of a Capital Lease permitted to subsist under Subclause 25.8 (Financial Indebtedness);


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     (xiii) any Security Interest created by an Obligor under the Global
          Facility in favour of another Obligor under the Global Facility (provided that no such Security Interest may be granted in favour of Pyramid Freight, South Africa by an Obligor under the Global Facility) or by an Obligor under the South African Facility to another Obligor under the South African Facility (provided that no such Security Interest may be granted in favour of Pyramid Freight BVI by an Obligor under the South African Facility); or

     (xiv) any Security Interest listed or referred to in the column headed "Security or guarantee supporting the facility" of Schedule 10 (Existing Indebtedness) provided that:

          (A) all Security Interests securing facilities or guarantees listed in Part 1 of Schedule 10 (Existing Indebtedness) are irrevocably released on or before the first Utilisation Date;

          (B) all guarantees listed in Part 2 of Schedule 10 (Existing Indebtedness) are (I) irrevocably released by no later than the date falling three months from the date of this Agreement and
               (II) covered by a Letter of Credit issued under this Agreement in respect of the full amount of such guarantee from the first Utilisation Date to the date on which they are released; and

          (C) all Security Interests securing facilities or guarantees listed in Part 3 of Schedule 10 (Existing Indebtedness) are irrevocably released by no later than the date falling three months from the date of this Agreement.

25.6 OPERATING LEASES

(a) Except as provided below, no member of the Group may permit to subsist or enter into any Operating Lease.

(b) Paragraph (a) above does not apply to any Operating Lease where the aggregate amount of the rental payments made (or scheduled to be made) under that Operating Lease, when aggregated with the aggregate amount of rental payments made (or scheduled to be made) under any other Operating Lease entered into under this paragraph (b) do not exceed US$120,000,000 (or its equivalent) in any fiscal year of the Company.

25.7 DISPOSALS

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)  Paragraph (a) does not apply to any disposal:

     (i)  made in the ordinary course of trading of the disposing entity;

     (ii) involving the sale or lease of inventory in the ordinary course of business of the disposing entity;

     (iii) of assets in exchange for other assets comparable or superior as to type, value and quality;

     (iv) of any asset for cash of obsolete, worn out or redundant vehicles, plant or equipment on arm's length terms;


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     (v)  of any asset (not being a business and not being shares, securities, or interests in real property) to a Permitted Joint Venture on arm's length terms (but, for the avoidance of doubt, subject to any limit applicable to that Permitted Joint Venture);

     (vi) where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed US$5,000,000 (or its equivalent) in any fiscal year of the Company;

     (vii) where the net proceeds of the disposal have been applied in mandatory prepayment of the Facilities in accordance with Clause 12.5 (Mandatory prepayment - disposal and insurance proceeds); or

     (viii) permitted under Clause 25.10 (Mergers).

25.8 FINANCIAL INDEBTEDNESS

(a) Except as provided below, no member of the Group may incur or allow to be outstanding any Financial Indebtedness.

(b) Subject to paragraphs (c), (d) and (e) below, paragraph (a) does not apply to:

     (i)  any Financial Indebtedness incurred under the Finance Documents;

     (ii) any Financial Indebtedness incurred by an entity that is an Obligor under the Global Facility (including for the avoidance of doubt, any guarantees) under the USPP Documents (excluding any increases to such Financial Indebtedness after the date on which the USPP Documents are provided under Clause 4.1 (Conditions precedent documents));

     (iii) any Financial Indebtedness owed by one Obligor under the Global Facility to another Obligor under the Global Facility and the Pyramid Freight Debt provided that no such Financial Indebtedness may be owed by Pyramid Freight, South Africa (other than the Pyramid Freight
          Debt);

     (iv) Financial Indebtedness owed by a member of the Group which is not an Obligor under the Global Facility to an Obligor under the Global
          Facility:

          (A)  to the extent such Financial Indebtedness is listed in Part 1 of
               Schedule 11 (Existing Intercompany Indebtedness) including (I) any extension to the maturity date of such Financial Indebtedness and (II) any such Financial Indebtedness to the extent that it is transferred or assigned by the entity to which such Financial Indebtedness is owed to another Obligor under the Global Facility (and excluding, for the avoidance of doubt, any refinancing of such Financial Indebtedness or any transfer or assignment by the entity owing such Financial Indebtedness); or

          (B)  in addition to Financial Indebtedness falling within paragraph
               (iv)(A) above, provided that the aggregate of any such Financial Indebtedness does not exceed US$5,000,000 (or its equivalent) at any time;

     (v) Financial Indebtedness owed by a member of the Group which is not an Obligor under the South African Facility to an Obligor under the South African Facility to the extent such Financial Indebtedness is listed in Part 2 of Schedule 11 (Existing Intercompany Indebtedness), including (A) any extension to the maturity date and (B) any such Financial


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          Indebtedness to the extent that it is transferred or assigned by the entity to which such Financial Indebtedness is owed to another Obligor under the South African Facility (and excluding, for the avoidance of doubt, any refinancing of such Financial Indebtedness or any transfer or assignment by the entity owing such Financial Indebtedness);

     (vi) Financial Indebtedness listed in Schedule 10 (Existing Indebtedness) in an amount not exceeding the amount set out in the columns headed "Overdraft Facilities (Local Currency)" and "Guarantees (Local Currency)" and any Financial Indebtedness refinancing Financial Indebtedness listed in Schedule 10 (Existing Indebtedness) including increases to the amount of such Financial Indebtedness by no more than 20 per cent. of the amount set out in the columns headed "Overdraft Facilities (Local Currency)" and "Guarantees (Local Currency)" in
          Schedule 10 (Existing Indebtedness);

     (vii) any Financial Indebtedness owed by one Obligor under the South African Facility to another Obligor under the South African Facility;

     (viii) any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only provided that (A) the aggregate of any such Financial Indebtedness does not exceed US$25,000,000 (or its equivalent) at any time, and (B) any such Financial Indebtedness is repaid in full within six months from the date of acquisition;

     (ix) any derivative transaction entered into with a Lender or to support any obligations of a member of the Group under a Capital Lease protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

     (x) Financial Indebtedness incurred under any Capital Lease provided that the aggregate of any such Financial Indebtedness does not exceed US$40,000,000 (or its equivalent) at any time;

     (xi) Financial Indebtedness under the Permitted Earnout Arrangements;

     (xii) Financial Indebtedness under any earn out arrangements permitted under Clause 25.11(b)(vii) (Acquisitions);

     (xiii) Financial Indebtedness owed by a member of the Group which is not an Obligor to another member of the Group which is also not an Obligor;

     (xiv) Financial Indebtedness owed by a member of the Group that is an Obligor to a member of the Group that is not an Obligor to the extent such Financial Indebtedness is listed in Part 3 of Schedule 11 (excluding for the avoidance of doubt, any refinancing of such Financial Indebtedness or any transfer or assignment by either the entity owing such Financial Indebtedness or the entity providing such Financial Indebtedness); or

     (xv) Financial Indebtedness owed by a member of the Group to a Lender or an Affiliate of a Lender or any other entity approved by the Lenders under the relevant Facility incurred under a Local Working Capital Facility provided that a Letter of Credit is issued under this Agreement to the entity providing that Local Working Capital Facility in an amount not less than the maximum amount available under that Local Working Capital Facility.

(c) The aggregate amount of Financial Indebtedness incurred or owed by members of the South African Group (and by Pyramid Freight, South Africa to the extent that such amount is owed to an entity located in South Africa) under paragraphs (b)(vi) and (viii) to (xii) (inclusive) and (xv) above (excluding, for the avoidance of doubt the Pyramid Freight Debt or any amounts owing under the


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     Pyramid Freight Loan Agreements) when aggregated with the amount owing under or in connection with the South African Facility shall not at any time exceed South African Rand 1,000,000,000 (or its equivalent).

(d) The aggregate amount of Financial Indebtedness in respect of which interest or equivalent payments are payable and incurred or owed by members of the South African Group under paragraphs (b)(vi) and (viii) to (xii) (inclusive) and (xv) (excluding, for the avoidance of doubt the Pyramid Freight Debt or any amounts owing under the Pyramid Freight Loan Agreements) when aggregated with the amount owing under or in connection with the South African Facility shall not at any time exceed South African Rand 650,000,000 (or its equivalent).

(e) The aggregate amount of Financial Indebtedness incurred or owed by Sisonke Partnership under paragraph (b) above shall be limited to the aggregate of
     (i) the amount owing by Sisonke Partnership to Pyramid Freight, South Africa listed in Part 3 of Schedule 11 (Existing Intercompany Indebtedness); and (ii) any Financial Indebtedness incurred under a Local Working Capital Facility owed by Sisonke Partnership to a Lender or an Affiliate of a Lender or any other entity approved by the South African Lenders provided that a Letter of Credit is issued under this Agreement to the entity providing that Local Working Capital Facility in an amount not less than the maximum amount available under that Local Working Capital Facility.

25.9 CHANGE OF BUSINESS

     The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

25.10 MERGERS

     No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Lenders.

25.11 ACQUISITIONS

(a) Except as provided below, no member of the Group may make any acquisition or investment.

(b)  Paragraph (a) does not apply to:

     (i)  acquisitions or investments made in the ordinary course of trade;

     (ii) contributions of equity made by any member of the Global Group in the capital of an Obligor under the Global Facility;

     (iii) contributions of equity made by one Obligor under the South African Facility in the capital of another Obligor under the South African Facility;

     (iv) investments in Cash or Cash Equivalents;

     (v)  bank deposits held in the ordinary course of business;

     (vi) the acquisition by Pyramid Freight of Kagiso Sisonke Empowerment Trust's interest in the Sisonke Partnership on the terms set out in the Sisonke Partnership agreement between Pyramid Freight, Kagiso Ventures Limited, UTi Worldwide Inc. and the Trustees of the Kagiso Sisonke Empowerment Trust; and


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     (vii) acquisitions or investments made by a member of the Global Group not otherwise permitted under sub-paragraphs (i) to (vi) above where the consideration in respect of that acquisition or investment when aggregated with (A) the amount that could become payable in respect of any earn out arrangements that form part of that acquisition and (B) the amount that the Company, acting reasonably, considers could become payable under any indemnities connected with that acquisition does not exceed US$50,000,000 (or its equivalent) provided that:

          (A) that acquisition or investment does not involve the injection of any assets or funds of any member of the Global Group into South Africa or any state which is not either an OECD Member State or a country in which a member of the Group is incorporated and carrying on business;

          (B) immediately after completing that acquisition or investment the Company is in Pro Forma Compliance with its obligations under Clause 24 (Financial Covenants); and

          (C)  no Default is outstanding or will result from such acquisition.

25.12 ENVIRONMENTAL MATTERS

(a) Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b) Each Obligor must, promptly upon becoming aware, notify the Coordinating Facility Agent of:

     (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

     (ii) any circumstances reasonably likely to result in an Environmental
          Claim,

     which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

25.13 INSURANCE

     Each member of the Group must insure its business and assets with financially sound and reputable insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

25.14 THIRD PARTY GUARANTEES

(a) In this Subclause, a GUARANTEE includes an indemnity or other assurance against loss.

(b) No member of the Group may incur or allow to be outstanding any guarantee in respect of any person.

(c)  Paragraph (b) does not apply to:

     (i) any guarantee arising under, or expressly allowed by, the Finance Documents;

     (ii) any guarantee comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances;


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     (iii) any guarantee in respect of any Obligor under the Global Facility given by another Obligor under the Global Facility;

     (iv) any guarantee in respect of any Obligor under the South African Facility given by another Obligor under the South African Facility (other than Pyramid Freight);

     (v) the endorsement of negotiable instruments in the ordinary course of trade;

     (vi) guarantees of Financial Indebtedness of a member of the Group which is not an Obligor under the Global Facility by an Obligor under the Global Facility provided that the aggregate of any such guarantees together with the aggregate of any loans outstanding under Subclause 25.15(b)(vi) (Loans out) and the aggregate of any Relevant Distributions made under Subclause 25.18(b)(vii) (Distributions) does not exceed US$5,000,000 (or its equivalent) at any time; or

     (vii) indemnities in connection with acquisitions to the extent permitted under Clause 25.11(b)(vii) (Acquisitions).

25.15 LOANS OUT

(a) Except as provided below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)  Paragraph (a) does not apply to:

     (i) trade credit extended by any member of the Group on normal commercial terms and in the ordinary course of its trading activities;

     (ii) a loan made by a member of the Global Group to another member of the Global Group if the recipient of the loan is an Obligor under the Global Facility (other than Pyramid Freight);

     (iii) a loan made by a member of the South African Group to another member of the South African Group if the recipient of the loan is an Obligor under the South African Facility;

     (iv) the Pyramid Freight Debt;

     (v)  a loan made from a member of the Group which is not an Obligor to:

          (A)  another member of the Group which is also not an Obligor; or

          (B) a member of the Group that is an Obligor to the extent such loan is listed in Part 3 of Schedule 11 (Existing Intercompany Indebtedness) (excluding, for the avoidance of doubt, any refinancing of such loan or any transfer or assignment by either the entity making such loan or the entity receiving such loan);

     (vi) loans made by an Obligor under the Global Facility to a member of the Group which is not an Obligor under the Global Facility:

          (A) to the extent such loan is listed in Part 1 of Schedule 11 (Existing Intercompany Indebtedness) including (A) any extension to the maturity date of such loan and (B) any such loans to the extent that they are assigned or transferred from the entity providing the loan to another Obligor under the Global Facility (excluding, for the


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               avoidance of doubt, any refinancing of such loans or any transfer or assignment by the entity borrowing such loans); or

          (B) in addition to the loans falling within paragraph (vi)(A) above, provided that the aggregate of any such loans together with the aggregate of any guarantees outstanding under 25.14(c)(vi) (Third party guarantees) and the aggregate of any Relevant Distributions made under Subclause 25.18(b)(vii) (Distributions) does not exceed US$5,000,000 (or its equivalent) at any time; or

     (vii) loans made by an Obligor under the South African Facility to a member of the Group which is not an Obligor under the South African Facility to the extent such loans are listed in Part 2 of Schedule 11 (Existing Company Indebtedness) including (A) any extension to the maturity date of such loans and (B) any such loans to the extent that they are assigned or transferred from the entity providing the loan to another Obligor under the South African Facility (excluding, for the avoidance of doubt, any refinancing of such loans or any transfer or assignment by the entity borrowing such loans).

25.16 PYRAMID FREIGHT DEBT

(a) Pyramid Freight, South Africa will not make any payment in respect or on account of the Pyramid Freight Debt in cash or in kind other than as set out in paragraph (c) below.

(b)  Other than as set out in paragraph (c) below:

     (i) Pyramid Freight BVI will not demand or receive payment of any distribution in respect or on account of, the Pyramid Freight Debt in cash or in kind from Pyramid Freight, South Africa;

     (ii) Pyramid Freight BVI will not apply any money or assets in discharge of the Pyramid Freight Debt;

     (iii) Pyramid Freight BVI will not discharge any of the Pyramid Freight Debt by way of set off;

     (iv) Pyramid Freight BVI will not take or omit to take any action which might impair the order of priorities achieved or intended to be achieved by this Clause 25.16 (Pyramid Freight Debt); or

     (v) Pyramid Freight BVI will not assign, transfer or otherwise dispose of the Pyramid Freight Debt or its proceeds in favour of any person.

(c) Pyramid Freight, South Africa can make and Pyramid Freight BVI can receive payments of interest in relation to the Pyramid Freight Debt provided that:

     (i)  no Default is outstanding or would occur as a result of such payment;
          and

     (ii) each South African Borrower provides evidence reasonably satisfactory to the South African Facility Agent that the South African Group will be able to meet its next scheduled payment under the South African Facility, irrespective of the proposed payment in relation to the Pyramid Freight Debt.

(d) Pyramid Freight, South Africa will not change the terms of the Pyramid Freight Loan Agreements or the terms on which the Pyramid Freight Debt is provided without the consent of (i) the South African Majority Lenders (or, in the case of an amendment to the amount of the Pyramid Freight Debt, all South African Lenders) and (ii) the Global Majority Lenders.


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(e)  If any event mentioned in Clause 26.7 (Insolvency proceedings) occurs:

     (i) the Pyramid Freight Debt will be subordinate in right of payment to any amounts owing to the South African Finance Parties under this Agreement; and

     (ii) Pyramid Freight BVI must hold any amount recovered or receivable by it in respect of the Pyramid Freight Debt on trust for the South African Finance Parties and immediately pay it to the South African Facility Agent for application against amounts outstanding in relation to the South African Loan.

(f)  Pyramid Freight BVI will not:

     (i) accelerate any of the Pyramid Freight Debt or otherwise declare any of the Pyramid Freight Debt prematurely payable;

     (ii) enforce the Pyramid Freight Debt by execution or otherwise;

     (iii) initiate or support or take any steps with a view to:

          (A) any insolvency, liquidation, reorganisation, administration or dissolution proceedings; or

          (B) any voluntary arrangement or assignment for the benefit of creditors; or

          (C)  any similar proceedings,

          involving Pyramid Freight, South Africa, whether by petition, convening a meeting, voting for a resolution or otherwise; or

     (iv) otherwise exercise any remedy for recovery of the Pyramid Freight
          Debt.

(g) The subordination in this Clause 25.16 (Pyramid Freight Debt) is a continuing subordination and benefits the ultimate balance under the South African Facility.

(h) Except as provided in this Clause 25.16 (Pyramid Freight Debt), the subordination is not, and Pyramid Freight BVI's obligations under this Clause 25.16 (Pyramid Freight Debt) will not be affected by any act, omission or thing which, but for these provisions, would reduce, release or prejudice any of Pyramid Freight BVI's obligations under this Clause 25.16 (Pyramid Freight Debt).

(i) Until all amounts owing to the South African Finance Parties have been irrevocably paid in full, Pyramid Freight BVI will not be subrogated to any rights of the South African Finance Parties or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of Pyramid Freight's liability under this Clause 25.16 (Pyramid Freight Debt).

(j) All payments of interest in relation to the Pyramid Freight Debt and any Distributions (as defined in Clause 25.18 (Distributions)) will be made in accordance with the general distribution principles applied by the Company in respect of distributions made out of South Africa taking into account at any time the requirements of any applicable exchange control regulations, the local financial needs of the South African Group and any financial requirements of the South African Group.

(k) The Company must procure that all existing subordination arrangements in place between (among others) Nedbank Corporate and Pyramid Freight, South Africa have been terminated on or before the first Utilisation Date.


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25.17 HEDGING

(a) The Company must ensure that each member of the Group maintains interest rate and currency hedging arrangements in accordance with its general hedging policy in force as at the date of this Agreement as it may be amended by the board of directors of the Company.

(b) No member of the Group may enter into any hedging arrangements for speculative purposes.

25.18 DISTRIBUTIONS

(a)  Except as provided below no Obligor may:

     (i) declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or do anything with the same economic effect;

     (ii) repay or distribute any dividend or share premium reserve; or

     (iii) pay or allow any member of the Group to pay any management, advisory or other similar fee to or to the order of the shareholders of the Company,

     (each a DISTRIBUTION).

(b)  Paragraph (a) does not apply to:

     (i) Distributions by an Obligor under the Global Facility to another Obligor under the Global Facility (other than Pyramid Freight);

     (ii) Distributions by an Obligor under the South African Facility (other than Pyramid Freight) to another Obligor under the South African Facility;

     (iii) Distributions by an Obligor to a member of the Group which is not an Obligor provided that the purpose of making that Distribution to that member of the Group is to enable that member of the Group to make an equivalent Distribution to another Obligor;

     (iv) Distributions by the Company of up to US$15,000,000 (or its equivalent) in any fiscal year of the Company;

     (v) Distributions by Obligors under the South African Facility in accordance with Clause 25.16(j) (Pyramid Freight Debt);

     (vi) Distributions by Obligors under the South African Facility to any third party minority shareholder of that Obligor provided that such Distribution is required in order for that Obligor to make a Distribution permitted under this paragraph (b) or in accordance with Clause 25.16(j) (Pyramid Freight Debt); or

     (vii) Distributions by an Obligor to a third party provided that the aggregate of any such Distributions made in any one fiscal year of the Company (RELEVANT DISTRIBUTIONS) does not, when aggregated with the amount of any loans made under Subclause 25.15(b)(iv) (Loans out) and any guarantees outstanding under Subclause 25.14(c)(iv) (Third party guarantees) at the time that a Relevant Distribution is made, exceed US$5,000,000 (or its equivalent) at any time.


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25.19 JOINT VENTURES

(a)  Except as provided in paragraph (b) below, no member of the Group may:

     (i) enter into, invest in, acquire any interest in, transfer any asset to, lend to, be the creditor of any Financial Indebtedness of or give any guarantee in respect of the obligations of any Joint Venture; or

     (ii) trade with or sell to or acquire assets or services from any Joint Venture otherwise than on arm's length terms.

(b) Paragraph (a) does not apply to any investment in any Joint Venture (a PERMITTED JOINT VENTURE) where:

     (i)  the Joint Venture is established in an OECD Member State;

     (ii) the Joint Venture carries on a similar business or is a business similar to one currently undertaken by a member of the Group;

     (iii) the Joint Venture is a limited liability company or the investment is made through a special purpose company which is itself a limited liability company; and

     (iv) the Joint Venture Investment in respect of that Joint Venture does not exceed, when aggregated with any other Joint Venture Investment made in respect of a Permitted Joint Venture, an aggregate amount of US$20,000,000 (or its equivalent).

(c) The JOINT VENTURE INVESTMENT for the purpose of paragraph (b) above means in relation to any Joint Venture the aggregate of the:

     (i) amount subscribed for shares in or used to acquire an interest in, lent to, or otherwise invested in that Joint Venture by any member of the Group;

     (ii) actual or contingent liability of any member of the Group in respect of the liabilities of or otherwise arising out of its interest in that Joint Venture; and

     (iii) book value of any assets transferred to that Joint Venture net of any cash consideration received at the time of that transfer in accordance with Subclause 25.7(v) (Disposals).

25.20 INTELLECTUAL PROPERTY RIGHTS

(a)  In this Subclause, INTELLECTUAL PROPERTY RIGHTS means:

     (i) any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

     (ii) any copyright, data base or other intellectual property right; or

     (iii) any interest in the above,

     in each case whether registered or not and includes any related application.

(b)  Except as provided below, each member of the Group must:


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     (i)  make any registration and pay any fee or other amount which is necessary to keep the intellectual property rights which are material to the business of a member of the Group in force;

     (ii) record its interest in those intellectual property rights;

     (iii) take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those intellectual property rights; and

     (iv) not enter into licence arrangements in respect of those rights.

(c)  Paragraph (b) does not apply to:

     (i) licence arrangements entered into with members of the Group for so long as they remain members of the Group; or

     (ii) licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

25.21 TAXES

     Each member of the Group must pay all Taxes due and payable by it, unless:

     (a) payment of those Taxes is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles of the relevant member of the Group have been set aside on its books; or

     (b) failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

25.22 CASS AGREEMENT

(a) The Company must ensure that all amounts payable under the CASS Agreement are promptly paid when due unless such payment is being diligently contested in good faith by a member of the Group by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles of the relevant member of the Group have been set aside on its books.

(b) No member of the Group may amend, modify or waive any of its rights under the CASS Agreement except as may be required by CASS under the terms of the CASS Agreement.

25.23 UNITED STATES LAWS

(a)  In this Subclause:

     MARGIN REGULATIONS means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

     MARGIN STOCK has the meaning given to it in the Margin Regulations.

(b)  No Obligor may:

     (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or


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     (ii) use any Credit, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(c) No Obligor may use any part of any Credit to acquire any security in violation of section 13 or 14 of the United States Securities Exchange Act of 1934.

(d)  The Company must:

     (i) maintain, and ensure that each other member of the Group and each other member of the Controlled Group maintains, each Pension Plan in substantial compliance with all applicable requirements of law and regulations, to the extent such failure to comply has or is reasonably be likely to have a Material Adverse Effect;

     (ii) make, and ensure that each other member of the Group and each other member of the Controlled Group makes, on a timely basis, all required contributions to any Multiemployer Pension Plan; and

     (iii) not, and not permit any other member of the Group or any other member of the Controlled Group to:

          (A)  seek a waiver of the minimum funding standards of ERISA;

          (B) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan; or

          (C) take any other action with respect to any Pension Plan that would reasonably be expected to result in the PBGC to terminating, imposing liability in respect of, or causing a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in subparagraphs (i), (ii) and
          (iii) above individually or in the aggregate do not have and would not reasonably be expected to have a Material Adverse Effect.

25.24 GROUP STRUCTURE

     The Company must ensure that no change is made to the ownership structure of the Group to that shown by the group structure chart delivered to the Coordinating Facility Agent under Subclause 4.1 (Conditions precedent documents) which would:

     (a) result in any other member of the Global Group being directly or indirectly owned by any member of the South African Group; or

     (b)  otherwise have or be reasonably likely to have a Material Adverse
          Effect.

25.25 SUBSIDIARIES

(a) The Company and the direct Holding Company of UTi Spain S.L. will use their best endeavours to procure that UTi Spain S.L. is converted into a sociedad anonima and accedes to this Agreement as an Additional Guarantor on or before 31 December 2006.

(b) Lake State Trucking, Inc. must not carry out any business or hold any assets other than:

     (i)  the shares in Sammons Transportation, Inc.;


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     (ii) no more than 90 tractors and 150 trailers and incurring obligations under lease purchase agreements in respect of those tractors and trailers; and

     (iii) incurring Financial Indebtedness under the Finance Documents or the USPP Documents.

25.26 CONDITIONS SUBSEQUENT

(a)  The Company:

     (i) confirms that the obligations secured by the pledge dated 25 May 1994 between Union Transport Inc and Dresdner Bank (Luxembourg) SA (for the purposes of this paragraph (a), the RELEVANT PLEDGE)) have been irrevocably and unconditionally discharged; and

     (ii) undertakes to provide evidence to the Global Facility Agent and in form and substance satisfactory to the Global Facility Agent that the Relevant Pledge has been irrevocably and unconditionally discharged by no later than the day falling 10 Business Days after the date of this Agreement.

(b) The Company undertakes to provide the Global Facility Agent with copies of the certificate of tax compliance, in form and substance satisfactory to the Global Facility Agent in relation to UTi Integrated Logistics, Inc by no later than the day falling 10 Business Days after the date of this Agreement.

26.  DEFAULT

26.1 EVENTS OF DEFAULT

(a) Each of the events or circumstances set out in this Clause is an Event of Default.

(b)  In this Clause 26:

     PERMITTED TRANSACTION means:

     (i)  an intra-Group re-organisation on a solvent basis; or

     (ii) any other transaction agreed by the Majority Lenders.

26.2 NON-PAYMENT

     An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

     (a)  is caused by technical or administrative error; and

     (b)  is remedied within three Business Days of the due date.

26.3 BREACH OF OTHER OBLIGATIONS

(a) An Obligor does not comply with any term of Clause 25 (General Covenants) or Clause 24 (Financial Covenants); or


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(b)  an Obligor does not comply with any other term of the Finance Documents
     (other than any term referred to in Clause 26.2 (Non-payment) or in paragraph (a) above), unless the non-compliance is capable of remedy; and

     (i) is remedied within 14 days of the earlier of any Facility Agent giving notice of the breach to the Company and any Obligor becoming aware of the non-compliance; or

     (ii) is being contested in good faith by the Company or the relevant Obligor and is remedied within the time period set out in (b)(i) above.

26.4 MISREPRESENTATION

     A representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

     (a)  are capable of remedy; and

     (b) are remedied within 14 days of the earlier of any Facility Agent giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty.

26.5 CROSS-DEFAULT

     Any of the following occurs in respect of a member of the Group:

     (a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

     (b)  any of its Financial Indebtedness:

          (i)  becomes prematurely due and payable;

          (ii) is placed on demand; or

          (iii) is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

          in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

     (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

     unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than US$5,000,000 (or its equivalent) or the non-payment of the relevant Financial Indebtedness is a non-payment under a Capital Lease permitted to subsist under Subclause 25.8(b)(x) (Financial Indebtedness) if that non-payment has resulted from the loss of the asset which is subject to that Capital Lease in circumstances where the obligations under that Capital Lease are fully covered by insurance.


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26.6 INSOLVENCY

     Any of the following occurs in respect of a member of the Group:

     (a) it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

     (b)  it admits its inability to pay its debts as they fall due;

     (c) where a member of the Group is subject to the German Insolvency Act (Insolvenzordnung), it is:

          (i)  impendingly illiquid (drohend zahlungsunfahig)

          (ii) illiquid (zahlungsunfahig); or

          (iii) if such member of the Group is not an individual (naturliche Person), it is overindebted (uberschuldet) pursuant to Sections 17, 18 or 19 German Insolvency Act (Insolvenzordnung);

     (d) it suspends making payments on any of its debts or announces an intention to do so;

     (e) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness;

     (f) the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or

     (g)  a moratorium is declared in respect of any of its indebtedness.

     If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

26.7 INSOLVENCY PROCEEDINGS

(a) Except as provided below, any of the following occurs in respect of a member of the Group:

     (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

     (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court, official receiver or any registrar for, its liquidation, winding-up, administration or dissolution or any such resolution is passed;

     (iii) any person presents a petition, or files documents with a court, official receiver or any registrar, for its liquidation winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or for a receiving order;

     (iv) any Security Interest is enforced over any of its assets;

     (v)  an order for its winding-up, administration or dissolution is made;


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     (vi) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, interim receiver, administrative receiver, administrator or similar officer (including, without limitation, for a member of the Group subject to the German Insolvency Act (Insolvenzordnung) an Insolvenzverwalter and a Sachwalter) is appointed in respect of it or any of its assets;

     (vii) its shareholders, directors, other officers or any person or court request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, interim receiver, administrative receiver, administrator or similar officer; or

     (viii) in the case of a Spanish Obligor, any step is taken with a view to a declaration of concourse (concurso); or

     (ix) any other analogous step or procedure is taken in any jurisdiction.

(b)  Paragraph (a) above does not apply to:

     (i)  any step or procedure which is part of a Permitted Transaction; or

     (ii) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days.

26.8 UNITED STATES BANKRUPTCY LAWS

(a)  In this Subclause:

     US BANKRUPTCY LAW means the United States Bankruptcy Code of 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

     US DEBTOR means an Obligor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that resides or has a domicile, a place of business or property in the United States of America.

(b)  Any of the following occurs in respect of a US Debtor:

     (i)  it makes a general assignment for the benefit of creditors;

     (ii) it commences a voluntary case or proceeding under any US Bankruptcy Law; or

     (iii) an involuntary case under any US Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

26.9 CREDITORS' PROCESS

     Any attachment, sequestration, distress, execution, executory attachment or analogous event affects any asset(s) of a member of the Group, having an aggregate value at any time of at least US$2,500,000 (or its equivalent), and, if capable of being discharged, is not discharged within 30 days.


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26.10 CESSATION OF BUSINESS

     A member of the Group ceases, or threatens to cease, to carry on business except:

     (a)  as part of a Permitted Transaction; or

     (b)  as a result of any disposal allowed under this Agreement.

26.11 EFFECTIVENESS OF FINANCE DOCUMENTS

(a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b) Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(c) An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.12 OWNERSHIP OF THE OBLIGORS

     An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company (unless that Obligor has resigned in accordance with Subclause
     34.8 (Resignation of an Obligor (other than the Company)).

26.13 PROCEEDINGS

     There shall occur any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or enquiry which is reasonably likely to be determined adversely to any member of the Group, and which if so determined would have or is reasonably likely to have a Material Adverse Effect provided that the outcome of any litigation proceeding set out in Schedule 12 (Current Litigation) will not result in an Event of Default under this Subclause.

26.14 AUDIT QUALIFICATION

     The auditors of the Company qualify their report on any audited consolidated financial statements of the Company:

     (a) on the grounds that the information supplied to them or to which they had access was inadequate or unreliable;

     (b) on the grounds that they are unable to prepare such financial statements on a going concern basis; or

     (c) otherwise in terms or as to issues which in the opinion of the Majority Lenders (acting reasonably) are material in the context of the Finance Documents and the transactions contemplated by them.

26.15 EXPROPRIATION

     The authority or ability of any member of the Group to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person


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     (GOVERNMENTAL ACTION) if that Governmental Action has or is reasonably likely to have a Material Adverse Effect.

26.16 PENSION PLANS AND MULTIEMPLOYER PENSION PLANS

(a) Any person with authority to do so institutes steps to terminate a Pension Plan if as a result of such termination any member of the Group or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of US$10,000,000.

(b) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Security Interest under Section 302(f) of ERISA.

(c) The Unfunded Liability exceeds the Total Plan Liability by an amount which, if claimed, would have or would be reasonably likely to have a Material Adverse Effect.

(d) There shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any member of the Group or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds US$10,000,000.

26.17 JUDGMENTS

     Final judgments which exceed an aggregate of US$10,000,000 (or its equivalent) in respect of any member of the Group are rendered against any member of the Group and are not paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

26.18 MATERIAL ADVERSE CHANGE

     Any event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

26.19 ACCELERATION

(a) If an Event of Default described in Subclause 26.8 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable.

(b) If an Event of Default is outstanding, the Coordinating Facility Agent may, and must if so instructed by the Majority Lenders:

     (i) by notice to the Company, if not already cancelled under paragraph (a) above, cancel all or any part of the Total Commitments; and/or

     (ii) by notice to the Company, declare that all or part of any amounts outstanding under the Finance Documents are:

          (A)  immediately due and payable; and/or


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

          (B) payable on demand by the Coordinating Facility Agent acting on the instructions of the Majority Lenders; and/or

     (iii) by notice to the Company, declare that full cash cover in respect of each Letter of Credit is immediately due and payable; and/or

     (iv) by notice to the Dutch Obligor concerned, require any Dutch Obligor to give a guarantee or Security Interest in favour of the Finance Parties and that Dutch Obligor must comply with that request.

     Any notice given under this Subclause will take effect in accordance with its terms.

27. SOUTH AFRICAN CESSION

27.1 APPROVAL

     Each South African Finance Party:

     (a)  confirms its approval of the Security in Cession Agreement;

     (b) authorises and directs the South African Facility Agent (by itself or by such person(s) as it may nominate) to execute and enforce the Security in Cession Agreement as agent or as otherwise provided (and whether or not expressly in the names of the South African Finance Parties) on its behalf and to accept the benefit of the Security Interests provided under the Security in Cession Agreement; and

     (c) confirms that it will not independently enforce its rights under the Cession in Security Agreement.

27.2 RESPONSIBILITY

(a) The South African Facility Agent is not liable or responsible to any other Finance Party for:

     (i) any failure in perfecting or protecting the security created by the Security in Cession Agreement;

     (ii) any other action taken or not taken by it in connection with the Security in Cession Agreement,

     unless directly caused by its gross negligence or wilful misconduct.

(b)  No Administrative Party is responsible for:

     (i) the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security in Cession Agreement;

     (ii) the priority of any security created by the Security in Cession Agreement; or

     (iii) the existence of any other Security Interest affecting any asset secured under the Security in Cession Agreement.


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27.3 TITLE

     The South African Facility Agent may accept, without enquiry, the title (if any) Pyramid Freight, South Africa may have to any asset over which security is intended to be created by any Security Document.

27.4 POSSESSION OF DOCUMENTS

     The South African Facility Agent is not obliged to hold in its own possession the Security in Cession Agreement, title deed or other document in connection with any asset over which security is intended to be created by the Security in Cession Agreement. Without prejudice to the above, the South African Facility Agent may allow any bank providing safe custody services or any professional adviser to the South African Facility Agent to retain any of those documents in its possession.

27.5 INVESTMENTS

     Except as otherwise provided in the Security in Cession Agreement, all moneys received by the Facility Agent under the Security in Cession Agreement may be:

     (a) invested in the name of, or under the control of, the South African Facility Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the South African Facility Agent with the consent of the South African Majority Lenders; or

     (b) placed on deposit in the name of, or under the control of, the South African Facility Agent at any bank or institution (including any South African Finance Party) and on such terms as the South African Facility Agent may agree.

27.6 APPLICATION OF PROCEEDS

     Any monies received by the South African Facility Agent under the Security in Cession Agreement after the security created under the Cession in Security Agreement has become enforceable must be applied in the following order of priority:

     (a) In or towards payment or provision for all costs and expenses incurred by the South African Facility Agent under or in connection with the Cession in Security Agreement;

     (b) In or towards payment or provision for the Secured Obligations (as defined in the Cession in Security Agreement); and

          In payment of the surplus (if any) to Pyramid Freight, South Africa or other person entitled to it.

     This Subclause is subject to the payment of any claims having priority over the security under the Cession in Security Agreement. This Subclause does not prejudice the right of any Finance Party to recover any shortfall from Pyramid Freight, South Africa.

27.7 CONFLICT WITH SECURITY DOCUMENTS

     If there is any conflict between this Agreement and the Security in Cession Agreement with regard to instructions to, or other matters affecting, the South African Facility Agent, this Agreement will prevail.


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27.8 RELEASE OF SECURITY

(a)  If:

     (i) Pyramid Freight, South Africa ceases to be a member of the South African Group; or

     (ii) Pyramid Freight, South Africa is released from all its obligations under the Finance Documents,

     in a manner allowed by this Agreement, any security created by Pyramid Freight, South Africa over its assets under the Security in Cession Agreement will be released.

(b) If a disposal of any asset subject to security created by the Security in Cession Agreement is made to a person (which is and will remain) outside the South African Group in the following circumstances:

     (i)  all South African Lenders agree to the disposal;

     (ii) the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any Default;

     (iii) the disposal is being made at the request of the South African Facility Agent in circumstances where any security created by the Security in Cession Agreement has become enforceable; or

     (iv) the disposal is being effected by enforcement of the Security in Cession Agreement,

     the asset(s) being disposed of (or, in the case of a disposal of shares in Pyramid Freight, South Africa which results in it ceasing to be a member of the South African Group, all of the assets of Pyramid Freight, South Africa covered by the Security in Cession Agreement) will be released from any security over it created by the Security in Cession Agreement. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(c) Any release under this Subclause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of all South African Lenders.

(d) If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Obligors under the Finance Documents will continue in full force and effect.

(e) If the South African Facility Agent is satisfied that a release is allowed under this Subclause, the South African Facility Agent must execute (at the request and expense of Pyramid Freight, South Africa) any document which is reasonably required to achieve that release. Each other South African Finance Party irrevocably authorises the South African Facility Agent to execute any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

27.9 INFORMATION

     Each South African Lender must supply the South African Facility Agent with any information that the South African Facility Agent may reasonably specify as being necessary or desirable to enable it to perform its functions under this Clause.


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28. THE ADMINISTRATIVE PARTIES

28.1 APPOINTMENT AND DUTIES OF THE AGENTS

(a) Each Finance Party (other than the Coordinating Facility Agent) irrevocably appoints the Coordinating Facility Agent to act as its coordinating facility agent under and in connection with the Finance Documents.

(b) Each Lender under the Global Facility irrevocably appoints the Global Facility Agent to act as its agent under and in connection with the Finance Documents.

(c) Each Lender under the South African Facility irrevocably appoints the South African Facility Agent to act as its agent under and in connection with the Finance Documents.

(d) Each Swingline Lender irrevocably appoints the Swingline Agent to act as its agent under and in connection with the Finance Documents.

(e)  Each Finance Party irrevocably authorises each Agent to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

     (ii) execute each Finance Document expressed to be executed by that Agent.

(f) An Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

28.2 ROLE OF THE MANDATED LEAD ARRANGERS

     Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

28.3 NO FIDUCIARY DUTIES

(a) Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b) no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

28.4 INDIVIDUAL POSITION OF AN ADMINISTRATIVE PARTY

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)  Each Administrative Party may:

     (i) carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and


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     (ii) retain any profits or remuneration it receives under the Finance
          Documents or in relation to any other business it carries on with an Obligor or its related entities.

28.5 RELIANCE

     An Agent may:

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

     (c) assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

     (d) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than that Agent); and

     (e)  act under the Finance Documents through its personnel and agents.

28.6 MAJORITY LENDERS' INSTRUCTIONS

(a) The Coordinating Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter, in each case not expressly provided for in the Finance Documents. The Global Facility Agent is fully protected if it acts on the instructions of the Global Majority Lenders in the exercise of any right, power or discretion or any matter, in each case not expressly provided for in the Finance Documents. The South African Facility Agent is fully protected if it acts on the instructions of the South African Majority Lenders in the exercise of any right, power or discretion or any matter, in each case not expressly provided for in the Finance Documents. Any such instructions given by the relevant group of Majority Lenders will be binding on all the relevant Lenders. In the absence of instructions, a Facility Agent may act as it considers to be in the best interests of all the relevant Lenders.

(b) A Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the relevant group of Majority Lenders has not been exercised.

(c) A Facility Agent may refrain from acting in accordance with the instructions of the relevant group of Majority Lenders (or, if appropriate, all the relevant group of Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions other than any such liability or loss which results from its gross negligence or wilful misconduct.

(d) No Facility Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document unless the legal or arbitration proceedings relate to:

     (i) the perfection, preservation or perfection of rights under the Cession in Security Agreement; or

     (ii) the enforcement of the Security in Cession Agreement.


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28.7 SWINGLINE LENDERS' INSTRUCTIONS

(a) The Swingline Agent is fully protected if it acts on the instructions of Swingline Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Swingline Lenders will be binding on all the Lenders. In the absence of instructions, the Swingline Agent may act as it considers to be in the best interests of all the Swingline Lenders.

(b) The Swingline Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Swingline Lenders has not been exercised.

(c) The Swingline Agent may refrain from acting in accordance with the instructions of the Swingline Lenders until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions other than any such liability or loss which results from its gross negligence or wilful misconduct.

(d) The Swingline Agent is not authorised to act on behalf of a Swingline Lender (without first obtaining that Swingline Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

28.8 RESPONSIBILITY

(a) No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document including the Information Memorandum.

(b) No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

     (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

     (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

28.9 EXCLUSION OF LIABILITY

(a) No Agent is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of another Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.


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(c)  No Agent is liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by an Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose.

(d) (i) Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

     (ii) Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person (other than an Obligor).

28.10 DEFAULT

(a) No Agent is obliged to monitor or enquire whether a Default has occurred. No Agent is deemed to have knowledge of the occurrence of a Default.

(b)  If an Agent:

     (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

     (ii) is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than to that Agent or a Mandated Lead Arranger) under this Agreement,

     it must promptly notify the other Finance Parties.

28.11 INFORMATION

(a) An Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)  Except as provided above, no Agent has any duty:

     (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as an Agent, the agency division of each Agent is treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be treated as information possessed by that Agent in its capacity as such.


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(e)  No Agent is obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f) Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as an Agent.

28.12 INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender's Pro Rata Share of any loss or liability incurred by that Agent in acting as an Agent (unless that Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by that Agent's gross negligence or wilful misconduct.

(b) If a Party owes an amount to an Agent under the Finance Documents, that Agent may, after giving notice to that Party:

     (i) deduct from any amount received by it for that Party any amount due to that Agent from that Party under a Finance Document but unpaid; and

     (ii) apply that amount in or towards satisfaction of the owed amount.

     That Party will be regarded as having received the amount so deducted.

28.13 COMPLIANCE

     Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

28.14 RESIGNATION OF A FACILITY AGENT

(a) A Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by:

     (i) in the case of the Coordinating Facility Agent, giving notice to the other Finance Parties and the Company;

     (ii) in the case of the Global Facility Agent, giving notice to the Lenders under the Global Facility and the Company; and

     (iii) in the case of the South African Facility Agent, giving not less than 60 days' notice to the Lenders under the South African Facility and the South African Borrowers.

(b)  Alternatively:

     (i) the Coordinating Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Coordinating Facility Agent;


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     (ii) the Global Facility Agent may resign by giving notice to the Lenders under the Global Facility and the Company, in which case the Global Majority Lenders may appoint a successor Global Facility Agent; and

     (iii) the South African Facility Agent may resign by giving not less than 60 days' notice to the Lenders under the South African Facility and the South African Borrower, in which case the South African Majority Lenders may appoint a successor South African Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the relevant Facility Agent may appoint a successor Facility Agent.

(d) Provided that no Default is outstanding, the person(s) appointing a successor Facility Agent must, if practicable, in the case of the Coordinating Facility Agent and the Global Facility Agent, consult with the Company and, in the case of the South African Facility Agent, consult with the South African Borrowers, prior to the appointment.

(e) The resignation of a Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the relevant Facility Agent and the definition applicable to the resigning Facility Agent will be applicable to the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Coordinating Facility Agent, require it to resign under paragraph (b) above. The Global Majority Lenders may, by notice to the Global Facility Agent, require it to resign under paragraph (b) above. The South African Majority Lenders may, by notice to the South African Facility Agent, require it to resign under paragraph (b) above. Each Agent must comply with any requirement made of it to resign in accordance with this paragraph (h).

28.15 RELATIONSHIP WITH LENDERS

(a) An Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Coordinating Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders. The Global Facility Agent may at any time, and must if requested to do so by the Global Majority Lenders, convene a meeting of the Lenders under the Global Facility. The South African Facility Agent may at any time, and must if requested to do so by the South African Majority Lenders, convene a meeting of the Lenders under the South African Facility.


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(c)  Each Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

28.16 FACILITY AGENT'S MANAGEMENT TIME

     If a Facility Agent requires, any amount payable to that Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by that Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as that Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to that Facility Agent under any other term of the Finance Documents.

28.17 NOTICE PERIOD

     Where this Agreement specifies a minimum period of notice to be given to an Agent, that Agent may, at its discretion, accept a shorter notice period.

29. EVIDENCE AND CALCULATIONS

29.1 ACCOUNTS

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

29.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3 CALCULATIONS

     Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the relevant Facility Agent determines is market practice.

30. FEES

30.1 GLOBAL FACILITY AGENT'S FEE

     The Company must pay to the Global Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Global Facility Agent and the Company.

30.2 SOUTH AFRICAN FACILITY AGENT'S FEE

     The South African Borrowers must pay to the South African Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the South African Facility Agent and the South African Borrowers.


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30.3 UPFRONT AND STRUCTURING FEES

     The Company must pay to the Mandated Lead Arrangers for their own account upfront fees and structuring fees in the manner agreed in the Mandate Letter.

30.4 GLOBAL FACILITY COMMITMENT FEE

(a) The Company must pay to the Global Facility Agent for each Lender under the Global Facility a commitment fee computed at the rate of 40 per cent. of the then applicable Margin on the undrawn, uncancelled amount of the Commitment of each Lender under the Global Facility.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Global Facility Agent for a Lender on the date its Global Commitment is cancelled in full.

30.5 SOUTH AFRICAN FACILITY COMMITMENT FEE

(a) The South African Borrowers must pay to the South African Facility Agent for each Lender under the South African Facility an aggregate commitment fee computed at the rate of 40 per cent. of the then applicable Margin on the undrawn, uncancelled amount of the Commitment of each Lender under the South African Facility.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the South African Facility Agent for a Lender on the date its South African Commitment is cancelled in full.

31. INDEMNITIES AND BREAK COSTS

31.1 CURRENCY INDEMNITY - GLOBAL FACILITY

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (i) that Finance Party receiving an amount in respect of an Obligor's liability in respect of the Global Facility under the Finance Documents; or

     (ii) that liability being converted into a claim, proof, judgment or order,

     in a currency other than the currency in which the amount is expressed to be payable in respect of the Global Facility under the relevant Finance Document.

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Global Facility under the Finance Documents in a currency other than that in which it is expressed to be payable.

31.2 CURRENCY INDEMNITY - SOUTH AFRICAN FACILITY

(a) Each South African Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (i) that Finance Party receiving an amount in respect of an Obligor's liability in respect of the South African Facility under the Finance Documents; or

     (ii) that liability being converted into a claim, proof, judgment or order,


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     in a currency other than the currency in which the amount is expressed to be payable in respect of the South African Facility under the relevant Finance Document.

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the South African Facility under the Finance Documents in a currency other than that in which it is expressed to be payable.

31.3 OTHER INDEMNITIES - GLOBAL FACILITY

(a) The Company must indemnify each Finance Party (other than a South African Lender, the South African Facility Agent or the South African Issuing Bank) against any loss or liability which that Finance Party incurs as a consequence of:

     (i)  the occurrence of any Event of Default;

     (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

     (iii) (other than by reason of negligence or default by that Finance Party) a Credit not being made after a Request has been delivered for that Credit; or

     (iv) a Credit (or part of a Credit) not being prepaid in accordance with this Agreement.

     The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Credit.

(b) The Company must indemnify each Agent (other than the South African Facility Agent) against any loss or liability incurred by that Agent as a result of:

     (i) investigating any event which that Agent reasonably believes to be a Default; or

     (ii) acting or relying on any notice which that Agent reasonably believes to be genuine, correct and appropriately authorised.

31.4 OTHER INDEMNITIES - SOUTH AFRICAN FACILITY

(a) Each South African Borrower must indemnify each South African Lender, the South African Facility Agent and the South African Issuing Bank against any loss or liability which that South African Lender, the South African Facility Agent or the South African Issuing Bank incurs as a consequence of:

     (i)  the occurrence of any Event of Default;

     (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

     (iii) (other than by reason of negligence or default by that South African Lender, South African Facility Agent and South African Issuing Bank) a Credit not being made after a Request has been delivered for that Credit; or

     (iv) a Credit (or part of a Credit) not being prepaid in accordance with this Agreement.


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     Each South African Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Credit in South Africa or in respect of the South African Facility.

(b) Each South African Borrower must indemnify the South African Facility Agent against any loss or liability incurred by the South African Facility Agent as a result of:

     (i) investigating any event which the South African Facility Agent reasonably believes to be a Default; or

     (ii) acting or relying on any notice which the South African Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

31.5 BREAK COSTS

(a) Each Borrower must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

     (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

          exceeds

     (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the relevant Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause with a copy to the relevant Borrower.

32. EXPENSES

32.1 INITIAL COSTS

     The Company must pay to each Administrative Party the amount of all costs and expenses (excluding cash and expenses that are solely internal costs of the relevant Administrative Party and including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.

32.2 SUBSEQUENT COSTS

     The Company must pay to each Facility Agent the amount of all costs and expenses (excluding costs and expenses that are solely internal costs of the relevant Facility Agent and including legal fees) reasonably incurred by it in connection with:

     (a) the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and


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     (b)  any amendment, waiver or consent requested by or on behalf of an
          Obligor or specifically allowed by this Agreement.

32.3 ENFORCEMENT COSTS

(a) The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the Global Facility in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

(b) Each South African Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the South African Facility in connection with:

     (i) the enforcement of, or the preservation of any rights under, any Finance Document; or

     (ii) any proceedings instituted by or against the South African Facility Agents as a consequence of it entering into the Cession in Security Agreement.

33. AMENDMENTS AND WAIVERS

33.1 PROCEDURE

(a) Except as provided in this Clause, any term of the Finance Documents that solely relates to the Global Facility may be amended or waived with the agreement of the Company and the Global Majority Lenders.

(b) Except as provided in this Clause, any term of the Finance Documents that solely relates to the South African Facility may be amended or waived with the agreement of Pyramid Freight, South Africa and the South African Majority Lenders.

(c) Except as provided in this Clause, any other term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.

(d) The Coordinating Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(e) The Coordinating Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraphs (a), (b) or (c) above. Any such amendment or waiver is binding on all the Parties.

(f) Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company or Pyramid Freight, South Africa. This includes any amendment or waiver which would, but for this paragraph, require the consent of each relevant Guarantor if a guarantee under the Finance Documents is to remain in full force and effect.

33.2 EXCEPTIONS

(a)  An amendment or waiver which relates to:

     (i)  the definitions of GLOBAL MAJORITY LENDERS in Clause 1.1
          (Definitions);

     (ii) an extension of the date of payment of any amount under the Global Facility or which is determined by the Coordinating Facility Agent to be attributable to the Global Facility to a Global Lender under the Finance Documents;


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     (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Global Lender under the Finance Documents;

     (iv) a release of an Obligor under the Global Facility other than in accordance with the terms of this Agreement; or

     (v) a term of a Finance Document which expressly requires the consent of each Global Lender;

     may only be made with the consent of all the Global Lenders.

(b)  An amendment or waiver which relates to:

     (i) the definitions of SOUTH AFRICAN MAJORITY LENDERS in Clause 1.1 (Definitions);

     (ii) an extension of the date of payment of any amount under the South African Facility or which is determined by the Coordinating Facility Agent to be attributable to the South African Facility to a South African Lender under the Finance Documents;

     (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a South African Lender under the Finance Documents;

     (iv) a release of an Obligor under the South African Facility other than in accordance with the terms of this Agreement;

     (v) a term of a Finance Document which expressly requires the consent of each South African Lender;

     (vi) paragraphs (c) or (d) of Subclause 25.8 (Financial Indebtedness); or

     (vii) a release of the Cession in Security Agreement other than in accordance with the terms of this Agreement,

     may only be made with the consent of all the South African Lenders.

(c)  An amendment or waiver which relates to:

     (i)  the definitions of MAJORITY LENDERS in Clause 1.1 (Definitions);

     (ii) an increase in, or an extension of, a Commitment or the Total Commitments;

     (iii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

     (iv) a term of a Finance Document which expressly requires the consent of each Lender; or

     (v)  this Clause,

     may only be made with the consent of all the Lenders.

(d)  An amendment or waiver which relates to Subclause 25.16 (Pyramid Freight
     Debt) may only be made with the consent of:

     (i)  all South African Lenders; and


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     (ii) the Global Majority Lenders.

(e) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(f) A Fee Letter may be amended or waived with the agreement of parties to that Fee Letter.

33.3 CHANGE OF CURRENCY

     If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Coordinating Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

33.4 WAIVERS AND REMEDIES CUMULATIVE

     The rights of each Finance Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any right is not a waiver of that right.

34. CHANGES TO THE PARTIES

34.1 ASSIGNMENTS AND TRANSFERS BY OBLIGORS

     No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

34.2 ASSIGNMENTS AND TRANSFERS BY LENDERS

(a) A Lender (the EXISTING LENDER) may, subject to the following provisions of this Subclause and Clause 34.3 (Assignments and transfers - Issuing Banks), at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is a Professional Market Party (the NEW LENDER).

(b) Unless the Company and the Coordinating Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of US$5,000,000.

(c) A Lender under the South African Facility may not transfer any of its rights and obligations under this Agreement to any other Lender, to any Affiliate of it or any other Lender or to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which is not a resident in South Africa for South African exchange control purposes or without first obtaining the necessary exchange control approval for such transfer if required.


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(d)  The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding. The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(e) The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost or Lender Regulatory Costs.

(f) The Coordinating Facility Agent is not obliged to execute a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all know your customer requirements to its satisfaction. The Coordinating Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(g) If the consent of the Company is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Coordinating Facility Agent is not obliged to execute a Transfer Certificate if the Company withholds its consent.

(h)  A transfer of obligations will be effective only if either:

     (i) the rights are assigned, the corresponding obligations released and equivalent obligations assumed in accordance with the following provisions of this Clause; or

     (ii) the obligations are novated in accordance with the following provisions of this Clause.

(i) Unless the Coordinating Facility Agent otherwise agrees, the New Lender must pay to the Coordinating Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$3,500.

(j) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(k) An assignment of rights will only be effective if, at the cost of the Company, the assignment is notified to each French Obligor by a bailiff (huissier) in accordance with Article 1690 of the French Civil Code.

(l) An assignment of rights will only be effective if the New Lender confirms to the Coordinating Facility Agent and to each French Obligor in form and substance satisfactory to the Coordinating Facility Agent that it is bound by obligations to the other Finance Parties under this Agreement equivalent to those it would have been under if it were an Original Lender.

34.3 ASSIGNMENTS AND TRANSFERS - ISSUING BANKS

(a) The consent of the Global Issuing Bank is required for any assignment or transfer of any Lender's rights and obligations in respect of the Global Facility under this Agreement.

(b) The consent of the South African Issuing Bank is required for any assignment or transfer of any Lender's rights and obligations in respect of the South African Facility under this Agreement (such consent not to be unreasonably withheld).

34.4 TRANSFER CERTIFICATES

(a)  In this Subclause:


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     TRANSFER DATE means, for a Transfer Certificate, the later of:

     (i) the proposed Transfer Date specified in that Transfer Certificate; and

     (ii) the date on which the Coordinating Facility Agent executes that Transfer Certificate.

     A reference to an ASSIGNMENT includes any related release and assumption of rights.

(b)  An assignment or novation is effected if:

     (i) the Existing Lender and the New Lender deliver to the Coordinating Facility Agent a duly completed Transfer Certificate; and

     (ii) the Coordinating Facility Agent executes it.

     The Coordinating Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Coordinating Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)  For a transfer by assignment on the Transfer Date:

     (i) the Existing Lender will assign absolutely to the New Lender the Existing Lender's rights expressed to be the subject of the assignment in the Transfer Certificate;

     (ii) the Existing Lender will be released from the obligations expressed to be the subject of the release in the Transfer Certificate; and

     (iii) the New Lender will become a Lender under this Agreement and will be bound by obligations equivalent to those from which the Existing Lender is released under sub-paragraph (ii) above.

(e)  For a transfer by novation on the Transfer Date:

     (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

     (ii) the Existing Lender will be released from those obligations and cease to have those rights; and

     (iii) the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement as a Lender.

(f) The Coordinating Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send a copy of that Transfer Certificate to the Company and if the transfer was in relation to the Global Facility, the Global Facility Agent or if the transfer was in relation to the South African Facility, the South African Facility Agent.

(g) Subject to the terms of this Agreement, for the purposes of article 1278 et seq. of the French Civil Code, the obligations of each Global Guarantor incorporated in France under this Agreement will


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     continue in full force and effect following any novation under this Clause.
     A novation under this Clause is a novation (novation) within the meaning of
     Article 1271 et seq. of the French Civil Code.

(h) A novation under this Clause constitutes a permitted novation (novacion subjetiva) and does not extinguish or otherwise affect the obligations of any Obligor under the Finance Documents.

34.5 LIMITATION OF RESPONSIBILITY OF EXISTING LENDER

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

     (i)  the financial condition of an Obligor; or

     (ii) the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

          (A)  any Finance Document or any other document;

          (B) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

          (C) any observance by an Obligor of its obligations under any Finance Document or any other documents,

          and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

     (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

     (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)  Nothing in any Finance Document requires an Existing Lender to:

     (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

     (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

34.6 COSTS RESULTING FROM CHANGE OF LENDER OR FACILITY OFFICE

     If:

     (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

     (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,


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     then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

34.7 ADDITIONAL OBLIGORS

(a)  If:

     (i) the Company requests that one of its Subsidiaries becomes an Additional Obligor; or

     (ii) the Company is required to make one of its Subsidiaries an Additional Obligor,

     it must give not less than 10 Business Days prior notice to the Coordinating Facility Agent (who must promptly notify the Lenders).

(b) If the accession of an Additional Obligor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(c) If one of the Subsidiaries of the Company is to become an Additional Obligor, then the Company must (following consultation with the Coordinating Facility Agent) deliver to the Coordinating Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents).

(d) Neither Pyramid Freight nor any Subsidiary of the Company incorporated in South Africa may become an Additional Obligor under the Global Facility. No Subsidiary of the Company incorporated in any jurisdiction other than South Africa may become an Additional Obligor under the South African Facility.

(e) The prior consent of all the Global Lenders is required if the Additional Obligor is an Additional Borrower and is incorporated in a jurisdiction which is not a jurisdiction in which an Original Borrower under the Global Facility is incorporated.

(f) The relevant Subsidiary will become an Additional Obligor when the Coordinating Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it. The Coordinating Facility Agent must give this notification as soon as reasonably practicable.

(g) Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Coordinating Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

34.8 RESIGNATION OF AN OBLIGOR (OTHER THAN THE COMPANY)

(a) The Company may request that an Obligor (other than the Company) cease to be an Obligor by giving to the Coordinating Facility Agent a duly completed Resignation Request.

(b) The Coordinating Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:


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     (i)  in the case of a Global Guarantor, the Global Majority Lenders have consented to the Resignation Request;

     (ii) in the case of a South African Guarantor, the South African Majority Lenders have consented to the Resignation Request;

     (iii) it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

     (iv) no amount owed by that Obligor under this Agreement is still outstanding.

(c) The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Coordinating Facility Agent gives the notification referred to in paragraph (b) above.

(d) An Obligor (other than the Company) may also cease to be an Obligor in any other manner approved by the relevant group of Majority Lenders.

34.9 CHANGES TO THE REFERENCE BANKS

     If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the relevant Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

34.10 AFFILIATES OF LENDERS

(a) Each Lender may fulfil its obligations in respect of any Credit through an Affiliate if:

     (i) the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

     (ii) the Credits in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the relevant Facility Agent and the Company.

     In this event, the Lender and the Affiliate will participate in Credits in the manner provided for in sub-paragraph (ii) above.

(b) If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

34.11 THE REGISTER

(a) The Coordinating Facility Agent, as an agent of the Borrowers solely for the purposes of this Subclause, shall maintain at its address a register (the REGISTER) with respect to each Facility for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount owing to, each Lender from time to time under such Facility.

(b) Any failure to make or update the Register, or any error in the Register, will not affect any Obligor's obligations in respect of such Facility.

(c)  Notwithstanding any other provision of this Clause:

     (i) the transfer of any Commitment or any other right or obligation under the Finance Documents will not be effective until that transfer is recorded on the Register; and


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     (ii) before its recording, all amounts owing by the Obligors under the
          Finance Documents to the relevant transferor with respect to those Commitments and Loans will remain owing to such transferor.

(d) The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Agents and the Lenders shall treat each person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by any Obligor or any Finance Party at any reasonable time upon reasonable prior notice.

(e) Each Party irrevocably authorises the Coordinating Facility Agent to make the relevant entry in the Register on its behalf for the purposes of this Subclause without any further consent of, or consultation with, such Party.

34.12 REPLACEMENT OF LENDER

(a) If at any time an Obligor becomes obliged to repay any amount in accordance with Subclauses 12.1 (Mandatory prepayment - illegality under the Global Facility) or 12.2 (Mandatory prepayment - illegality under the South African Facility) or to pay additional amounts pursuant to Subclause 17.1 (Increased Costs) or Subclause 16.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Company may, on 20 Business Days' prior written notice to the Coordinating Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer under this Clause all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a REPLACEMENT LENDER) selected by the Company, and which is acceptable to the Coordinating Facility Agent, the relevant Facility Agent (acting reasonably) and the relevant Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable to such Lender in relation thereto under the Finance Documents.

(b) The replacement of a Lender under this Subclause shall be subject to the following conditions:

     (i)  the Company shall have no right to replace any Agent;

     (ii) no Agent nor any Lender shall have any obligation to the Company to find a Replacement Lender; and

     (iii) in no event shall the Lender replaced under this Subclause be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

35. DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

     (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

     (ii) in connection with any legal or arbitration proceedings;


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     (iii) if required to do so under any law or regulation;

     (iv) to a governmental, banking, taxation or other regulatory authority;

     (v)  to its officers, directors, employees and professional advisers;

     (vi) to the extent allowed under paragraph (b) below;

     (vii) to another Obligor; or

     (viii) with the agreement of the relevant Obligor.

(b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a PARTICIPANT):

     (i)  a copy of any Finance Document; and

     (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

     However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

36. SET-OFF

     A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37. PRO RATA SHARING - GLOBAL FACILITY

37.1 REDISTRIBUTION

     If any amount owing by an Obligor in respect of the Global Facility under this Agreement to a Finance Party (the RECOVERING FINANCE PARTY) is discharged by payment, set-off (including by means of set-off under Clause 36 (Set-off)) or any other manner other than in accordance with this Agreement (a RECOVERY), then:

     (a) the recovering Finance Party must, within three Business Days, supply details of the recovery to the Global Facility Agent;

     (b) the Global Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Global Facility Agent under this Agreement; and


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     (c)  the recovering Finance Party must pay to the Global Facility Agent an amount equal to the excess (the REDISTRIBUTION).

37.2 EFFECT OF REDISTRIBUTION

(a) The Global Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties under the Global Facility, other than the recovering Finance Party, accordingly.

(b) When the Global Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)  If:

     (i) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (ii) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

37.3 EXCEPTIONS

     Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

     (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

     (b) it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

          (i) the recovering Finance Party notified the Global Facility Agent of those proceedings; and

          (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

38. PRO RATA SHARING - SOUTH AFRICAN FACILITY

38.1 REDISTRIBUTION

     If any amount owing by an Obligor in respect of the South African Facility under this Agreement to a Finance Party (the RECOVERING FINANCE PARTY) is discharged by payment, set-off (including by


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     means of set-off under Clause 36 (Set-off))or any other manner other than in accordance with this Agreement (a RECOVERY), then:

     (a) the recovering Finance Party must, within three Business Days, supply details of the recovery to the South African Facility Agent;

     (b) the South African Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the South African Facility Agent under this Agreement; and

     (c) the recovering Finance Party must pay to the South African Facility Agent an amount equal to the excess (the REDISTRIBUTION).

38.2 EFFECT OF REDISTRIBUTION

(a) The South African Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties under the South African Facility, other than the recovering Finance Party, accordingly.

(b)  When the South African Facility Agent makes a distribution under paragraph
     (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)  If:

     (i) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (ii) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

38.3 EXCEPTIONS

     Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

     (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

     (b) it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

          (i) the recovering Finance Party notified the Global Facility Agent of those proceedings; and


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          (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

39. SEVERABILITY

     If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

40. COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41. NOTICES

41.1 IN WRITING

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

     (i)  in person, by post or fax; or

     (ii) to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

41.2 CONTACT DETAILS

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Coordinating Facility Agent on or before the date it becomes a Party.

(b)  The contact details of the Company for this purpose are:

     Address:          UTi Worldwide Inc.,
                       19500 Rancho Way, Suite 116,
                       Rancho Dominquez,
                       CA90220, USA
     Fax number:       +1 310 604 1357
     E-mail:           lsamuels@go2uti.com
     Attention:        Lawrence R Samuels CFO.


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     with a copy to:

     Address:          Stephen D. Cooke
                       Paul Hastings Janofsky & Walker LLP
                       695 Town Center Drive, Seventeenth Floor,
                       Costa Mesa,
                       CA 92626, USA,
     Fax:              +1 714 668 6364
     E-mail:           stephencooke@paulhastings.com

(c) The contact details of the Coordinating Facility Agent and the Global Facility Agent for this purpose are:

     Address:          ABN AMRO Bank NV
                       Agency USA
                       540 West Madison, Room 2701
                       Chicago, IL 60611
     Fax number:       +1 312 904 2577
     E-mail:           Yolanda.meza@abnamro.com
     Attention:        Yolanda Meza.

     with a copy to:

     Address:          ABN AMRO Bank N.V.
                       Agency Services
                       135 S. Lasalle Street, Suite 1425
                       Chicago, IL 60603
     Fax number:       +1 312 601 3610/3611
     E-mail:           carole.floyd@abnamro.com
     Attention:        Carole Floyd.

(d) The contact details of the South African Facility Agent for this purpose are:

     Address:          Nedbank Capital
                       PO Box 72112
                       Parkview, 2122
                       South Africa
     Fax number:       +27 11 295 3902
     E-mail:           cliveS@nedbank.co.za
     Attention:        Clive Stewart.

     with a copy to :

     Fax number:       +27 11 295 3401
     E-mail:           waynek@nedbank.co.za
     Attention:        Wayne Khoury

(e)  The contact details of the Swingline Agent for this purpose are:

     Address:          ABN AMRO Bank N.V.
                       135 S. LaSalle Street, Suite 1126
                       Chicago, IL 60603


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     Fax number:       +1 312 821 8710
     E-mail:           angela.larkin@abnamro.com
     Attention:        Angela Larkin.

(f) Any Party may change its contact details by giving five Business Days' notice to the Coordinating Facility Agent or (in the case of the Coordinating Facility Agent) to the other Parties.

(g) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

41.3 EFFECTIVENESS

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

     (i)  if delivered in person, at the time of delivery;

     (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

     (iii) if by fax, when received in legible form; and

     (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to a Facility Agent will only be effective on actual receipt by it.

41.4 OBLIGORS

(a) Unless expressly stated in a Finance Document, all communications under the Finance Documents to or from an Obligor must be sent through the Coordinating Facility Agent.

(b) All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c) Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

     (i)  to give and receive all communications under the Finance Documents;

     (ii) to supply all information concerning itself to any Finance Party; and

     (iii) to sign all documents under or in connection with the Finance Documents.

(d) Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.


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41.5 USE OF WEBSITES

(a) Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

     (i)  the Coordinating Facility Agent and the Lender agree;

     (ii) the Company and the Coordinating Facility Agent designate an electronic website for this purpose;

     (iii) the Company notifies the Coordinating Facility Agent of the address of and password for the website; and

     (iv) the information posted is in a format agreed between the Company and the Coordinating Facility Agent.

     The Coordinating Facility Agent must supply each relevant Lender with the address of and password for the website.

(b) Notwithstanding the above, the Company must supply to the Coordinating Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

     (i)  any Lender not agreeing to receive information via the website; and

     (ii) within 10 Business Days of request any other Lender, if that Lender so requests.

(c) The Company must, promptly upon becoming aware of its occurrence, notify the Coordinating Facility Agent if:

     (i)  the website cannot be accessed;

     (ii) the website or any information on the website is infected by any electronic virus or similar software;

     (iii) the password for the website is changed; or

     (iv) any information to be supplied under this Agreement is posted on the website or amended after being posted.

     If the circumstances in sub-paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Coordinating Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

42. LANGUAGE

(a)  Any notice given in connection with a Finance Document must be in English.

(b)  Any other document provided in connection with a Finance Document must be:

     (i)  in English; or

     (ii) (unless the Coordinating Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

43. GOVERNING LAW

     This Agreement is governed by English law.

44. ENFORCEMENT

44.1 JURISDICTION

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) Notwithstanding paragraph (a) above, any New York State court or Federal court sitting in the City and County of New York also has jurisdiction to settle any dispute in connection with any Finance Document and for the benefit of the Finance Parties, each Obligor submits to the jurisdiction of those courts.

(c) The English and New York courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document. Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum, objection to venue or otherwise in relation to proceedings in connection with any Finance Document.

(d) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

     (i)  proceedings in any other court; and

     (ii) concurrent proceedings in any number of jurisdictions.

(e) References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

44.2 SERVICE OF PROCESS

(a) Each Obligor not incorporated in England and Wales irrevocably appoints Paul Hastings Administrative Services Limited as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b) Each Obligor not incorporated in New York State irrevocably appoints Corporation Service Company as its agent for service of process in any proceedings before any New York State courts in connection with any Finance Document.

(c) If any person appointed as process agent is unable under this Clause for any reason to so act, the Company (on behalf of all the Obligors) must immediately (and in any event within three days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(d) Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(e)  This Clause does not affect any other method of service allowed by law.

44.3 WAIVER OF IMMUNITY

     Each Obligor irrevocably and unconditionally:

     (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

     (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

     (c)  waives all rights of immunity in respect of it or its assets.

44.4 WAIVER OF TRIAL BY JURY

     EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

45. FORMALITIES

45.1 ESCRITURA PUBLICA

(a) Each Spanish Obligor agrees that, at its cost, this Agreement, and any amendment to it, may, at the request of the Coordinating Facility Agent, be formalised in a Spanish notarial document (escritura publica).

(b) Each Spanish Obligor acknowledges that the escritura publica will expressly state that a Finance Party is entitled to claim all amounts outstanding under the Finance Documents following any non-payment of principal by any Spanish Obligor. This does not prejudice the exercise of any other right or remedy of any Finance Party.

45.2 EXECUTIVE PROCEEDINGS

(a) For the purpose of Article 571 et seq. of the Civil Procedural Law (Law 1/2000 of 7 January) (Ley de Enjuiciamiento Civil):

     (i) the amount due and payable under the Finance Documents that may be claimed in any executive proceedings will be contained in a certificate supplied by a Facility Agent or a Lender and will be based on the accounts maintained by that Facility Agent or that Lender in connection with this Agreement; and

     (ii) each Finance Party may (at the cost of the relevant Spanish Obligor) have the certificate notarised.

(b) A Finance Party may start executive proceedings by presenting to the relevant court:

     (i)  an original notarial copy of this Agreement; and

     (ii) a notarial document (acta notarial) incorporating the certificate of that Finance Party referred to in subparagraph (a)(i) above.

     However, each Finance Party must notify the relevant Spanish Obligor of the details of the certificate at least 10 days before the start of the executive proceedings.

45.3 OREGON LAW

     Under Oregon law, most agreements, promises and commitments made by the Lenders concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the Lenders to be enforceable.

46. USA PATRIOT ACT

     Each Global Lender notifies each Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the PATRIOT ACT), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Global Lender to identify such Borrower in accordance with the Patriot Act. Each Borrower will promptly provide this information upon request of a Global Lender.

47. COMPLETE AGREEMENT

     The Finance Documents contain the complete agreement between the Parties on the matters to which they are related and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SIGNATORIES

COMPANY

UTI WORLDWIDE INC.


By: /s/ Gerhard Bosua
    ---------------------------------


ORIGINAL GLOBAL BORROWERS

UTI WORLDWIDE INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI, UNITED STATES, INC


By: /s/ Gerhard Bosua
    ---------------------------------


UTI ASIA PACIFIC LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (NETHERLANDS) HOLDINGS B.V.


By: /s/ Gerhard Bosua
    ---------------------------------


ORIGINAL SOUTH AFRICAN BORROWERS

UTI SOUTH AFRICA (PTY) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


ORIGINAL GLOBAL GUARANTORS

UTI (AUST) PTY LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------

UTI WORLDWIDE INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI AFRICA SERVICES LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UNIGISTIX INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI, CANADA, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI FRANCE S.A.R.L.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI DEUTSCHLAND GMBH


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (HK) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UTI NEDERLAND B.V.


By: /s/ Gerhard Bosua
    ---------------------------------


UNION DE SERVICIOS LOGISTICOS
INTEGRADOS, S.A.


By: /s/ Gerhard Bosua
    ---------------------------------

SERVICIOS LOGISTICOS INTEGRADOS,
SLI, S.A.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (TAIWAN) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UTI WORLDWIDE (UK) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UTI, UNITED STATES, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI, INTEGRATED LOGISTICS, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


MARKET INDUSTRIES, LTD.


By: /s/ Gerhard Bosua
    ---------------------------------


AFRICAN INVESTMENTS B.V.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI ASIA PACIFIC LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


GODDARD COMPANY LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------

UTI INTERNATIONAL INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI NA HOLDINGS N.V.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (NETHERLANDS) HOLDINGS B.V.


By: /s/ Gerhard Bosua
    ---------------------------------


PYRAMID FREIGHT (PROPRIETARY) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


COMMERCE CUSTOMS BROKERS &
FREIGHT FORWARDERS LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


W.J. BONDY CUSTOMS BROKERS LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


AMBASSADOR BROKERAGE LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


UTI SERVICES INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (U.S.) HOLDINGS, INC.


By: /s/ Gerhard Bosua
    ---------------------------------

UTI BROKERAGE, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI LOGISTICS, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


VANGUARD CARGO SYSTEMS, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


MARKET TRANSPORT, LTD.


By: /s/ Gerhard Bosua
    ---------------------------------


TRIPLE EXPRESS, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


INTRANSIT, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


MARKET LOGISTICS SERVICES, LTD.


By: /s/ Gerhard Bosua
    ---------------------------------


MARKET LOGISTICS BROKERAGE, LTD.


By: /s/ Gerhard Bosua
    ---------------------------------


SAMMONS TRANSPORTATION, INC.


By: /s/ Gerhard Bosua
    ---------------------------------

LAKE STATES TRUCKING, INC.


By: /s/ Gerhard Bosua
    ---------------------------------


UNITED EXPRESS, LTD.


By: /s/ Gerhard Bosua
    ---------------------------------


UTI (U.S) LOGISTICS HOLDINGS INC.


By: /s/ Gerhard Bosua
    ---------------------------------


ORIGINAL SOUTH AFRICAN GUARANTORS

PYRAMID FREIGHT (PTY) LIMITED,
SOUTH AFRICA BRANCH


By: /s/ Gerhard Bosua
    ---------------------------------


UTI, SOUTH AFRICA (PTY) LIMITED


By: /s/ Gerhard Bosua
    ---------------------------------


MANDATED LEAD ARRANGERS

ABN AMRO BANK N.V.


By: /s/ R.G.A. Beerbaum
    ---------------------------------
    R.G.A. Beerbaum


LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Lora Backofen
    ---------------------------------
    Lora Backofen
    Senior Vice President


GLOBAL LENDERS

BANCO DE SABADELL,
S.A. (LONDON BRANCH)


By: /s/ Signature Illegible
    ---------------------------------


BANK OF AMERICA, N.A.


By: /s/ Scott K. Mitchell
    ---------------------------------
    Scott K. Mitchell
    Senior Vice President

BARCLAYS BANK PLC


By: /s/ Nicholas A. Bell
    ---------------------------------
    Nicholas A. Bell
    Director


DRESDNER BANK A.G. IN DUSSELDORF


By: /s/ R.G.A. Beerbaum
    ---------------------------------
    R.G.A. Beerbaum


HSBC BANK USA, NATIONAL ASSOCIATION


By: /s/ James C. Colman
    ---------------------------------
    James C. Colman
    Assistant Vice President


LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Lora Backofen
    ---------------------------------
    Lora Backofen
    Senior Vice President


NEDBANK LIMITED (LONDON BRANCH)


12th July 2006.


By: /s/ H.J. Rolstone and S. Chislett
    ---------------------------------
    H.J. Rolstone and S. Chislett


ROYAL BANK OF CANADA


By: /s/ Dustin Craven
    ---------------------------------
    Dustin Craven


THE BANK OF NEW YORK


By: /s/ William Ewing
    ---------------------------------
    William Ewing


SWINGLINE LENDER

LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Lora Backofen
    ---------------------------------
    Lora Backofen
    Senior Vice President

SOUTH AFRICAN LENDERS

ABN AMRO BANK N.V.,
JOHANNESBURG BRANCH


By: /s/ R.G.A. Beerbaum
    ---------------------------------
    R.G.A. Beerbaum


NEDBANK LIMITED (CORPORATE DIVISION)


By: /s/ N. Stemmett                     By: /s/ F. Brand
    ---------------------------------       ------------------------------------
    N. Stemmett                             F. Brand


RAND MERCHANT BANK,
A DIVISION OF FIRSTRAND BANK LIMITED


By: /s/ Niel Frederik van Zyl           By: /s/ Judy Tannebb
    ---------------------------------       ------------------------------------
    Niel Frederik van Zyl                   Judy Tannebb


GLOBAL ISSUING BANK

ABN AMRO BANK N.V., LONDON BRANCH


By: /s/ R.G.A. Beerbaum
    ---------------------------------
    R.G.A. Beerbaum


SOUTH AFRICAN ISSUING BANK

NEDBANK CORPORATE,
a division of NEDBANK LIMITED


By: /s/ N. Stemmett                     By: /s/ F. Brand
    ---------------------------------       ------------------------------------
    N. Stemmett                             F. Brand


SWINGLINE AGENT

LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Lora Backofen
    ---------------------------------
    Lora Backofen
    Senior Vice President


COORDINATING FACILITY AGENT

ABN AMRO BANK N.V.


By: /s/ Yolanda Meza                    By: /s/ Allen R. Broyles
    ---------------------------------       ------------------------------------
    Yolanda Meza                            Allen R. Broyles
    Vice President                          Director

GLOBAL FACILITY AGENT

ABN AMRO BANK N.V.


By: /s/ Yolanda Meza                    By: /s/ Allen R. Broyles
    ---------------------------------       ------------------------------------
    Yolanda Meza                            Allen R. Broyles
    Vice President                          Director


SOUTH AFRICAN FACILITY AGENT

NEDBANK CAPITAL, a division of NEDBANK LIMITED


By: /s/ Clive Stewart                   By: /s/ M. R. Weston
    ---------------------------------       ------------------------------------
    Clive Stewart                           M. R. Weston